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                          LOAN AND SERVICING AGREEMENT

                           dated as of April 30, 2009

                                      among

                    HARLEY-DAVIDSON WAREHOUSE FUNDING CORP.,
                                   as Borrower

                          HARLEY-DAVIDSON CREDIT CORP.,
                                   as Servicer

                 THE COMMERCIAL PAPER CONDUITS FROM TIME TO TIME
                        PARTY HERETO AS CONDUIT LENDERS,

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                       PARTY HERETO AS COMMITTED LENDERS,

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                     PARTY HERETO AS ADMINISTRATIVE AGENTS,

                            JPMORGAN CHASE BANK, N.A.

                                       and

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agents

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                                as Program Agent

    ------------------------------------------------------------------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                          CITICORP NORTH AMERICA, INC.,
                              as Co-Lead Arrangers

    ------------------------------------------------------------------------

                                TABLE OF CONTENTS













ARTICLE I DEFINITIONS..........................................................1

         SECTION 1.01.  Certain Defined Terms..................................1
         SECTION 1.02.  Other Terms and Constructions.........................31
         SECTION 1.03.  Computation of Time Periods...........................31

ARTICLE II AMOUNTS AND TERMS OF THE LOANS.....................................31

         SECTION 2.01.  The Loan Facility.....................................31
         SECTION 2.02.  Making the Advance....................................32
         SECTION 2.03.  Reduction in the Aggregate Commitment.................35
         SECTION 2.04.  Tranches..............................................35
         SECTION 2.05.  Interest and Fees; Hedging............................36
         SECTION 2.06.  Maturity Date.........................................37
         SECTION 2.07.  Evidence of Debt......................................37
         SECTION 2.08.  Settlement Procedures.................................38
         SECTION 2.09.  Removal of Defaulted Contracts........................41
         SECTION 2.10.  Payments and Computations, Etc........................42
         SECTION 2.11.  Interest Protection...................................42
         SECTION 2.12.  Accounting Based Consolidation Event..................43
         SECTION 2.13.  Increased Capital.....................................43
         SECTION 2.14.  Funding Losses........................................44
         SECTION 2.15.  Taxes 44
         SECTION 2.16.  Security Interest.....................................45
         SECTION 2.17.  Take-Out Securitizations..............................48
         SECTION 2.18.  Defaulting Lenders....................................48
         SECTION 2.19.  Mitigation of Obligations; Replacement of
                        Lender Groups.........................................49

ARTICLE III CONDITIONS PRECEDENT..............................................50

         SECTION 3.01.  Conditions Precedent to Effectiveness of the Agreement
                        and the Initial Advance...............................50
         SECTION 3.02.  Conditions Precedent to each Advance Subsequent to the
                        Initial Advance.......................................50
         SECTION 3.03.  Conditions Precedent to Each Advance..................51

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................52

         SECTION 4.01.  Representations and Warranties of the Borrower........52
         SECTION 4.02.  Representations and Warranties of the Servicer........57
         SECTION 4.03.  Financial Institution Representations and Warranties..61

ARTICLE V GENERAL COVENANTS...................................................61

         SECTION 5.01.  Affirmative Covenants of the Borrower.................61

         SECTION 5.02.  Negative Covenants of the Borrower....................67
         SECTION 5.03.  Affirmative Covenants of the Servicer.................69
         SECTION 5.04.  Negative Covenants of the Servicer....................73

ARTICLE VI ADMINISTRATION OF CONTRACTS........................................74

         SECTION 6.01.  Designation of the Servicer...........................74
         SECTION 6.02.  Duties of the Servicer................................75
         SECTION 6.03.  Servicer Advances.....................................77
         SECTION 6.04.  Responsibilities of the Borrower......................77
         SECTION 6.05.  Further Action Evidencing Program Agent's Interest....77
         SECTION 6.06.  Collections...........................................78
         SECTION 6.07.  Reports...............................................78
         SECTION 6.08.  Servicer Fees.........................................78

ARTICLE VII EVENTS OF TERMINATION.............................................79

         SECTION 7.01.  Events of Termination.................................79
         SECTION 7.02.  Remedies..............................................80
         SECTION 7.03.  Additional Remedies of the Lenders....................82

ARTICLE VIII INDEMNIFICATION..................................................82

         SECTION 8.01.  Indemnities by the Borrower...........................82
         SECTION 8.02.  Indemnities by the Servicer...........................85
         SECTION 8.03.  Other Costs and Expenses..............................86

ARTICLE IX THE AGENTS.........................................................86

         SECTION 9.01.  Authorization and Action..............................86
         SECTION 9.02.  Agents' Reliance, Etc.................................87
         SECTION 9.03.  Agents and Affiliates.................................87
         SECTION 9.04.  Lender's Loan Decision................................88
         SECTION 9.05.  Delegation of Duties..................................88
         SECTION 9.06.  Indemnification.......................................88
         SECTION 9.07.  Successor Agents......................................88

ARTICLE X MISCELLANEOUS.......................................................89

         SECTION 10.01.  Amendments, Etc......................................89
         SECTION 10.02.  Notices, Etc.........................................91
         SECTION 10.03.  Assignability........................................91
         SECTION 10.04.  Additional Lender Groups.............................93
         SECTION 10.05.  Consent to Jurisdiction..............................93
         SECTION 10.06.  WAIVER OF JURY TRIAL.................................94
         SECTION 10.07.  Right of Setoff......................................94
         SECTION 10.08.  Ratable Payments.....................................94
         SECTION 10.09.  Limitation of Liability..............................94

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

         SECTION 10.10.  Taxes................................................95
         SECTION 10.11.  No Proceedings.......................................96
         SECTION 10.12.  Confidentiality......................................96
         SECTION 10.13.  No Waiver; Remedies..................................97
         SECTION 10.14.  GOVERNING LAW........................................97
         SECTION 10.15.  Execution in Counterparts............................97
         SECTION 10.16.  Integration; Binding Effect; Survival of Termination.97
         SECTION 10.17.  Headings.............................................98
         SECTION 10.18.  Existing Credit Agreement............................98
         SECTION 10.19.  Third Party Beneficiaries............................98


EXHIBITS AND SCHEDULES

[Certain exhibits omitted as not material or separately filed]

EXHIBIT A             Form of Borrowing Notice
EXHIBIT B-1           Form of Rated Note
EXHIBIT B-2           Form of Unrated Note
EXHIBIT C             Form of Monthly Report
EXHIBIT D             List of Offices of Borrower where Records are Kept
EXHIBIT E             List of Closing Documents
EXHIBIT F             Form of Assignment and Acceptance
EXHIBIT G             Form of Joinder Agreement
EXHIBIT H             Form of Custodial Agreement
EXHIBIT I             HDI Credit Agreements


SCHEDULE I            Lender Groups
SCHEDULE II           Notice Addresses

                          LOAN AND SERVICING AGREEMENT

                  This LOAN AND SERVICING AGREEMENT dated as of April 30, 2009 is among HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., a Nevada corporation (the "Borrower"), HARLEY-DAVIDSON CREDIT CORP., a Nevada corporation ("HDCC" and as initial servicer, together with its successors and permitted assigns, the "Servicer"), CERTAIN FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS CONDUIT LENDERS, CERTAIN FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS COMMITTED LENDERS, CERTAIN FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS ADMINISTRATIVE AGENTS, JPMORGAN CHASE BANK, N.A. ("JPMorgan") as the Program Agent and JPMORGAN and CITICORP NORTH AMERICA, INC. ("CNAI") as the Syndication Agents. Capitalized terms used herein shall have the meanings specified in Section 1.01.

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Borrower from time to time shall purchase Contracts from HDCC pursuant to the Receivables Sale Agreement;

                  WHEREAS, to fund its purchases under the Receivables Sale Agreement, the Borrower has requested Loans, on a revolving basis, from the Lenders on the terms and conditions of this Agreement and shall pledge to the Lenders the assets and interests in property acquired by it under the Receivables Sale Agreement as collateral security therefor;

                  WHEREAS, the Conduit Lenders may, in their sole discretion, make the Loans so requested, and if a Conduit Lender in any Lender Group elects not to make any such Loan, the Committed Lenders in such Lender Group have agreed that they shall make such Loan, in each case subject to the terms and conditions of this Agreement;

                  NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Adjusted LIBO Rate" means, for any Tranche Period, an interest rate per annum obtained by dividing (i) the LIBO Rate for such Tranche Period by (ii) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Tranche Period.

                  "Adjusted Pool Balance" means, as of any date, an amount equal to (i) the Outstanding Eligible Balance as of such date minus (ii) the Yield Supplement Overcollateralization Amount.

                  "Administrative Agent" means, as to any Conduit Lender or Committed Lender, the Person listed on Schedule I as the "Administrative Agent" for such Lender, or in any Assignment and Acceptance or Joinder Agreement as an "Administrative Agent", together with its respective successors and permitted assigns.

                  "Advance" means a borrowing made hereunder on any Borrowing Date in accordance with Article II and consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower on such Borrowing Date.

                  "Adverse Claim" means any lien (statutory or other), mortgage, security interest, pledge, hypothecation, assignment for security, encumbrance or other pledge and security agreement of any kind or nature whatsoever, whether then in effect or capable of arising upon the occurrence of any specified events or conditions, and including any UCC financing statement filed or other perfection measure taken in respect of any asset or interest in property.

                  "Affected Party" means any Lender, the Program Agent, any Administrative Agent, any Liquidity Provider, any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit Lender, any agent, administrator or manager of a Conduit Lender, and, with respect to each of the foregoing, the parent company that directly or indirectly controls such Person.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such specified Person. A Person shall be deemed to control another Person if the controlling Person owns, directly or indirectly, 5% or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise. None of the Program Agent, any Administrative Agent or any Lender shall be deemed to be an Affiliate of the Borrower or HDCC.

                  "Aggregate Commitment" means, at any time, the aggregate amount of the Commitments at such time, as adjusted as necessary to give effect to any Joinder Agreement, and as such amount may be reduced pursuant to Section
2.03 hereof; provided, however, that at all times on and after the Termination Date, the Aggregate Commitment shall mean the Aggregate Principal Balance. As of the Effective Date, the Aggregate Commitment is $1,200,000,000.

                   "Aggregate Principal Balance" means, at any time, the aggregate outstanding principal balance of the Loans hereunder at such time.

                  "Agreement" means this Loan and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used by HDI in its preparation of its audited financial statements for the year ended December 31, 2008 (except for changes to such application as are concurred on by HDI's independent public accountants); provided that, if HDI notifies the Global Administrative Agent (under and as defined in the HDI Credit Agreement) that HDI wishes to amend the terms set forth in clauses (h), (i), (j) and (k) of the definition of "Servicer Termination Event" herein (as they are used in the HDI Credit Agreement) to eliminate the effect of any change in Agreement Accounting Principles on the operation of such Servicer Termination Events (or if the Global Administrative Agent notifies HDI that the Required Lenders (under and as defined in the HDI Credit Agreement) wish to amend such clauses for such purpose), then HDI's compliance with such clauses shall be determined on the basis of Agreement Accounting Principles in effect immediately before the relevant change in Agreement Accounting Principles became effective, until either such notice is withdrawn or such clauses are amended in a manner satisfactory to HDI and the Required Lenders (under and as defined in the HDI Credit Agreement).

                  "Alternative Rate" means, for any Tranche during any Tranche Period, an interest rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBO Rate for such Tranche Period; provided, however, that in case of:

                  (a) any Tranche Period with respect to which the Adjusted LIBO Rate is not available pursuant to Section 2.04,

                  (b) any Tranche Period of less than one month in respect of which the Syndication Agents have not agreed to allow Interest to accrue at the Adjusted LIBO Rate,

                  (c) any Tranche Period as to which an Administrative
Agent does not receive a request, by no later than 1:00 P.M. (New York City time) on the second Business Day preceding the first day of such Tranche Period, that the related Tranche be funded at the Adjusted LIBO Rate, or

                  (d) any Tranche Period for a Tranche, the Principal Balance of which is less than $500,000,

the Alternative Rate for such Tranche Period for the affected Lender(s) shall be an interest rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time during such Tranche Period.

                  "Applicable Margin" has the meaning set forth in the Fee
Letter.

                  "Asset Purchase Agreement" means any asset purchase agreement, liquidity loan agreement or other agreement pursuant to which a Conduit Lender may from time to time assign part or all of the Loans made by such Conduit Lender to a Liquidity Provider, or incur indebtedness to a Liquidity Provider and pledge part or all of the Loans made by such Conduit Lender as collateral security to such Liquidity Provider, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Assignment and Acceptance" means an agreement substantially in the form set forth as Exhibit E hereto.

                  "Audit" has the meaning set forth in Section 5.01(d).

                  "Authorized Officer" means, with respect to any Person, its president, vice president, secretary corporate controller, treasurer, assistant treasurer or chief financial officer.

                  "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor thereto.

                  "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at any time, in respect of any Lender Group, be determined by the Administrative Agent of such Lender Group to be equal to the highest of: (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50%, and (iii) the Adjusted LIBO Rate for a Tranche Period of one month plus 1.00%.

                  "Base Rate Tranche" means a Tranche for which Interest is computed by reference to the Base Rate.

                  "Borrower" means Harley-Davidson Warehouse Funding Corp., a Nevada corporation, in its capacity as the borrower hereunder, together with its successors and permitted assigns.

                  "Borrower Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties arising under this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, and shall include, without limitation, the repayment of the Aggregate Principal Balance and the payment of Interest, principal, Fees and all other amounts due or to become due from the Borrower to the Secured Parties under the Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

                  "Borrowing Base" means, as of any Borrowing Date or Take-Out Date, an amount equal to the (i) Adjusted Pool Balance at such time minus (ii) the Required O/C Amount.

                  "Borrowing Date" means any date on or after the Effective Date on which Loans are advanced hereunder.

                  "Borrowing Notice" means a written request for Loans to be made hereunder substantially in the form of Exhibit A hereto and duly executed by the Borrower.

                  "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City, New York and Chicago, Illinois and, if the term "Business Day" is used in connection with the LIBO Rate, any day on which dealings are carried on in the London interbank market.

                  "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934) directly or indirectly of voting stock (or other securities convertible into voting stock) of HDI representing 30% or more (by number of votes) of the outstanding shares of voting stock of HDI, (ii) HDI ceases to own, directly or indirectly, at least 51% (by number of votes) of the outstanding shares of voting stock of HDFS, free and clear of any Adverse Claim (such term to exclude the filing of any non-consensual UCC financing statements), (iii) HDFS ceases to own, directly or indirectly, 100% of the outstanding capital stock of HDCC, free and clear and of any Adverse Claim (such term to exclude the filing of any non-consensual UCC financing statements), or (iv) HDCC ceases to own, directly or indirectly, 100% of the outstanding capital stock of the Borrower, free and clear of any Adverse Claim (such term to exclude the filing of any non-consensual UCC financing statements). Notwithstanding the foregoing, a security interest granted on any of the stock of HDFS or HDCC to secure any of the obligations existing under the HDI Credit Agreement from time to time shall not constitute a Change of Control.

                  "CNAI" has the meaning set forth in the preamble to this Agreement.

                  "Collateral" has the meaning set forth in Section 2.16.

                  "Collection Account" means an account at The Bank of New York Mellon Trust Company, National Association maintained in the name of the Borrower, subject to the security interest of the Program Agent for the benefit of the Secured Parties, for the purpose of receiving Collections, or any other account which may be designated by the Borrower and approved by the Program Agent with respect to which all the actions required under Sections 5.01(j) and 5.03(g) shall have been taken.

                  "Collection Policy" means the billing, collection, enforcement, write-off, modification and servicing policies, procedures and practices of the Servicer for conditional sales contracts and promissory notes and security agreements of the same general type as the Contracts, as set forth in a written summary delivered to each Syndication Agent on or prior to the date hereof, as modified from time to time in accordance with the terms of Sections 5.02(c) and 5.04(b).

                  "Collections" means, with respect to any Contract, any and all cash collections and other cash proceeds of such Contract, including, without limitation, all cash proceeds and insurance proceeds of Related Security with respect to such Contract, and all Recoveries with respect to each charged-off Contract (net of amounts, if any, retained by any third party collection agent or by the Servicer in accordance with Section 6.02(g)). For the avoidance of doubt, so long as HDCC is the Servicer, Collections constituting Late Payment Penalty Fees or extension fees with respect to any Contract may, in accordance with the Servicer's customary business practices, be retained by the Servicer as part of its compensation hereunder.

                  "Commitment" of any Committed Lender means the Dollar amount set forth on Schedule I hereto or, in the case of a Committed Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance or Joinder Agreement, as applicable, the amount set forth therein as such Committed Lender's "Commitment", in each case as such amount may be reduced or increased from time to time in accordance with this Agreement.

                   "Committed Lender" means, as to any Lender Group, each of the financial institutions listed on Schedule I as a "Committed Lender" for such Lender Group, or in any Assignment and Acceptance or Joinder Agreement as a "Committed Lender" for the applicable Lender Group, together with its respective successors and permitted assigns.

                  "Computer File" means the computer files maintained by the Servicer which provide information relating to the Contracts, and includes the master file and the history file as well as servicing information with respect to the Contracts.

                  "Concentration Criterion" has the meaning set forth in the Receivables Sale Agreement.

                  "Concentration Limits" has the meaning set forth in the Receivables Sale Agreement.

                  "Conduit Lenders" means, collectively, the Persons identified as "Conduit Lenders" on Schedule I, or in any Assignment and Acceptance or Joinder Agreement as a "Conduit Lender," and their respective successors and permitted assigns.

                  "Conduit Lending Limit" means, for any Conduit Lender, the maximum principal amount of the Loans which may be advanced by such Conduit Lender as set forth on Schedule I (or on the signature page to the Assignment and Acceptance or Schedule A to the Joinder Agreement, as applicable, pursuant to which such Conduit Lender became a party hereto), subject to an assignment pursuant to Section 10.03, as such amount may be modified from time to time in accordance with this Agreement.

                  "Consolidated" refers to the consolidation of accounts in accordance with Agreement Accounting Principles.

                  "Consolidated EBITDA" means, for any period, net income (or net loss) of HDI and its Consolidated Subsidiaries in accordance with Agreement Accounting Principles plus the sum of (a) Consolidated Interest Expense, (b) taxes on or measured by income (including franchise taxes imposed in lieu of income taxes), (c) depreciation expense, (d) amortization expense, (e) non-recurring cash restructuring expenses not to exceed an aggregate amount of $50,000,000 in any period of four consecutive fiscal quarters and (f) other non-cash or extraordinary charges minus (g) any cash payments made during such period in respect of any non-cash charges previously added back to Consolidated EBITDA in accordance with the foregoing clause (f) and paid subsequent to the fiscal quarter in which such non-cash charge was incurred, in each case determined in accordance with Agreement Accounting Principles for such period. For the purposes of calculating Consolidated EBITDA for any period, if during such period HDI or any Subsidiary shall have made an acquisition or a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.

                  "Consolidated Equity" means and refers to, as of the end of any period of determination, the sum, without duplication, of (i) Consolidated Tangible Net Worth of HDFS, (ii) preferred stock and (iii) Subordinated Indebtedness.

                  "Consolidated Finco Debt" means, at any time, all Indebtedness (as defined in the HDI Credit Agreement) of HDFS and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of HDFS in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts (i) Subordinated Indebtedness and (ii) Subordinated Intercompany Indebtedness.

                  "Consolidated Interest Expense" means, with respect to HDI and its Consolidated Subsidiaries for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with Agreement Accounting Principles for the relevant period ended on such date and including interest expense for the relevant period that has been capitalized on the balance sheet.

                  "Consolidated Opco Debt" means, at any time, all Indebtedness (as defined in the HDI Credit Agreement) of HDI and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of HDI (but excluding HDFS and its Subsidiaries) in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts intercompany Indebtedness (as defined in the HDI Credit Agreement).

                  "Consolidated Tangible Net Worth" of HDFS means its consolidated shareholder's equity net of intangible assets, as shall be determined in accordance with Agreement Accounting Principles.

                  "Contract" has the meaning set forth in the Receivables Sale Agreement.

                  "Contract Assets" has the meaning set forth in the Receivables Sale Agreement.

                  "Contract File" means, as to each Contract, (a) the fully executed original of such Contract with the fully executed original assignment from the related dealer, if any, to the applicable Originator including the executed conditional sales contract or promissory note and security agreement or other evidence of the obligation of the Obligor, (b) the original title certificate to the Motorcycle and, where applicable, the certificate of lien recordation, or if such title certificate has not yet been issued, an application for such title certificate, or other appropriate evidence of a security interest in the covered Motorcycle; (c) the assignments of the Contracts, (d) the original copy of any agreement(s) modifying the Contract, including, without limitation, any extension agreements, (e) a copy of the related Obligor's credit application, and (f) documents evidencing the existence of physical damage insurance covering such Motorcycle.

                  "Contract Rate" has the meaning set forth in the Receivables Sale Agreement.

                  "Contract Schedule" has the meaning set forth in the Receivables Sale Agreement.

                  "Control Agreement" means that certain Account Control Agreement dated as of April 30, 2009 among the Borrower, the Servicer, The Bank of New York Mellon Trust Company, National Association, as securities intermediary, and the Program Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper of any Conduit Lender administered by JPMorgan on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of Pooled Commercial Paper of such Conduit Lender for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper of such Conduit Lender for such day, minus (iv) any accrual of income net of


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

expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper of such Conduit Lender, minus (v) any payment received on such day net of expenses in respect of Liquidation Fees related to the prepayment of any purchaser interest of such Conduit Lender pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper.

                  "CP Rate" means:

                                    (a) with respect to any Conduit Lender for
                  which CNAI is the Administrative Agent, for any Tranche Period for any Tranche, to the extent such Conduit Lender funds such Tranche by issuing Promissory Notes, the per annum rate equal to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those Promissory Notes issued by such Conduit Lender that are allocated, in whole or in part, by CNAI (on behalf of such Conduit Lender) to fund or maintain such Tranche during such Tranche Period, and reported to the Borrower and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by CNAI (on behalf of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, CNAI shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum;

                                    (b) with respect to any Conduit Lender for
                  which JPMorgan is the Administrative Agent, for any Tranche Period for any Tranche, to the extent such Conduit Lender funds such Tranche by issuing Promissory Notes, a per annum rate equal to a fraction, expressed as a percentage, the numerator of which shall be equal to the sum of the CP Costs, determined on a pro rata basis, based upon the percentage share that the dollar amount of such Tranche represents in relation to all assets or investments associated with any assets held by such Conduit Lender and funded substantially with Pooled Commercial Paper, for each day during such Tranche Period (or portion thereof), and the denominator of which is the weighted daily average Principal Balance of such Tranche during such Tranche Period;

                                    (c) with respect to any Conduit Lender for
                  which Deutsche Bank AG, New York Branch is the Administrative Agent, for any Tranche Period for any Tranche, to the extent such Conduit Lender funds such Tranche by issuing Promissory Notes, a per annum rate equal to the weighted average of the rates on all of those Promissory Notes allocated by Deutsche Bank AG, New York Branch (on behalf of such Conduit Lender) to the funding or maintenance of such Tranche during such Tranche Period, and reported to the Borrower and the Servicer, (converted, if any such rates are discount rates, to annual yield-equivalent rates on the basis of a 365-day year (or 360-day year, if such Promissory Notes are denominated in U.S. Dollars)), as weighted by the portion of the Aggregate Principal Balance funded by such Conduit Lender at each such rate; provided that the "CP Rate" calculated with respect to such Conduit Lender will be inclusive of any dealer fees, commissions or similar fees;

                                    (d) with respect to any Conduit Lender for
                  which The Royal Bank of Scotland plc is the Administrative Agent, for any Tranche Period for any Tranche, to the extent such Conduit Lender funds such Tranche by issuing Promissory Notes, a per annum rate (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) equal to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise in respect of those Promissory Notes issued by such Conduit Lender that are allocated, in whole or in part, by The Royal Bank of Scotland plc (on behalf of such Conduit Lender) to fund or maintain such Tranche during such Tranche Period, and reported to the Borrower and the Servicer, which rates shall reflect and give effect to (i) certain documentation and transaction costs associated with the issuance of such Promissory Notes, including dealer and placement agent commissions, and (ii) other borrowings by such Conduit Lender, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by The Royal Bank of Scotland plc to fund the Conduit Lender's purchase or maintenance of such Tranche during such Tranche Period; and

                                    (e) with respect to any other Conduit
                  Lender, the comparable rate identified as being the "CP Rate" in respect of such Lender pursuant to an Assignment and Acceptance or Joinder Agreement, as applicable, by which such Conduit Lender became a party to this Agreement.

                  "Credit Policy" has the meaning set forth in the Receivables Sale Agreement.

                  "Custodial Agreement" means an agreement among the Custodian, the Borrower, the Servicer and the Program Agent substantially in the form of Exhibit H attached hereto, with such modifications as may be acceptable to the Syndication Agents from time to time.

                  "Custodian" means Iron Mountain Information Management, Inc. and any other Person from time to time designated by the Servicer and the Borrower with the consent of the Syndication Agents to maintain custody of the original Records.

                  "Cutoff Date" has the meaning set forth in the Receivables Sale Agreement.

                  "Deal Rating Agency" means Moody's.

                  "Debt Rating" means, with respect to any Person at any time the issuer rating assigned by S&P for such Person or the corporate credit rating assigned by Moody's to such Person, in each case without giving effect to any third party credit enhancement.

                  "Default Applicable Margin" has the meaning set forth in the Fee Letter.

                  "Default Rate" means (i) in the case of any Tranche in respect of which Interest is computed by reference to the CP Rate, a fluctuating interest rate per annum equal to the higher of (a) the CP Rate plus the Default Applicable Margin and (b) the Base Rate plus the Default Applicable Margin, (ii) in the case of any Tranche in respect of which Interest is computed by reference to the Alternative Rate, a fluctuating interest rate per annum equal to the Base Rate plus the Default Applicable Margin, and (iii) in the case of any other amount due hereunder, a fluctuating interest rate per annum equal to the Base Rate plus the Default Applicable Margin.

                  "Defaulted Contract" has the meaning set forth in the Receivables Sale Agreement.

                  "Defaulting Lender" means any Committed Lender that, as determined by the Program Agent, has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower or the Program Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three (3) Business Days after request by the Program Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Program Agent, the Administrative Agent in its Lender Group or any other Lender in its Lender Group any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e)
(i) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (ii) has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or a receiver, conservator, trustee or custodian has been appointed for such parent company.

                  "Delinquent Contract" means, at any time, a Contract (i) as to which any portion of the payments on the Outstanding Balance remain unpaid for thirty (30) or more days after the date the same shall have been due and (ii) that is not a Defaulted Contract.

                  "Delinquency Ratio" means, for any month, the ratio of (i) the Outstanding Eligible Balance of Contracts that are Delinquent Contracts as of the last day of such month, to (ii) the Outstanding Eligible Balance as of the beginning of such month.

                  "Dollars" and "$" each mean the lawful currency of the United States of America.

                  "During the continuance" and words of similar import mean, when used in connection with an Event of Termination or Servicer Termination Event, the period commencing with the occurrence of such Event of Termination or Servicer Termination Event, after giving effect to any applicable grace period, and ending (if at all) on the effective date of a waiver in respect of such Event of Termination or Servicer Termination Event issued in accordance with the terms of Section 10.01, it being understood that an Event of Termination or Servicer Termination Event shall continue to exist unless and until waived in accordance with the terms of Section 10.01, notwithstanding the cure of the underlying event or condition that shall have given rise to such Event of Termination or Servicer Termination Event at any time after the lapse of the applicable grace period.

                  "Dynamic Enhancement Percentage" has the meaning set forth in the Fee Letter.

                  "Early Amortization Event" means the occurrence and continuation of any one of the following events:

                  (i) For any month, the average of the Managed Pool Loss-to-Liquidation Ratio at the end of such month and the two preceding months exceeds (a) 11.00% (in the case of any such three-month period, the last month of which is any month from April through September) and (b) 13.00% (in the case of any such three-month period, the last month of which is any month from October through March); or

                  (ii) The Rated Notes (if any) shall at any time fail to be rated "AAA/Aaa" (or its equivalent) by any Rating Agency then providing ratings in respect of the Rated Notes; or

                  (iii) As at the end of any calendar month:

                  (a) the average of the Delinquency Ratios for the three months then most recently ended in respect of which the Delinquency Ratio shall have been greater than zero shall exceed 6.00%; or

                  (b) the average of the Loss-to-Liquidation Ratios as at the end of such month and the two preceding months shall exceed the applicable percentage set forth in the Fee Letter.

                  The calculation of the Delinquency Ratio and the Loss-to-Liquidation Ratio shall commence on July 31, 2009.

                  "Early Amortization Period" means a period commencing on the occurrence of an Early Amortization Event and ending on the earliest to occur of
(i) the cure of such Early Amortization Event (whether by additions to the Collateral or following a period of amortization), (ii) the reduction to zero of the Aggregate Principal Balance of the Loans or (iii) such Early Amortization Event being waived.

                  "Effective Date" means the later of (i) April 30, 2009 and
(ii) the date the conditions precedent set forth in Section 3.01 shall have been satisfied or waived by the Syndication Agents.

                  "Eligible Contract" has the meaning set forth in the Receivables Sale Agreement.

                  "Eligible Hedge Agreement" means a Hedge Agreement in the form of an interest rate cap agreement that complies with the requirements set forth in Section 2.05(e).

                  "Eligible Hedge Counterparty" means a Hedge Counterparty that satisfies, as applicable, (i) the Moody's Second Trigger Ratings Threshold, or
(ii) a rating equivalent to the foregoing of the rating agency that is then providing a publicly announced credit rating of such Hedge Counterparty, if Moody's is not then rating such Hedge Counterparty.

                  "Eligible Post-Sale Contract" has the meaning set forth in the Receivables Sale Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or any successor statute.

                  "ERISA Affiliate" means (a) a corporation which is a member of a controlled group of corporations with HDCC within the meaning of Section 414(b) of the IRC, (b) a trade or business (whether or not incorporated) which is under common control with HDCC within the meaning of Section 414(c) of the IRC or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with HDCC within the meaning of Section 414(m) of the IRC, or (d) an entity treated as under common control with HDCC by reason of Section 414(o) of the IRC.

                  "ERISA Plan" means any employee benefit plan (a) maintained by HDCC or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the IRC applies.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Event of Termination" has the meaning set forth in Section 7.01.

                  "Excluded Taxes" has the meaning set forth in Section 2.15.

                  "Existing Credit Agreement" means that certain Loan and Security Agreement, dated as of December 12, 2008, among the Borrower, the Servicer, the lenders and administrative agents party thereto and the program agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

                  "Facility Documents" means, collectively, this Agreement, the Receivables Sale Agreement, the Control Agreement, the Custodial Agreement, each Hedge Agreement, the Lockbox Agreement, the Reserve Account Agreement, the Fee Letter and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Program Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the Fee Letter dated as of the date hereof among the Administrative Agents and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Fees" means, collectively, all Usage Fees, Unused Fees, Make-Whole Fees and Other Fees.

                  "Final Collection Date" means the date on or following the Termination Date on which the Aggregate Principal Balance has been reduced to zero and all other Borrower Obligations (other than contingent obligations that are not then manifest) have been paid in full.

                  "Finance Receivables" means dealer wholesale receivables, retail installment contracts, promissory notes, retail leases, charge accounts or other receivables, chattel paper or other similar financial assets originated, acquired or serviced in the ordinary course of business of HDI or any of its Subsidiaries and shall include all related collateral and assets and any retained assets in respect of any of the foregoing.

                  "Finco Leverage Ratio" means the ratio of (a) Consolidated Finco Debt to (b) Consolidated Equity.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, regulatory, public or statutory instrumentality, authority, body, agency, bureau or entity (including, the Comptroller of the Currency, the Federal Reserve Board, any central bank or any comparable authority), or any arbitrator with authority to bind a party to this Agreement at law.

                  "HDCC" has the meaning set forth in the preamble to this Agreement.

                  "HDFS" means Harley-Davidson Financial Services, Inc., a Delaware corporation.

                  "HDI" means Harley-Davidson, Inc., a Wisconsin corporation.

                  "HDI Credit Agreement" means, collectively, the 3-Year Credit Agreement dated as of July 16, 2008 and the 364-Day Credit Agreement dated as of April 30, 2009, each by, among others, HDI, Harley-Davidson Funding Corp., HDFS, Harley-Davidson Financial Services International, Inc., HDCC, the institutions from time to time party thereto as lenders, JPMorgan, as the global administrative agent, and various other agents from time to time party thereto, attached hereto as Exhibit I, as the same may from time to time be amended, restated, supplemented or otherwise modified, and any other credit facility that shall refinance or otherwise be established in substitution for all or any part of either of the foregoing; provided that, with respect to any reference made herein to the HDI Credit Agreement for purposes of incorporation by reference herein of any term defined therein or any other provision, (i) such incorporated definition or other provision shall be in the form set forth on Exhibit I hereto, without giving effect to any amendment, restatement, supplement or other modification of the HDI Credit Agreement that may occur after the date hereof, and (ii) if there shall be any inconsistency between the terms and provisions of the 3-Year Credit Agreement and the 364-Day Credit Agreement, the terms and provisions of the 364-Day Credit Agreement shall prevail for purposes of this Agreement.

                  "Hedge Agreement" means documentation to which the Borrower is party relating to a hedge transaction that provides protection to the Borrower against fluctuations in interest rates, whether such protection is in the form of an interest rate swap, interest rate cap or similar derivative transaction.

                  "Hedge Counterparty" means the counterparty to the Borrower under the applicable Hedge Agreement, together with its successors and permitted assigns.

                  "Hedging Rate" means, in the case of any Hedge Agreement at any time, the greater at such time of the cap rate and the swap fixed rate, if any, set forth in such Hedge Agreement.

                  "Incipient Event of Termination" means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination.

                  "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Adverse Claims or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bankers' acceptances, or other instruments, (v) obligations to purchase accounts, securities or other property arising out of or in connection with the sale of the same or substantially similar accounts, securities or property, (vi) capitalized lease obligations, (vii) other obligations for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the consolidated balance sheet of such Person, (viii) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (ix) sale and leaseback transactions which create a liability on the consolidated balance sheet of such Person, (x) obligations in connection with other transactions (excluding operating leases under GAAP) which are the functional equivalent, or take the place, of borrowing but which do not constitute a liability on the consolidated balance sheet of such Person, (xi) obligations in respect of Permitted Finance Receivables Securitizations, and (xii) any guaranty or any other agreement providing support for any of the foregoing.

                  "Indemnified Party" has the meaning set forth in Section 8.01.

                  "Independent Director" has the meaning set forth in the Borrower's Articles of Incorporation as in effect on the date hereof.

                  "Insolvency Event" means for any Person (i) such Person or any of its material Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by such Person or any of its material Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) any proceeding shall be instituted against such Person or any of its material Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, which proceeding continues undismissed or unstayed for a period of 60 consecutive days or (iv) such Person or any of its material Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i), (ii) or (iii) above.

                  "Interest" means, for any Tranche and any Tranche Period, the sum for each day during such Tranche Period of the following:

                                IR x PB/CB where:

       where:

       IR    =    the Interest Rate for such Tranche for such day.
       PB    =    the Principal Balance of such Tranche on such day.
       CB    =    (i) in the case of a Base Rate Tranche, 365 or 366 and (ii)
                  in the case of any other Tranche, 360.


                  "Interest Coverage Ratio" means the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

                  "Interest Rate" means, with respect to any Tranche for any day
(a) to the extent such Tranche is funded on such day by a Conduit Lender through the issuance of Promissory Notes, the CP Rate and (ii) otherwise, the Alternative Rate; provided, that at all times following the Termination Date and/or the occurrence and during the continuation of an Event of Termination, the Interest Rate for each Tranche on each day shall be an interest rate per annum equal to the Default Rate.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "IRS" means the Internal Revenue Service of the United States of America.

                  "Joinder Agreement" means a joinder agreement substantially similar to Exhibit G attached hereto.

                  "JPMorgan" has the meaning set forth in the preamble to this Agreement.

                  "Late Payment Penalty Fees" means any late payment fees paid by Obligors on Contracts and retained by the Servicer in accordance with its customary business practices as part of its compensation hereunder after all sums received from or on behalf of such Obligors have been allocated first to regularly scheduled payments of interest and past due interest on the related Contracts.

                  "Lender" means any Conduit Lender or Committed Lender, as applicable, and "Lenders" means, collectively, the Conduit Lenders and the Committed Lenders.

                  "Lender Group" means any Administrative Agent and its related Conduit Lenders and Committed Lenders.

                  "Lender Group Limit" means, for any Lender Group, the amount set forth on Schedule I (or in an Assignment and Assumption or a Joinder Agreement pursuant to which such Lender Group became party hereto), as such amount may be modified in accordance with Section 2.03, subject to an assignment pursuant to Section 10.03.

                  "LIBO Rate" means, for any LIBOR Tranche and the related Tranche Period, the rate determined by the related Administrative Agent by reference to the British Bankers' Association Interest Settlement Rate for deposits in Dollars, with a maturity comparable to such Tranche Period, appearing on Reuters Screen LIBOR01 (or any such screen as may replace such screen on such service or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the related Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, on the second Business Day before the first day of such Tranche Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" for the applicable LIBOR Tranche and related Tranche Period shall be the rate at which deposits in Dollars in a principal amount which approximates the portion of the Loan allocated to such Tranche (but not less than $1,000,000) and for a maturity comparable to such Tranche Period are offered by the related Reference Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the second Business Day before (and for value on) the first day of such Tranche Period.

                  "LIBO Rate Reserve Percentage" means, for any LIBOR Tranche and the related Tranche Period, the reserve percentage applicable two Business Days before the first day of such Tranche Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or, if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Tranche Period.

                  "LIBOR Tranche" means a Tranche for which Interest is computed by reference to the Adjusted LIBO Rate.

                  "Liquidation Fee" means for any Tranche held by a Lender the Principal Balance of which is reduced on any date other than the last day of the related Tranche Period, (i) the amount, if any, by which the additional Interest which would have accrued during such Tranche Period on the reductions of the Principal Balance of such Tranche had a reduction of the Principal Balance not occurred, exceeds (ii) the income, if any, received by such Lender from the investment of the proceeds of such reductions of Principal Balance during such Tranche Period. A certificate as to the amount of any Liquidation Fee (including the computation of such amount in reasonable detail) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

                  "Liquidity Provider" means any of the financial institutions from time to time party to any Asset Purchase Agreement or any liquidity loan agreement or similar arrangement with a Conduit Lender.

                  "Loan" means, in respect of any Lender Group and any Advance, the portion of such Advance funded by such Lender Group and advanced to the Borrower from time to time pursuant to Article II.

                  "Lock-Box" means the post office box maintained pursuant to the Lockbox Agreement for the purpose of receiving payments on Contracts or other Collections.

                  "Lockbox Account" means the lockbox account maintained by the Lockbox Bank and subject to the Lockbox Agreement.

                  "Lockbox Agreement" means that certain Fifth Amended and Restated Agreement Regarding Lockbox Administration, dated as of November 1, 2000, among HDCC, the trust depositors party thereto and the Lockbox Bank and acknowledged by the trustees thereunder, as the same may be from time to time amended or supplemented with the consent of the Syndication Agents.

                  "Lockbox Bank" means Bank of America, N.A. and its successors and assigns.

                  "Loss-to-Liquidation Ratio" means, for any Monthly Period, an amount equal to (i) the Outstanding Balance of the Contracts that became Defaulted Contracts during such Monthly Period minus the amount of Recoveries received by the Servicer during such Monthly Period, divided by (ii) the sum of
(a) the Outstanding Balance of the Contracts that became Defaulted Contracts during such Monthly Period and (ii) the aggregate amount of principal Collections (excluding any Recoveries) received by the Servicer during such Monthly Period; provided that for any Monthly Period for which the foregoing calculation would result in a percentage less than 1.50%, the Loss-to-Liquidation Ratio for such Monthly Period shall be deemed to be 1.50%.

                  "Make-Whole Fee" means a fee in respect of any reduction in the Aggregate Commitment equal to the Unused Fee that would have accrued at 2.00% per annum on the Unused Commitment if such portion of the Aggregate Commitment had remained in effect and unused during the period beginning on the applicable Reduction Date and ending on the Maturity Date then in effect.

                  "Managed Pool Loss-to-Liquidation Ratio" means, for any month with respect to HDFS's U.S. retail Motorcycle managed portfolio, a ratio equal to (a) the sum of (i) the aggregate principal balance of such finance receivables that were charged-off during such month in accordance with HDFS's internal accounting procedures minus (ii) any post-charge-off recoveries made on such charged-off finance receivables, divided by (b) the sum of (i) the aggregate principal balance of such finance receivables that were charged-off during such month in accordance with HDFS's internal accounting procedures minus
(ii) any post-charge-off recoveries made on such charged-off finance receivables plus (iii) the aggregate amount of principal collections, fees and expenses received on all such finance receivables during such month.

                  "Material Adverse Effect" means a material adverse effect on
(i) a significant portion (as determined by any Syndication Agent in its reasonable discretion) of either the Contracts or any of the other Collateral (including, without limitation, the enforceability or collectibility of the Contracts), (ii) the financial condition or operations of the Borrower, the Servicer or HDCC, in each case, individually, or with its respective Affiliates, taken as a whole, (iii) the ability of the Borrower, the Servicer or HDCC to perform its obligations under this Agreement or any other Facility Document,
(iv) the legality, validity or enforceability of this Agreement or any other Facility Document, (v) any Secured Party's interest in the Contracts generally or in any significant portion of the Contracts, the Related Security or the Collections with respect thereto, or (vi) the timely payment of the principal and interest on the Loans or other amounts payable in connection therewith.

                  "Maturity Date" means April 29, 2010, as such date may be extended from time to time pursuant to Section 2.02(c).

                  "Minimum Excess Spread Percentage" means 4.00% per annum.

                  "Minimum Reserve Amount" means, as of any date of determination, an amount equal to the product of (a) 1.00% times (b) the Adjusted Pool Balance.

                  "Monthly Period" means a calendar month and, with respect to any Settlement Date or Monthly Reporting Date, the immediately preceding calendar month, except that the final Monthly Period shall end on the Final Collection Date.

                  "Monthly Report" means a report, in substantially the form of Exhibit C (with such changes as the Borrower and the Syndication Agents may agree to from time to time), furnished by the Servicer to the Administrative Agents for the Lenders pursuant to Section 6.07.

                  "Monthly Reporting Date" means the third Business Day preceding each Settlement Date, other than a Provisional Settlement Date (or, if such day is not a Business Day, the immediately preceding Business Day).

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Moody's Second Trigger Ratings Threshold" means, with respect to a Hedge Counterparty, (i) if such entity has both a long-term unsecured and unsubordinated Debt Rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated Debt Rating from Moody's, a long-term unsecured and unsubordinated Debt Rating or counterparty rating from Moody's of "A3" or above and a short-term unsecured and unsubordinated Debt Rating from Moody's of "Prime-2" or above, or (ii) if such entity has only a long-term unsecured and unsubordinated Debt Rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated Debt Rating or counterparty rating from Moody's of "A3" or above.

                  "Motorcycle" means a new or used motorcycle manufactured by Harley-Davidson Motor Company, a wholly-owned subsidiary of HDI, the sale and financing of which shall have given rise to a Contract.

                  "New Contracts" has the meaning set forth in Section 2.02(a).

                  "Note" has the meaning set forth in Section 2.07.

                  "Notice of Sale" has the meaning set forth in the Receivables Sale Agreement.

                  "Obligor" means any Person obligated to make payments pursuant to a Contract.

                  "O/C Floor Amount" means, the greater of (i) $50,000,000 and
(ii) an amount equal to 5.00% of the Aggregate Commitment as of the Effective Date, as such amount may be increased upon any subsequent increase in the Aggregate Commitment.

                  "Official Body" means any Governmental Authority or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

                  "Opco Leverage Ratio" means the ratio of (a) Consolidated Opco Debt to (b) Consolidated EBITDA.

                  "Originator" means, in the case of any Contract, Eaglemark Savings Bank or HDCC as the Person that shall have originated such Contract.

                  "Other Fees" means amounts owed by the Borrower hereunder pursuant to Sections 2.11, 2.12, 2.13, 2.14, 2.15, 8.01, 8.03 and 10.10.

                  "Outstanding Balance" means, with respect to a Contract at any time, the then outstanding principal balance thereof.

                  "Outstanding Eligible Balance" means, at any time, the sum at such time of (i) in the case of any Contracts then being included for the first time (which, in the case of the initial Advance hereunder, shall mean all Contracts then constituting Collateral), the Outstanding Balance of all such Contracts that are Eligible Contracts as of their respective Cutoff Dates, and
(ii) in the case of any other Contracts, the Outstanding Balance of all such Contracts that are Eligible Post-Sale Contracts; provided that with respect to
(i) any Contract identified in the initial Contract Schedule delivered under the original Receivables Sale Agreement that is not an Eligible Contract as of the date of the initial Advance hereunder, or (ii) any Contract that, on or after the date hereof, becomes part of the Collateral as an Eligible Contract but subsequently ceases to be an Eligible Post-Sale Contract, and as a result in either such case such Contract is not or ceases to be included in the Outstanding Eligible Balance, such Contract may be included in the Outstanding Eligible Balance on any later date only if such Contract constitutes an Eligible Contract as of such later date (and thereafter may be included in the Outstanding Eligible Balance so long as it remains an Eligible Post-Sale Contract). In the case of Contracts the Obligor of which resides in Texas, in the event the Concentration Limit for such Contracts exceeds zero, it shall be a further condition to the initial inclusion of any such Contracts in the Outstanding Eligible Balance that the inclusion of all such Contracts in the Outstanding Eligible Balance would not cause the Overconcentration Amount in respect of such Concentration Limit to exceed zero.

                  "Overconcentration Amount" means, as of any Borrowing Date or Take-Out Date, the aggregate amount for all Concentration Criteria, calculated as of such date for each Concentration Criterion as being the sum of (i) the amount, if positive, equal to (A) the Outstanding Eligible Balance in respect of all Contracts having such Concentration Criterion minus (B) an amount equal to
(1) the Outstanding Eligible Balance in respect of all Contracts multiplied by
(2) the Concentration Limit associated with such Concentration Criterion and
(ii) the aggregate Outstanding Balance in respect of all Contracts then included in the Outstanding Eligible Balance that would need to be removed from the Borrowing Base to cause the Concentration Limits set forth in Sections 4.01(o)(ii) and (iii) of the Receivables Sale Agreement to be observed; provided that in calculating the Overconcentration Amount at any time, the Outstanding Balance of a Contract shall not be counted more than once.

                   "Participant" has the meaning set forth in Section 10.03(g).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Finance Receivables Securitization" means any financial asset financing (whether a program or otherwise) providing for the sale, conveyance, pledge or other transfer of Finance Receivables by HDI or any of its Subsidiaries to a trust or to one or more limited purpose finance companies, special purpose entities or financial institutions or other third party investors or financiers, either directly or through one or more Subsidiaries.

                  "Permitted Liens" means any liens (a) for taxes, assessments and governmental charges or levies that in each case are either (i) not overdue or (ii) being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained and (b) of a collecting bank in the ordinary course of processing items for collection.

                  "Permitted Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper, master notes, promissory notes, demand notes or other short-term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from the Rating Agencies in the highest investment category granted thereby (including funds for which the Program Agent or any Administrative Agent or any of their respective Affiliates is investment manager or advisor);

                  (e) notes or bankers' acceptances issued by any depository institution or trust company referred to in clause (b);

                  (f) repurchase and reverse repurchase agreements collateralized by securities issued or guaranteed by the United States government or any agency, instrumentality or establishment of the United States government, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b), or entered into with an entity (acting as principal) which has, or whose parent has, a credit rating from the Rating Agencies in the highest credit category granted thereby; and

                  (g) any other investment approved by the Syndication Agents.

Solely for purposes of amounts from time to time held in the Reserve Account, "Permitted Investments" shall include, in addition to the foregoing, any investments permitted under the Reserve Account Agreement.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

                  "Pooled Commercial Paper" means Promissory Notes of a Conduit Lender subject to any particular pooling arrangement by such Conduit Lender, but excluding Promissory Notes issued by such Conduit Lender for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Lender.

                  "Prime Rate" means, with respect to any Lender Group, the rate of interest announced publicly by the related Reference Bank from time to time as its prime or base rate (such rate not necessarily being the lowest or best rate charged by such Reference Bank).

                  "Principal Balance" means with respect to any Tranche, the original principal amount of a Loan made hereunder that has been allocated to such Tranche pursuant to Section 2.04, as such amount may be divided or combined in accordance therewith, in each case as reduced from time to time by Collections and other amounts received by the applicable Lender holding such Tranche from distributions made pursuant to Sections 2.08(b) and 2.08(c), as applicable, or otherwise that have been applied to reduce the Principal Balance of such Tranche; provided, that if such Principal Balance shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal Balance shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by such Lender.

                  "Priority Finance Charges" means, in respect of any period, the sum of (i) all accrued at any time and remaining unpaid Interest, Usage Fees, Unused Fees and Make-Whole Fees, and (ii) all unreimbursed costs and expenses of the type described in Section 8.03 incurred by the Program Agent at any time in connection with the enforcement of any Facility Document or the collection of any amounts due thereunder, to the extent such sum does not exceed an amount equal to the amount of Interest that would have accrued on the Aggregate Principal Balance of the Loans during such period at a rate equal to the Adjusted LIBO Rate plus the Applicable Margin.

                  "Program Agent" means JPMorgan, in its capacity as agent for the Lenders, together with its successors and permitted assigns.

                  "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the IRC which is not exempt under
Section 408 of ERISA or Section 4975(d) of the IRC (or any exemption issued thereunder).

                  "Promissory Notes" means with respect to a Conduit Lender, (i) the short-term promissory notes or extendable money market notes issued by such Conduit Lender which are allocated by such Conduit Lender directly or indirectly as its funding for its purchasing or maintaining its portion of the Advances hereunder and (ii) participations sold by a Conduit Lender pursuant to Section 10.03(g); provided, that the term "Promissory Notes" shall not include the interests sold or indebtedness incurred by a Conduit Lender pursuant to the provisions of any of its program-level liquidity facilities or Asset Purchase Agreements.

                  "Pro Rata Share" means, at any time, as the context may require:

                  (i) for any Committed Lender, (a) the ratio (expressed as a percentage) of the Commitment of such Committed Lender at such time divided by the sum of the Commitments of all Committed Lenders at such time and (b) after the Commitments of all of the Committed Lenders have been terminated, the ratio (expressed as a percentage) of the outstanding principal amount of the Loans funded by such Committed Lender at such time divided by the outstanding principal amount of the Loans funded by all of the Committed Lenders at such time; and


                  (ii) for any Lender Group, (a) the ratio (expressed as a percentage) of the aggregate of the Commitments of the Committed Lenders in such Lender Group at such time divided by the Aggregate Commitment at such time and
(b) after the Commitments of all of the Committed Lenders in such Lender Group have been terminated, the ratio (expressed as a percentage) of the outstanding principal amount of the Loans funded by the Committed Lenders in such Lender Group at such time divided by the outstanding principal amount of the Loans funded by all of the Committed Lenders in all of the Lender Groups at such time.

                  "Provisional Settlement Date" means any Business Day declared by the Program Agent (at the direction of any Administrative Agent, which, in the discretion of any Administrative Agent, may be as frequently as each Business Day) to be a Settlement Date on one (1) Business Day's written notice (which may specify an ongoing Provisional Settlement Date arrangement) to the Borrower and the Servicer at any time on or after the Termination Date, or at any time during the continuance of an Event of Termination.

                  "Rated Note" has the meaning set forth in Section 2.07.

                  "Rate Type" means the Adjusted LIBO Rate, the Base Rate or the CP Rate.

                  "Rating Agencies" means each of S&P and Moody's or their respective successors.

                  "Receivables Sale Agreement" means that certain Amended and Restated Receivables Sale Agreement dated as of the date hereof between HDCC and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

                  "Records" means all Contracts and related Contract Files, and all other agreements, documents, instruments, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) with respect to the Contracts, the related Obligors and the Related Security.

                  "Recoveries" means any payments that the Servicer receives from or on behalf of the related Obligor in respect of a Contract that has become a Defaulted Contract, including any net proceeds from the liquidation of the related Motorcycle.

                  "Reduction Date" means any Business Day on which the Borrower reduces the Aggregate Commitment pursuant to Section 2.03.

                  "Reference Bank" means, with respect to any Lender Group at any time, the Committed Lender in such Lender Group designated by the applicable Administrative Agent to be the "Reference Bank" for such Lender Group.

                  "Related Entity" means HDI, any Originator and each of their respective Affiliates and successors.

                  "Related Security" means, with respect to any Contract:

                  (a) all of the Borrower's interest in the Motorcycle and related goods (including returned or repossessed goods), if any, the sale or financing of which gave rise to such Contract, and all insurance contracts with respect thereto,

                  (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Contract, whether pursuant to such Contract or otherwise, together with all financing statements and security agreements describing any collateral securing such Contract,

                  (c) all guaranties, insurance, "supporting obligations" (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract,

                  (d) all service contracts and other contracts and agreements associated with such Contract,

                  (e) all Records related to such Contract,

                  (f) all of the Borrower's right, title and interest in, to and under the Receivables Sale Agreement with respect to such Contract,

                  (g) all of the Borrower's right, title and interest in and to the Collection Account and the contractual arrangements existing from time to time between the Custodian and the Borrower (or any person on behalf of the Borrower), and any and all agreements related thereto, and

                  (h) all proceeds of any of the foregoing.

                  "Repurchase Price" has the meaning set forth in the Receivables Sale Agreement.

                  "Required Lenders" means, at any time, Committed Lenders holding, in the aggregate, sixty-six and two-thirds percent (66-2/3%) or more of the Aggregate Commitment in effect at such time; provided, however, that, in the event that the Commitments have been terminated pursuant to the terms hereof, "Required Lenders" means the Lenders whose Pro Rata Shares of the Aggregate Principal Balance are equal to or greater than sixty-six and two-thirds percent (66-2/3%). On each date of determination, the Commitment and the Aggregate Principal Balance in respect of any Defaulting Lender shall be excluded.

                  "Required O/C Amount" means, as of any date, an amount equal to the greater of (i) the product of (a) the Required O/C Percentage times (b) the Adjusted Pool Balance, and (ii) the O/C Floor Amount.

                  "Required O/C Percentage" means, as of any date, a percentage equal to the greater of (i) the Dynamic Enhancement Percentage as of such date and (ii) the percentage, if any, specified by any Rating Agency as being the minimum overcollateralization percentage necessary to maintain the rating of "AAA/Aaa" (or its equivalent) on the Rated Notes, if any.

                  "Required Rate" means, at any time, a rate equal to the sum at such time of (i) the Hedging Rate, (ii) the Applicable Margin, (iii) the Servicer Fee and (iv) the Minimum Excess Spread Percentage.

                  "Reserve Account" means an account at the Program Agent maintained in the name of the Borrower, subject to the security interest of the Program Agent for the benefit of the Secured Parties, with respect to which the action required under Sections 5.01(m) and 5.03(j) shall have been taken.

                  "Reserve Account Agreement" means that certain Securities Account, Depositary Account and Account Control Agreement dated as of April 30, 2009 among the Borrower, the Servicer, JPMorgan, as securities intermediary, and the Program Agent, as amended, restated, supplemented or otherwise modified from time to time.

                  "Reserve Account Shortfall" means the circumstance where the Minimum Reserve Amount in effect at any time exceeds the amount then on deposit in the Reserve Account.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of the Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower (except for Servicer Fees, the allocable share of overhead expenses, and reasonable management fees to HDCC or its Affiliates in reimbursement of actual management services performed).

                  "Revolving Period" means the period commencing on the Effective Date and ending on the Termination Date.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Secured Parties" means, collectively, each Hedge Counterparty, the Lenders, each Administrative Agent, the Program Agent, the Liquidity Providers and each other Indemnified Party.

                  "Servicer" means HDCC, solely in its capacity as Servicer hereunder, or such other Person(s) then authorized pursuant to Section 6.01 to service, administer, bill and collect payments under the Contracts and enforce the Contracts.

                  "Servicer Advance" has the meaning set forth in Section 6.03.

                  "Servicer Fee" has the meaning set forth in Section 6.08; provided, that if the Servicer is not HDCC or an Affiliate of HDCC, the Servicer Fee shall be an amount equal to the then-prevailing market rate for servicing similar Contracts.

                  "Servicer Termination Event" means the occurrence and continuation of any one of the following events:

                  (a) the Servicer shall fail to remit Collections to the Collection Account in accordance with Section 2.08(a) or shall fail to remit Collections that are then available to the Servicer in the amount and order provided in Section 2.08(b), and such failure shall continue for three (3) consecutive Business Days; or

                  (b) the Servicer shall fail to deliver the Monthly Report when due and such failure continues unremedied by the applicable Settlement Date; or

                  (c) the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document, and any such failure shall remain unremedied for thirty (30) consecutive days; or

                  (d) an Insolvency Event has occurred with respect to the Servicer, HDI or HDFS; or

                  (e) any representation, warranty, certification or statement made by the Servicer under or in connection with this Agreement, any other Facility Document or in any other document delivered pursuant hereto or thereto shall be determined to have been false in any material respect on the date as of which made or deemed made; or

                  (f) (i) the Servicer, HDI or HDFS or any of their material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or net amount of at least $60,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) any event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness or any Permitted Finance Receivables Securitization and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to permit an early amortization or early liquidation, in the case of a Permitted Finance Receivables Securitization; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided that in the case of any intercompany indebtedness, the occurrence of a default thereunder shall not constitute a Servicer Termination Event unless either (x) in the case of a payment default, demand shall have been made and the obligor thereon shall have failed to cure the same in a reasonable period of time, or (y) such intercompany indebtedness shall have been accelerated; or

                  (g) one of more final judgments for the payment of money in an amount in excess of $60,000,000 in the aggregate shall be entered against the Servicer, HDI or HDFS or any of their material Subsidiaries with respect to which (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be a Servicer Termination Event or included in the calculation of the aggregate amount of judgments or orders under this clause (g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                  (h) HDFS shall, as of the end of any fiscal month, fail to have a minimum Consolidated Tangible Net Worth of $500,000,000; or

                  (i) The Finco Leverage Ratio, as of the end of any fiscal month, shall exceed 10.00 to 1.00; or

                  (j) The Opco Leverage Ratio, as of the end of any fiscal quarter ending prior to the Guaranty Ratings Threshold Date, shall exceed 2.75 to 1.00; provided that this clause (j) shall cease to be a Servicer Termination Event on and after the Guaranty Ratings Threshold Date, and any Servicer Termination Event existing as of the expiration of the Guaranty Ratings Threshold Date solely by virtue of this clause (j) shall automatically cease to exist (each capitalized term not otherwise defined herein being used in this clause (j) as defined in the HDI Credit Agreement); or

                  (k) The Interest Coverage Ratio of HDI, as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ended, shall be less than 2.50 to 1.00; or

                  (l) any "Default" under and as defined in the HDI Credit Agreement shall occur, without giving effect to any amendment or waiver thereunder.

                  "Settlement Date" means (i) May 12, 2009, in the case of the first Settlement Date and, thereafter, the 12th day of each calendar month, or if such day is not a Business Day, the next following day that is a Business Day, or (ii) any Provisional Settlement Date.

                  "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Subordinated Finance Charges" means, in respect of any period, the sum of (i) all accrued at any time and remaining unpaid Interest, Usage Fees, Unused Fees and Make-Whole Fees, and (ii) all unreimbursed costs and expenses of the type described in Section 8.03 incurred by the Program Agent at any time in connection with the enforcement of any Facility Document or the collection of any amounts due thereunder, to the extent such sum exceeds the Priority Finance Charges in respect of such period.

                  "Subordinated Indebtedness" means Indebtedness of HDI or its Subsidiaries, whether direct or indirect, to non-affiliated Persons which is subordinated to the Obligations on a basis acceptable to the Agent (each capitalized term being used in this definition as defined in the HDI Credit Agreement as in effect on the date hereof).

                   "Subordinated Intercompany Indebtedness" means Indebtedness arising from intercompany loans; provided that if the obligor of such Indebtedness is one of more of the Companies (whether as a primary obligor or a secondary obligor), such Indebtedness shall be subordinated to the Obligations pursuant to the subordination terms set forth in the HDI Credit Agreement (each capitalized term being used in this definition as defined in the HDI Credit Agreement as in effect on the date hereof).

                  "Subordinated Swap Termination Payment" means any termination payment due under any Hedge Agreement resulting from the occurrence of an "Early Termination Date" under and as defined in such Hedge Agreement, where the Hedge Counterparty is the "Defaulting Party" or sole "Affected Party" (each as defined in such Hedge Agreement) other than any termination payment resulting from a "Tax Event" or "Illegality" (each as defined in such Hedge Agreement).

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of HDI.

                  "Syndication Agent" means either JPMorgan or CNAI.

                   "Take-Out Date" means any date on which a Take-Out Securitization occurs.

                  "Take-Out Securitization" means a financing transaction undertaken by the Borrower or an Affiliate of the Borrower involving the direct or indirect sale or other conveyance of Contracts with an aggregate Outstanding Balance of at least $200,000,000 that comprise Collateral hereunder and the Related Security and the Collections related thereto, to a Person that shall privately or publicly issue securities, notes or certificates backed by such Contracts, Related Security and the Collections related thereto.

                  "Target Principal Amount" means:

                  (a) as of any Settlement Date occurring during the Revolving Period, except as provided in clause (b)(i), an amount equal to (i) the Aggregate Principal Balance of the Loans then outstanding minus (ii) the sum of
(A) the Adjusted Pool Balance at such time, minus (B) the Required O/C Amount (as calculated on the basis of the Dynamic Enhancement Percentage as of the last day of the Monthly Period then most recently ended), and

                  (b) as of any Settlement Date (i) during an Early Amortization Period or (ii) following the end of the Revolving Period, an amount equal to the Aggregate Principal Balance of the Loans then outstanding.

                  "Termination Date" means the earlier to occur of (i) the Maturity Date and (ii) the declaration or automatic occurrence of the Termination Date pursuant to Section 7.02.

                  "Total Distribution Amount" means:

                  (a) with respect to any Settlement Date other than a Provisional Settlement Date, the sum of, without duplication, (i) all Collections deposited in the Collection Account or otherwise received by the Servicer or the Borrower during the immediately preceding Monthly Period, (ii) the aggregate of the Repurchase Prices (if any) received since the last Settlement Date, (iii) any amounts paid or deposited into the Collection Account since the last Settlement Date pursuant to Section 2.09 or 2.17, (iv) any net monthly payments and termination payments received from any Hedge Counterparty on such Settlement Date (except to the extent any such termination payment is used by the Borrower to enter into a replacement Eligible Hedge Agreement), (v) any Servicer Advance made on such Settlement Date, (vi) any investment earnings received and not previously remitted to the Collection Account and the Reserve Account, as applicable, and (vii) any distributions of amounts on deposit in the Reserve Account in accordance with Section 2.08(d); and

                  (b) with respect to any Provisional Settlement Date, (i) all Collections then held in the Collection Account or otherwise received and then being held by the Servicer or the Borrower, (ii) the aggregate of the Repurchase Prices (if any) received and not previously distributed under Sections 2.08(b) or 2.08(c), (iii) any amounts paid or deposited into the Collection Account since the last Settlement Date pursuant to Section 2.09 or 2.17, (iv) any payments received from any Hedge Counterparty and not previously distributed under Sections 2.08(b) or 2.08(c) (except to the extent any such termination payment is used by the Borrower to enter into a replacement Eligible Hedge Agreement), (v) any Servicer Advance made on such Settlement Date, (vi) any investment earnings received and not previously remitted to the Collection Account and the Reserve Account, as applicable, and (vii) any distributions of amounts on deposit in the Reserve Account in accordance with Section 2.08(d).

                  "Tranche" has the meaning specified in Section 2.04(a).

                  "Tranche Period" means, with respect to any Tranche:

                  (a) in the case of any Tranche in respect of which Interest is computed by reference to the CP Rate, (i) initially, the period commencing on (and including) the Effective Date and ending on (and including) the last day of the calendar month in which the Effective Date occurs, and (ii) thereafter, each successive calendar month commencing on (but excluding) the last day of the immediately preceding calendar month for such Tranche and ending on (and including) the last day of such calendar month; and

                  (b) in the case of any Base Rate Tranche, (i) a period from one to and including 31 days, or such other period as may be mutually agreeable to the Syndication Agents and the Borrower; and

                  (c) in the case of any LIBOR Tranche, a period of one month, or such other period as may be mutually agreeable to the Syndication Agents and the Borrower, as the Borrower shall select in a written notice to the Program Agent and the Lenders not later than 1:00 P.M. (New York City time) on the second Business Day immediately before the first day of such Tranche Period, each such Tranche Period for such Tranche to commence on the last day of the immediately preceding Tranche Period for such Tranche (or, if applicable, the Effective Date), except that if the Program Agent and the Lenders shall not have received such notice before 1:00 P.M. on such second preceding Business Day, such Tranche Period shall be one day; provided, however, that:

                                    (i) any Tranche Period (other than of one
                  day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that in the case of a LIBOR Tranche, if such Tranche Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Tranche Period shall end on the immediately preceding Business Day);

                                    (ii) in the case of any Tranche Period of
                  one day, (A) if commencing on the Effective Date, such Tranche Period shall be the Effective Date; (B) any subsequently occurring Tranche Period which is one day shall, if the immediately preceding Tranche Period is more than one day, be the last day of such immediately preceding Tranche Period and, if the immediately preceding Tranche Period is one day, be the day next following such immediately preceding Tranche Period; and (C) if such Tranche Period occurs on a day immediately preceding a day which is not a Business Day, such Tranche Period shall be extended to the next succeeding Business Day; and

                                    (iii) in the case of any Tranche Period for
                  any Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date.

                   "Transaction Parties" means, collectively, the Borrower, HDCC, and the Servicer.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.


                  "Unrated Note" has the meaning set forth in Section 2.07.

                  "Unused Commitment" has the meaning set forth in Section 2.03.

                  "Unused Fee" has the meaning set forth in the Fee Letter.

                  "Usage Fee" has the meaning set forth in the Fee Letter.

                  "Yield Supplemented Contract" means a Contract for which the Contract Rate is less than the Required Rate.

                  "Yield Supplement Overcollateralization Amount" means, during the Revolving Period, as calculated on each Borrowing Date (in respect of the Contracts then becoming part of the Collateral), each Settlement Date (in respect of all Contracts then comprising Collateral) and each Take-Out Date (in respect of all Contracts remaining as Collateral after giving effect to the applicable Take-Out), an aggregate amount for all applicable Contracts, calculated in respect of each such Contract as being an amount equal to, if positive, (A) the Outstanding Balance of each Yield Supplemented Contract minus
(B) the present value of such Yield Supplemented Contract discounted at the Required Rate. The Required Rate for each Contract shall be determined on the basis of the Hedging Rate set forth in the Borrowing Notice for the Borrowing Date such Contract first became part of the Collateral.

                  SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect in the United States, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP (except for those accounting determinations made with respect to the financial covenants set forth in clauses
(h), (i), (j) and (k) of the definition of "Servicer Termination Event", which shall be made in accordance with Agreement Accounting Principles). All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time.

                  SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                         AMOUNTS AND TERMS OF THE LOANS

                  SECTION 2.01. The Loan Facility.

                  (a) Generally. On the terms and subject to the conditions hereof, each Conduit Lender may in its sole discretion make, and each Committed Lender severally and not jointly agrees to make (if the Conduit Lender in its related Group elects not to make), Loans to the Borrower from time to time on any day during the Revolving Period, but no more than once a week, in an amount in respect of any Lender Group not to exceed at any time its Lender Group's Pro Rata Share of the Aggregate Commitment. No Lender shall be required to extend its portion of any Advance hereunder, and no Advance shall be extended, if:

                                    (i) such Lender's portion of any requested
                  Advance would exceed its Pro Rata Share of such Advance or such Lender's Lending Group's portion of such Advance would exceed its Pro Rata share of the Aggregate Commitment;

                                    (ii) if such Lender is a Conduit Lender, the
                  extension of the related Loan would result in the aggregate principal amount of the Loans extended by such Conduit Lender exceeding its Conduit Lending Limit, or if such Lender is a Committed Lender, the extension of the related Loan would result in the aggregate principal amount of the Loans extended by such Committed Lender exceeding its Commitment;

                                    (iii) the Termination Date has occurred; or

                                    (iv) any condition to making such Advance
                  set forth in Article III shall not have been satisfied.


Subject to the terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Loans during the Revolving Period. The Loans shall be secured by the Collateral pursuant to Section 2.16. Collections received in respect of the Collateral shall be applied in accordance with the provisions of Section 2.08.

                  (b) Conduit Lender Participation. On or prior to each Borrowing Date, each Conduit Lender shall advise its related Administrative Agent as to whether and the extent to which it shall participate in the making of the Loan to be made by its Lender Group on such Borrowing Date. The related Administrative Agent shall promptly notify the Borrower, the Program Agent and the Committed Lenders in its Lender Group of such Conduit Lender's election. At no time will a Conduit Lender be obligated to make all or any portion of any Loan to be made by its Lender Group hereunder.

                  (c) Committed Lender's Commitment.

                  (i) If a Conduit Lender elects not to make all or any portion of the Loan to be made by its Lender Group, the same shall be made by the Committed Lenders in its Lender Group on a pro rata basis in accordance with their respective Commitments.

                  (ii) The obligation of any Committed Lender to make its ratable portion of any Advance hereunder is several from the obligation of any other Committed Lender (whether or not in the same Lender Group). The failure of any Committed Lender to make its ratable portion of any Advance hereunder shall not release the obligation of any other Committed Lender (whether or not in the same Lender Group) to make its ratable portion of any Advance hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make its ratable portion of any Advance hereunder.

                  SECTION 2.02. Making the Advance.

                  (a) Each Advance made under this Article II shall consist of the Loans made by each Lender Group ratably in proportion to such Lender Group's respective Pro Rata Share and shall be made pursuant to a Borrowing Notice issued by the Borrower to the Administrative Agents and the Hedge Counterparties. To be effective, a Borrowing Notice must be received by each Administrative Agent not less than two (2) Business Days prior to the requested Borrowing Date; provided that the initial Borrowing Notice issued by the Borrower hereunder may be issued to the Administrative Agents on the Effective Date. Each Administrative Agent shall forward each Borrowing Notice to the Lenders in its Lender Group. Each Borrowing Notice shall, except as set forth below, be irrevocable and shall specify:

                                    (i) the new Contracts being pledged in
                  connection with such Advance (the "New Contracts"),

                                    (ii) the requested aggregate principal
                  amount of such Advance and the amount of the Loan,

                                    (iii) the Borrowing Date,

                                    (iv) the Cutoff Date in respect of the New
                  Contracts,

                                    (v) the initial Tranche Period and Rate Type
                  requested by the Borrower, and

                                    (vi) the Hedging Rate existing under the
                  Hedge Agreements for the Loans to be made by each Lender Group on such Borrowing Date, which Hedging Rate shall be used in the calculation of the Yield Supplement Overcollateralization Amount in respect of the New Contracts.

On each Borrowing Date, upon satisfaction of the applicable conditions precedent set forth in Article III, and so long as such Advance does not otherwise violate the terms and conditions hereof, each Conduit Lender or each Committed Lender, as applicable, shall remit to the account specified by the Administrative Agent in its Lender Group by wire transfer in same day funds at such time as shall enable such Administrative Agent to remit such funds to the Borrower by 12:00 p.m. (New York City time) on the Borrowing Date, an amount equal to (1) in the case of a Conduit Lender, its Lender Group's Pro Rata Share of the Advance, and
(2) in the case of a Committed Lender, its individual Pro Rata Share thereof. Upon receipt of such funds, each Administrative Agent shall by 12:00 pm (New York City time) on such Borrowing Date initiate a wire transfer of same day funds in such amount to account #35099879 maintained on behalf of the Borrower at The Northern Trust Company (the "NTC Account"); provided that, with respect to the funds remitted to the Administrative Agent of the JPMorgan Lender Group in respect of such Advance, such Administrative Agent shall (x) deposit or cause to be deposited in the Reserve Account a portion of such funds, to the extent available, up to the amount necessary to cause the funds then held in the Reserve Account to equal the Minimum Reserve Amount after giving effect to such Advance, and (y) initiate a wire transfer of the balance of such funds, if any, to the NTC Account. Upon the making of such wire transfers and deposits, each Lender Group shall be deemed to have extended its Loan to the Borrower as part of such Advance.

                  Notwithstanding the foregoing, the initial Advance hereunder shall be disbursed in the following manner: (i) in the case of each of the Lender Groups of which JPMorgan and CNAI is Administrative Agent, such Administrative Agent shall apply the proceeds of its Lender Group's Pro Rata Share of the initial Advance to the "Borrower Obligations" then owing such Lender Group under the Existing Credit Agreement, (ii) in the case of each other Lender Group, the Administrative Agent of such Lender Group shall remit the proceeds of such Lender Group's Pro Rata Share of the initial Advance to the Program Agent, and (iii) the Program Agent shall distribute funds received by it from the Administrative Agents of such other Lender Groups to (A) JPMorgan and CNAI, for application to the "Borrower Obligations" then outstanding under the Existing Credit Agreement, (B) the Program Agent, for deposit to the Reserve Account in an amount equal to the Minimum Reserve Amount, and (C) the Borrower, to the extent of any balance remaining. Upon the making of such disbursements in accordance with the foregoing, each Lender Group shall be deemed to have extended its Pro Rata Share of the initial Advance to the Borrower.

                  (b) Borrowing Notice Irrevocable. Each Borrowing Notice shall be irrevocable and binding on the Borrower. The Borrower shall reimburse each Lender for any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or prior to the Borrowing Date specified in such Borrowing Notice the applicable conditions set forth in Article III or any other term or condition described in this Agreement, including any loss, cost or expense incurred by reason of the liquidation or redeployment of funds acquired by such Lender to fund its Loan when the Loan, as a result of such failure, is not made on such date.

                  (c) Extension of the Maturity Date. The Borrower may request, no more frequently than once each year, by delivering written notice to the Administrative Agents and the Program Agent, that the Lenders extend the Maturity Date for an additional 364 days, with such extension to become effective as of and from the date all of the Lenders consenting thereto shall in their sole discretion consent to such extension. The Administrative Agents will forward such requests to the Lenders in their respective Lender Groups. Any such request shall be subject to the following conditions: (w) at no time shall any Commitment have a term of more than 364 days and, if any such request would result in a term of more than 364 days, such request shall be deemed to have been made for such number of days so that, after giving effect to such extension on the date requested, such term will not exceed 364 days, (x) none of the Lenders will have any obligation to extend any Commitment, (y) if fewer than all of the Lenders agree to extend the Maturity Date at such time, then any such extension of the Maturity Date will be effective only if (1) those Lenders who initially agreed to extend the Maturity Date for an additional 364 days subsequently reaffirm their agreement to extend, acknowledging that it would then be without the participation of the non-extending Lenders, and (2) the Borrower shall have made payment in full of the principal balance of the Loans together with all other Borrower Obligations accrued hereunder and owing to each of the non-extending Lenders and their related Lender Groups on the Maturity Date in effect prior to such extension, and (z) any request for such extension shall be made not more than sixty (60) days prior to the then effective Maturity Date. Each Administrative Agent shall respond to such request in writing, on behalf of the Lenders in its Lender Group (with a copy to the Program Agent), within thirty (30) days after receipt of such request; provided that if such request was received less than thirty (30) days prior to the then effective Maturity Date, each Administrative Agent shall be given at least ten (10) days to respond thereto (meaning that no such request may be delivered fewer than ten
(10) days before the Maturity Date). Any Administrative Agent's failure for any reason to respond to such a request within the applicable time period shall be deemed a rejection of the requested extension by the Lenders in its Lender Group. In the case of any Lender that shall not have agreed to (or been deemed to have rejected) an extension request, the Principal Balance of all Loans made by such Lender, together with all Borrower Obligations accrued hereunder and owing to such Lender shall be due and payable in full to such Lender on the Maturity Date that shall have been in effect at the time the request by the Borrower for an extension was made.

     SECTION 2.03. Reduction in the Aggregate Commitment. The Borrower may, on any Settlement Date prior to the Maturity Date on not less than ten (10) days' prior irrevocable written notice to the Administrative Agents, (i) prepay in whole all of the outstanding Borrower Obligations, together with any additional amount as may be necessary to pay all amounts, including any termination payments, due to the Hedge Counterparties on such Settlement Date as a result of such prepayment, or (ii) permanently reduce in part (ratably among the Committed Lenders) that portion of the Aggregate Commitment that exceeds the Aggregate Principal Balance (the "Unused Commitment"); provided, that upon each such reduction, the Borrower shall pay on the applicable Reduction Date a Make-Whole Fee to the Administrative Agents ratably based on the Pro Rata Share of each Lender Group's Lender Group Limit at such time; provided further, that if on any Reduction Date a Lender is a Defaulting Lender, such Lender shall not be entitled to a Make-Whole Fee in connection with the reduction being given effect on such Reduction Date. Any such reduction in the Aggregate Commitment shall be applied ratably to the Lenders and shall result in reductions of each of the Commitments, the Conduit Lending Limits and the Lender Group Limits based on their respective Pro Rata Shares of the applicable reduction. Notwithstanding the foregoing, the Borrower may elect to reduce the Unused Commitment of any Defaulting Lender prior to reducing the Aggregate Commitment ratably among the non-defaulting Committed Lenders.

                  SECTION 2.04. Tranches.

                  (a) Generally. Each Loan shall be allocated to one or more Tranche Periods. Any portion of a Loan having one Tranche Period and one Rate Type and held by one Lender is referred to herein as a "Tranche". From time to time the Borrower shall select Tranche Periods and Rate Types with respect to Tranches funded by the Committed Lenders, subject to the provisions of this Agreement and provided that no Event of Termination has occurred. At all times after the occurrence of and during the continuation of an Event of Termination, each Committed Lender shall select the Tranche Periods and Rate Types with respect to the Tranches it funds hereunder. Either the Borrower or, following an Event of Termination, the applicable Lender, may, upon notice to the other party received at least three (3) Business Days prior to the last day of any Tranche Period in the case of the Borrower giving notice, or up to the last day of such Tranche Period in the case of the Lender giving notice, either (i) divide any Tranche originating on such last day or having a Tranche Period ending on such last day into two or more Tranches having an aggregate Principal Balance equal to the Principal Balance of such undivided Tranche, or (ii) combine any two or more Tranches originating on such last day or having Tranche Periods ending on such last day into a single Tranche having a Principal Balance equal to the aggregate of the Principal Balance of such Tranches; provided, however, that no Tranche with respect to which Interest is determined by reference to the CP Rate may be combined with a Tranche with respect to which Interest is determined by reference to the Alternative Rate, and a Tranche held by one Lender may not be combined with any Tranche held by any other Lender.

                  (b) Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Law or in the interpretation or application thereof by any relevant Governmental Authority shall make it unlawful for any Lender, in its reasonable determination, to fund or maintain LIBOR Tranches as contemplated by this Agreement or to obtain in the interbank Eurodollar market the funds with which to make or maintain any such LIBOR Tranche, such Lender shall promptly notify the Program Agent, its Administrative Agent and the Borrower thereof whereupon, until such Lender notifies the Borrower and the Program Agent that the circumstances giving rise to such suspension no longer exist (which notice such Lender shall promptly give), (i) the obligation of such Lender to fund or maintain LIBOR Tranches shall forthwith be suspended and (ii) such Lender's then outstanding LIBOR Tranches, if any, shall be converted on the last day of the Tranche Period for such Tranches or within such earlier period as required by Law into Base Rate Tranches. Before giving any notice to the Program Agent, its Administrative Agent and the Borrower pursuant to this clause (b), such Lender shall designate a different office as its lending office if such designation would avoid the need for giving such notice and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (c) LIBO Rate Inadequate; Inability to Determine LIBO Rate. If prior to the commencement of any Tranche Period for a LIBOR Tranche, either (i) the related Lender reasonably determines that the rate at which deposits of Dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of funding or maintaining LIBOR Tranches for such Tranche Period or (ii) the related Lender is unable, after reasonable attempts, to obtain Dollars in the London interbank market to fund or maintain such Tranche for such Tranche Period, then such Lender shall give notice thereof to the Borrower, its Administrative Agent and the Program Agent by telephone or telecopy as promptly as practicable thereafter and, until such Lender notifies the Borrower, its Administrative Agent and the Program Agent that the circumstances giving rise to such suspension no longer exist (which notice such Lender shall promptly give), (A) the obligations of such Lender to fund or maintain LIBOR Tranches shall be suspended, and (B) each outstanding LIBOR Tranche funded by such Lender shall be converted into a Base Rate Tranche on the last day of the Tranche Period applicable thereto.

                  SECTION 2.05. Interest and Fees; Hedging. (a) The Borrower shall pay Interest on the Principal Balance of each Tranche, which interest shall accrue for each day that such Principal Balance shall be outstanding.

                  (b) On each Settlement Date, the Borrower shall pay to each Lender (or its related Administrative Agent) all accrued and unpaid Interest with respect to all Tranches funded by such Lender during the related Monthly Period (or, in the case of a Provisional Settlement Date, all accrued and unpaid Interest to such Settlement Date); provided that, in the case of any LIBOR Tranche, the Borrower shall, if so requested by the applicable Lender, pay to such Lender all accrued and unpaid Interest thereon on the last day of the related Tranche Period.

                  (c) On each Settlement Date, the Borrower shall pay to each Administrative Agent an amount equal to the sum of the Usage Fee and the Unused Fee, if any, accrued in respect of each day during the related Monthly Period (or, in the case of a Provisional Settlement Date, all accrued and unpaid Usage Fees and Unused Fees to such Settlement Date) for the benefit of each Lender in such Administrative Agent's Lender Group, which fees shall accrue on each day during the period from the Effective Date to the date the Loans shall be repaid in full as specified herein. Notwithstanding the foregoing, the Usage Fee shall not accrue on any day that the Default Rate shall then be in effect as the Interest Rate.

                  (d) On or before the fifth Business Day prior to each Settlement Date (or, in the case of a Provisional Settlement Date, such notice as may be reasonably practicable under the circumstances), each Administrative Agent, on behalf of the Lenders in its Lender Group, shall furnish the Borrower with an invoice setting forth (i) the amount of the accrued and unpaid Interest and the calculation thereof for all Tranches funded by the Lenders in its Lender Group during the related Monthly Period (or other applicable period), and (ii) the amount of the accrued and unpaid Usage Fee payable to the Lenders in such Administrative Agent's Lender Group during such period.

                  (e) From and after the initial Borrowing Date, at all times that any Loan shall be outstanding, the Borrower shall cause Eligible Hedging Agreements to be in place and to be maintained with Eligible Hedge Counterparties in respect of the Aggregate Principal Balance then outstanding. The Borrower shall confer with each Administrative Agent as to the Hedge Agreements that shall correspond to the Loans made such Administrative Agent's Lender Group. Each Hedge Agreement proposed to be effective on the initial Borrowing Date in respect of the Loans being made on such date shall, if in form and substance reasonably satisfactory to the Syndication Agents, constitute an Eligible Hedge Agreement. Each new Hedge Agreement, and each amended, restated, supplemented or otherwise modified Hedge Agreement, that is proposed to be effective at any time after the initial Borrowing Date shall constitute an Eligible Hedge Agreement if it is either (i) in form and substance substantially similar to the corresponding Hedge Agreement that shall have been in effect on the initial Borrowing Date or (ii) otherwise in form and substance reasonably satisfactory to the Syndication Agents, with approval by the Syndication Agents not to be unreasonably withheld, conditioned or delayed. The Borrower shall cause the Hedge Agreements in respect of all Loans made on the same Borrowing Date to be uniform in terms of cap rate, amortization schedule, and such other terms as otherwise necessary to cause each such Hedge Agreement to be in substantially the same form such that no one Hedge Agreement contains material provisions which are more favorable than the provisions included in the other Hedge Agreements.

                  SECTION 2.06. Maturity Date. The Aggregate Principal Balance of the Loans together with other Borrower Obligations accrued hereunder shall be due and payable in full, together with all Interest thereon accrued to such date, on the Maturity Date unless (i) earlier repaid pursuant to the provisions of this Agreement (including, without limitation, Section 2.08), or (ii) the Borrower Obligations are required to be repaid on any earlier date in accordance
Section 7.02.

                  SECTION 2.07. Evidence of Debt. The Loans may be evidenced by two series of promissory notes (each, a "Note") executed and delivered by the Borrower to each Lender in the principal amount of the Loan or portion thereof made by such Lender. If such a series is requested by any of the Lender Groups, one series of Notes will be explicitly rated by at least one Rating Agency as having a long-term debt rating equivalent to AAA/Aaa and each such Note shall be substantially in the form of Exhibit B-1 hereto (a "Rated Note"). The other series of Notes will not require an explicit rating from the Rating Agencies and each such Note shall be substantially in the form of Exhibit B-2 hereto (an "Unrated Note"). In all respects other than the classification of the Notes as rated or unrated, the Notes will be entitled to identical rights and priority. The Notes will be ranked pari passu and the Lenders holding such Notes will share equally in the Collateral and will be entitled to the same rights and remedies under this Agreement and the other Facility Documents. Each Lender Group may elect, in its sole discretion, to have either a Rated Note or an Unrated Note issued by the Borrower to its Lender Group. In the case of any Lender that does not request a Note, such Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan or portion thereof made by such Lender, including the outstanding principal balance of such Loan and the amount of Interest payable and paid to such Lender from time to time hereunder. The entries made in such accounts of the Lenders shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay any Loan in accordance with the terms of this Agreement.

                  SECTION 2.08. Settlement Procedures.


                  (a) Deposits to Collection Account. The Servicer shall instruct the Lockbox Bank to remit all Collections identified with the Contracts from the Lockbox Account directly to the Collection Account within two (2) Business Days of identification. In the event that the Borrower and/or the Servicer receives any Collections or other proceeds of the Collateral, each shall remit the same directly to the Collection Account within two (2) Business Days of receipt. On each Settlement Date, each of the Borrower and the Servicer shall deposit or shall cause to be deposited to the Collection Account all amounts described in "Total Distribution Amount" together with any other Collections received by either of them that have not previously been deposited to the Collection Account. The Servicer shall not make any withdrawals from the Collection Account or the Reserve Account, as applicable, at any time except for the purpose of distributing such Collections and other amounts in accordance with Sections 2.08(b) and 2.08(c), as applicable; provided, that the Servicer may, from time to time, withdraw amounts from the Collection Account as contemplated in Section 6.06, and the Servicer may cause amounts in the Collection Account and the Reserve Account, as applicable, to be invested in Permitted Investments maturing not later than the Settlement Date next following such investment.

                  (b) Application of Collections - Revolving Period. On each Settlement Date, the Servicer shall apply the Total Distribution Amount for such Settlement Date in the following order of priority:

                                    (i) first, to the Servicer for the repayment
                  of any outstanding Servicer Advance made in respect of any Contract;

                                    (ii) second, to the Servicer the accrued and
                  unpaid Servicer Fee, including any unpaid Servicer Fees with respect to any prior Monthly Periods;

                                    (iii) third, to be distributed pari passu to
                  the Administrative Agents, the Program Agent and the Hedge Counterparties, as applicable: (A) to each Administrative Agent for the Lenders in its respective Lender Group, on a pro rata basis, and if applicable to the Program Agent, an amount equal to the aggregate accrued and unpaid Priority Finance Charges, and (B) to the Hedge Counterparties, on a pro rata basis, all net monthly payments, if any, due to the Hedge Counterparties on such Settlement Date (other than such payments due upon the termination of any Hedge Agreement);

                                    (iv) fourth, to be distributed pari passu to
                  the Administrative Agents and the Hedge Counterparties, as applicable: (A) to the Administrative Agents for the Lenders in their respective Lender Groups, an amount equal to each Lender Group's Pro Rata Share of the Target Principal Amount, and (B) to the Hedge Counterparties, on a pro rata basis, any payments due upon the termination of any Hedge Agreement to which they are party (other than Subordinated Swap Termination Payments);

                                    (v) fifth, to be distributed to the
                  Administrative Agents for the Lenders in their respective Lender Group, on a pro rata basis, an amount equal to the aggregate accrued and unpaid Subordinated Finance Charges (to the extent the same constitute Interest or Fees), if any;

                                    (vi) sixth, to be deposited to the Reserve
                  Account, the amount of any Reserve Account Shortfall;

                                    (vii) seventh, to be distributed to the
                  Program Agent, an amount equal to the aggregate accrued and unpaid Subordinated Finance Charges due and payable to the Program Agent (to the extent constituting reimbursement for enforcement costs and expenses);

                                    (viii) eighth, to be distributed to any
                  applicable Hedge Counterparties, on a pro rata basis, any Subordinated Swap Termination Payments then due and payable;

                                    (ix) ninth, if any Borrower Obligations
                  (including "Unpaid Amounts" (as defined in the Hedge Agreements)) (other than the amounts paid pursuant to clauses
                  (i) through (vii) above) are then due and payable by the Borrower to any Secured Party, to each such Secured Party (ratably in accordance with the amounts owing to each) the Borrower Obligations so due and payable;

                                    (x) tenth, to be distributed pari passu, all
                  unpaid amounts then payable to The Bank of New York Mellon Trust Company, National Association under the Control Agreement and to the Program Agent under the Reserve Account Agreement; and

                                    (xi) eleventh, any remaining funds to the
                  Borrower.

         In addition to the foregoing, the Servicer shall, to the extent of funds then available in the Collection Account, on the last day of any Tranche Period for a LIBOR Tranche, disburse to the applicable Administrative Agent for the Committed Lender that shall have funded or maintained such LIBOR Tranche, an amount equal to the Interest on such LIBOR Tranche.

                  (c) Application of Collections - Post-Revolving Period. Upon the occurrence of and during the continuation of an Event of Termination and at all times following the end of the Revolving Period, the Servicer shall apply the Total Distribution Amount on each Settlement Date in the following order of priority:

                                    (i) first, to the Servicer for the repayment
                  of any outstanding Servicer Advance made in respect of any Contract;

                                    (ii) second, to the Servicer, if the
                  Servicer is not HDCC or an Affiliate of HDCC, the accrued and unpaid Servicer Fee, including any unpaid Servicer Fees with respect to any prior Monthly Periods;

                                    (iii) third, to be distributed pari passu to
                  the Administrative Agents, the Program Agent and the Hedge Counterparties, as applicable: (A) to each Administrative Agent for the benefit of the Lenders in its respective Lender Group, on a pro rata basis, and if applicable to the Program Agent, an amount equal to the aggregate accrued and unpaid Priority Finance Charges, and (B) to the Hedge Counterparties, on a pro rata basis, all net monthly payments, if any, due to the Hedge Counterparties on such Settlement Date (other than such payments due upon the termination of any Hedge Agreement);

                                    (iv) fourth, to be distributed pari passu to
                  the Administrative Agents and the Hedge Counterparties, as applicable: (A) to the Administrative Agents for the Lenders in their respective Lender Groups, an amount equal to each Lender Group's Pro Rata Share of the Target Principal Amount, and (B) to the Hedge Counterparties, on a pro rata basis, any payments due upon the termination of any Hedge Agreement to which they are party (other than Subordinated Swap Termination Payments);

                                    (v) fifth, to be distributed to the
                  Administrative Agents for the Lenders in their respective Lender Group, on a pro rata basis, and if applicable to the Program Agent, an amount equal to the aggregate accrued and unpaid Subordinated Finance Charges, if any;

                                    (vi) sixth, to be distributed to any
                  applicable Hedge Counterparties, on a pro rata basis, any Subordinated Swap Termination Payments then due and payable;

                                    (vii) seventh, if any Borrower Obligations
                  (including "Unpaid Amounts" (as defined in the Hedge Agreements)) (other than the amounts paid pursuant to clauses
                  (i) through (vi) above) are then due and payable by the Borrower to any Secured Party, to each such Secured Party (ratably in accordance with the amounts owing to each) the Borrower Obligations so due and payable;

                                    (viii) eighth, to be distributed pari passu,
                  all unpaid amounts then payable to The Bank of New York Mellon Trust Company, National Association under the Control Agreement and to the Program Agent under the Reserve Account Agreement;

                                    (ix) ninth, if the Servicer is HDCC or an
                  Affiliate thereof, to the Servicer the amounts specified in clause (ii) above; and

                                    (x) tenth, on the Final Collection Date, any
                  remaining funds to the Borrower.


                  Any payment to be made to the Lenders hereunder shall be made to the applicable Administrative Agent on behalf of its related Lenders as described in clauses (b) and (c) above and such payment shall conclusively satisfy the Borrower's or the Servicer's payment duties hereunder.

                  (d) Reserve Account.

                                    (i) On each Settlement Date, if the Total
                  Distribution Amount is estimated to be less than the aggregate amount required to be paid pursuant to Section 2.08(b)(i) through (iii), then the Servicer shall withdraw from the Reserve Account and remit to the Collection Account on the Business Day preceding the Settlement Date the amount of such deficiency and shall apply such amount in accordance with
                  Section 2.08(b).

                                    (ii) Upon the occurrence and during the
                  continuation of an Event of Termination and at all times following the end of the Revolving Period, if at any time the Total Distribution Amount is less than the aggregate amount required to be paid pursuant to Section 2.08(c)(i) through
                  (vi), the Servicer shall withdraw from the Reserve Account the amount of such deficiency and shall apply such amount in accordance with Section 2.08(c).

                                    (iii) On each Settlement Date during the
                  Revolving Period, if (A) the Total Distribution Amount is sufficient in amount to pay all amounts then due under Section 2.08(b)(i) through (x), and (B) no Event of Termination or Incipient Event of Termination shall have occurred and then be continuing, the Servicer may distribute to the Borrower the excess of the aggregate amount then held in the Reserve Account over the Minimum Reserve Amount.

                                    (iv) Upon the Aggregate Principal Balance
                  being reduced to zero and all other Borrower Obligations being indefeasibly paid in full, after giving effect to any withdrawals on such date pursuant to clauses (i) and (ii) above, all amounts then remaining in the Reserve Account shall be released to the Borrower.

                  (e) The Borrower hereby represents and warrants that each remittance of Collections to the Program Agent or the Administrative Agents, as applicable, hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of its business or financial affairs and (ii) made in the ordinary course of business or financial affairs of the Borrower.

                  SECTION 2.09. Removal of Defaulted Contracts. In the event the Borrower shall be capable of selling, assigning or otherwise transferring a Contract that has become a Defaulted Contract for an amount not less than the Repurchase Price (or such other price as shall be acceptable to the Syndication Agents in their sole discretion), the Borrower may, with the consent of the Syndication Agents, remove from the Collateral such Defaulted Contract and the related Contract Assets by depositing to the Collection Account on the Settlement Date immediately following the Monthly Period in which such Contract became a Defaulted Contract an amount equal to the Repurchase Price (or such other price) from the proceeds of such sale, assignment or other transfer.

                  SECTION 2.10. Payments and Computations, Etc.

                  (a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to an account the Program Agent or the relevant Administrative Agents may designate prior to such payment from time to time in writing. The Borrower and the Servicer shall, to the extent permitted by law, pay to the Affected Party interest on all amounts not paid or deposited or debited by such Person when due hereunder at the Default Rate, payable on demand. All computations of interest and all computations of Interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided that all computations of Interest on Base Rate Tranches shall be made on the basis of a year of 365 or 366 days for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a repayment of Loans or a payment of Interest or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

                  SECTION 2.11. Interest Protection.

                  (a) If due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation (other than laws or regulations relating to taxes) after the date hereof, (ii) the compliance by any Affected Party with any directive or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof, or (iii) any change in any accounting guideline by an accounting board or authority (whether or not part of a government or instrumentality thereof) which is responsible for the establishment of or interpretation of national or international accounting principles (in each case whether foreign or domestic);
(1) there shall be an increase in the cost to such Affected Party of funding or maintaining any Tranche which accrues Interest at the Adjusted LIBO Rate or the CP Rate hereunder or of extending a commitment in respect thereof, or (2) such Affected Party shall be required to make a payment calculated by reference to any Tranche which accrues Interest at the Adjusted LIBO Rate or the CP Rate funded by it or Interest received by it, then the Borrower shall, on the next Settlement Date which is at least five (5) Business Days after receipt of the certificate described in Section 2.11(b), pay such Administrative Agent for the account of such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which such Administrative Agent reasonably determines is attributable to funding and maintaining, or extending a commitment to fund, any Tranche which accrues Interest at the Adjusted LIBO Rate or the CP Rate hereunder or pursuant to any Asset Purchase Agreement or similar liquidity facility.

                  (b) Each Administrative Agent will promptly notify the Borrower and the Program Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle any Affected Party in its Lender Group to compensation pursuant to Section 2.11(a). Each Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Party, be otherwise disadvantageous to it. In determining the amount of such compensation, such Affected Party may use any reasonable averaging and attribution methods. The applicable Affected Party (or such party's related Administrative Agent) shall submit to the Borrower a certificate describing in reasonable detail such increased costs incurred, amounts not received or receivable or required payment made or to be made (including the calculation thereof), which certificate shall be conclusive in the absence of manifest error.

                  SECTION 2.12. Accounting Based Consolidation Event. (a) If an Accounting Based Consolidation Event shall at any time occur, the Borrower shall, on the next Settlement Date which is at least five (5) Business Days after receipt of the certificate described below, pay the applicable Administrative Agent, for the benefit of the relevant Affected Party, such amounts as such Affected Party reasonably determines will compensate or reimburse such Affected Party for any resulting (i) fee, expense or increased cost, including without limitation, charged to, incurred or otherwise suffered by such Affected Party, or (ii) reduction in the rate of return on such Affected Party's capital or reduction in the amount of any sum received or receivable by such Affected Party, in each case determined by such Affected Party to be allocable to the Borrower or the transactions contemplated in this Agreement in connection therewith. Amounts under this Section 2.12 may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit Lender or by any Affected Party; provided that a Conduit Lender on behalf of such Affected Party shall provide to the Borrower a calculation in reasonable detail of the amounts payable to each Affected Party pursuant to this
Section 2.12 and such calculation shall be binding in the absence of manifest error; provided, further, in respect of any Monthly Period, the amount due to an Affected Party under this Section 2.12 when combined with the Interest payable to such Affected Party for such Monthly Period shall be equal to the amount of Interest that would have accrued if the Tranche held by such Affected Party were a Base Rate Tranche during such Monthly Period.

                  (b) For purposes of this Section 2.12, "Accounting Based Consolidation Event" means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit Lender that are subject to this Agreement or any other Facility Document with all or any portion of the assets and liabilities of an Affected Party. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Party shall acknowledge in writing that any such consolidation of the assets and liabilities of a Conduit Lender shall occur.

                  SECTION 2.13. Increased Capital.

                  (a) If, after the date hereof, (i) the introduction of or any change in or in the interpretation by any Official Body of any law or regulation, (ii) compliance by any Affected Party with any new or changed directive or request from any central bank or other Official Body (whether or not having the force of law), or (iii) any change in any accounting guideline by an accounting board or authority (whether or not part of a government or instrumentality thereof) which is responsible for the establishment of or interpretation of national or international accounting principles (in each case whether foreign or domestic), affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Lender's agreement to make or maintain Loans hereunder and other similar agreements or facilities and such event would have the effect of reducing the rate of return on capital of such Affected Party by an amount deemed by such Affected Party to be material, then, on the next Settlement Date which occurs at least five (5) days after receipt of the certificate described in Section 2.13(b), the Borrower shall pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders) or the related Administrative Agent for the account of such Affected Party from time to time, as specified by such Affected Party or such Administrative Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or such Administrative Agent on behalf of such Affected Party reasonably determines such increase in capital to be attributable to the existence of the applicable Lender's agreements hereunder.

                  (b) Each Administrative Agent will promptly notify the Borrower and the Program Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle any Lender or Affected Party in its Lender Group to compensation pursuant to Section 2.13(a). Each Lender or Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Affected Party, be otherwise disadvantageous to it. In determining the amount of such compensation, such Lender or Affected Party may use any reasonable averaging and attribution methods. The applicable Lender or Affected Party (or such party's related Administrative Agent) shall submit to the Borrower a certificate describing in reasonable detail such compensation (including the calculations thereof), which certificate shall be conclusive in the absence of manifest error.

                  SECTION 2.14. Funding Losses. In the event that any Liquidity Provider or any Lender shall incur any loss, expense or Liquidation Fees (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Provider or Lender in order to fund or maintain any Loan or interest therein) as a result of any reduction of the Principal Balance of any Tranche at any time or conversion of any Tranche to another Tranche prior to the originally scheduled last day of the applicable Tranche Period, then, on the Settlement Date following written demand from the related Administrative Agent to the Borrower, the Borrower shall pay to such Administrative Agent for the account of such Liquidity Provider or Lender, the amount of such loss, expense or Liquidation Fees. Such written demand shall describe in reasonable detail the components of such funding loss and shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

                  SECTION 2.15. Taxes. Except to the extent required by applicable law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (except for net income taxes that are imposed by the United States and franchise taxes, gross receipts taxes imposed in lieu of income taxes, and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or any political subdivision thereof, collectively, "Excluded Taxes"). If the Borrower or the Servicer shall be required by law to make any such deduction,
(i) the Borrower shall, except in the case of any deduction on account of Excluded Taxes, make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower (or the Servicer, on its behalf) shall make such deductions and (iii) the Borrower (or the Servicer, on its behalf) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (a) In addition, the Borrower agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder.

                  (b) Each Affected Party which is not organized under the laws of the United States or any State thereof shall, on or prior to the date that such Affected Party becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Borrower to such Affected Party, deliver to the Borrower (i) two duly completed and executed copies of the IRS Form W-8 BEN or W-8 ECI (or any successor form) as applicable; and (ii) such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Borrower to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any tax. Each such Affected Party shall submit to the Borrower (with copies to the Program Agent) two updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Borrower or the substitution of such form; and (ii) such extensions or renewals thereof as may reasonably be requested by the Borrower.

                  (c) If the Borrower is required to pay additional amounts to or for the benefit of any Affected Party pursuant to this Section 2.15 as a result of a change of law or treaty occurring after such Affected Party first became a party to this Agreement, such Affected Party will, at the Borrower's request, change the jurisdiction of its applicable lending office if, in the reasonable judgment of such Affected Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Affected Party.

                  SECTION 2.16. Security Interest. (a) As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Facility Document, including the payment when due of all Borrower Obligations, the Borrower hereby grants to the Program Agent, for the benefit of the Secured Parties, a security interest in all of the Borrower's right, title and interest in and to all of its assets and interests in property, whether now existing or hereafter arising or acquired, including, without limitation, the following:

                                    (i) all Contracts, together with all Related
                  Security and Collections with respect thereto;

                                    (ii) the Collection Account, including,
                  without limitation, (A) all Collections held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or any Collections held therein, (B) all investment property and other financial assets representing Collections or proceeds thereof on deposit in, credited to, held in, or acquired with funds from, the Collection Account and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (C) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Program Agent in substitution for the then existing investments in the Collection Account and (D) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Collection Account, in each case, related to Contracts;

                                    (iii) the Reserve Account, including,
                  without limitation, (A) all amounts held therein and all certificates and instruments, if any, from time to time representing or evidencing the Reserve Account or any amounts held therein, (B) all investment property and other financial assets representing amounts or proceeds thereof on deposit in, credited to, held in, or acquired with funds from, the Reserve Account and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (C) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Program Agent in substitution for the then existing investments in the Reserve Account and (D) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Reserve Account;

                                    (iv) all rights and remedies of the Borrower
                  under the Receivables Sale Agreement, together with all financing statements filed by the Borrower against HDCC in connection therewith;

                                    (v) to the extent not included in the
                  foregoing, the Contract Assets conveyed to the Borrower under the Receivables Sale Agreement;

                                    (vi) all rights and remedies of the Borrower
                  under each Hedge Agreement;

                                    (vii) all accounts, chattel paper,
                  inventory, equipment, instruments, investment property, deposit accounts, letter-of-credit rights, general intangibles and supporting obligations (all terms in this clause (vii) having the meaning assigned to them in Article 9 of the UCC of the applicable jurisdiction) constituting or relating to the foregoing; and

                                    (viii) to the extent not included in the
                  foregoing, all proceeds of any and all of the foregoing (the assets and interests in property described above in this
                  Section 2.16(a), collectively, the "Collateral").

                  The Borrower hereby authorizes the filing of financing statements, and continuation statements and amendments thereto and assignments thereof, describing the collateral covered thereby as "all of debtor's personal property or assets" or words to that effect. This Agreement shall constitute a security agreement under applicable law.

                  (b) (i) With respect to any Contract that has been repurchased by HDCC in accordance with Section 6.01 of the Receivables Sale Agreement, the Program Agent's security interest in such Contract and the Related Security and Collections with respect thereto shall be automatically released upon the deposit to the Collection Account of proceeds of such repurchase in an amount not less than the Repurchase Price.

                                    (ii) Upon prepayment in full of all of the
                  Borrower Obligations in accordance with Section 2.03 or upon removal from the Collateral of any Defaulted Contract in accordance with Section 2.09 (including payment of the amount specified in Section 2.09), the Program Agent's security interest, on behalf of the Secured Parties, in all the Contracts (in the case of Section 2.03) or the removed Contract (in the case of Section 2.09), and the Related Security and Collections with respect thereto shall be automatically released on the date of prepayment or payment of removal proceeds, as applicable.

                                    (iii) On acknowledgement by the Program
                  Agent of the occurrence of the Final Collection Date, the Program Agent's security interest in the Collateral shall automatically terminate.

                                    (iv) Upon the release or termination of the
                  Program Agent's security interest in all or any portion of the Collateral as provided in this Section 2.16(b) or in Section 2.17, the Program Agent will, at the request and expense of the Borrower, (x) execute and deliver to the Borrower such instruments of release with respect to such Collateral, in recordable form if necessary, in favor of the Borrower as the Borrower may reasonably request, (y) deliver any such Collateral in its possession to the Borrower or its designee, and (z) take such other actions as the Borrower may reasonably request (all without recourse to, and without representation or warranty by, the Program Agent, any Administrative Agent or any Lender, other than a representation to the effect that no Adverse Claim in the Collateral has been created by or through such Person) to evidence the release or termination of the Program Agent's security interest in the Collateral or the portion thereof in which the Program Agent's security interest has been released or terminated.

                  SECTION 2.17. Take-Out Securitizations. The Borrower may, upon no less than five (5) Business Day's prior written notice to the Administrative Agents and the Hedge Counterparties, request that certain Collateral be released from the Program Agent's security interest in order to effect a Take-Out Securitization. Notwithstanding the foregoing, no Take-Out Securitization shall be permitted unless the proceeds received in connection with any Take-Out Securitization are remitted directly to the Collection Account pursuant to
Section 2.08(a) and applied in accordance with the priority of payment provisions set forth in Section 2.08(b) on the immediately following Settlement Date (or, if such Take-Out Securitization occurs on a Settlement Date, on such Settlement Date) and that such proceeds are in an aggregate amount not less than the Repurchase Price for the Contracts that are the subject of such Take-Out Securitization together with any additional amount as may be necessary to pay all amounts due to the Hedge Counterparties on such Settlement Date, including any termination payment due on such Settlement Date as a result of such Take-Out Securitization. Prior to any such Take-Out Securitization being effected, the Program Agent and the Administrative Agents shall have received satisfactory evidence that before and after giving effect to such Take-Out Securitization,
(A) no Event of Termination, Incipient Event of Termination, Early Amortization Event or an event that but for notice or lapse of time or both would constitute an Early Amortization Event shall have occurred and be continuing, (B) the Aggregate Principal Balance shall not exceed an amount equal to the Borrowing Base, (C) the Overconcentration Amount shall be zero, (D) with respect to the Contracts that are (a) 30 to 60 days past due and (b) 60 to 90 days past due, the percentage of each such category of Contracts remaining as Collateral hereunder after giving effect to the Take-Out Securitization must not exceed the percentage of such Contracts that constituted Collateral hereunder immediately prior to giving effect to such Take-Out Securitization and (E) the transaction documents to which the Borrower is a party and which set forth the terms of the Take-Out Securitization include limited recourse and non-petition provisions for the benefit of the Borrower similar in all material respects to those set forth in Sections 10.09 and 10.11 hereof. In any calculation to be made in connection with a Take-Out Securitization hereunder, the Outstanding Balance of a Contract shall be that set forth in (i) the then most recently delivered Monthly Report in respect of which the related Settlement Date shall have occurred, or (ii) if such Contract was acquired by the Borrower after the last date covered by such Monthly Report, the related Notice of Sale. Upon satisfaction of the conditions precedent set forth in this Section 2.17 (except for the application of the proceeds in accordance with Section 2.08(b) as set forth herein), and receipt by the Borrower of the proceeds thereof in an amount not less than the Repurchase Price of the Contracts that are the subject of such Take-Out Securitization, the Program Agent's security interest, on behalf of the Secured Parties, in such Contracts and the Related Security and Collections shall be released.

                  SECTION 2.18. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Committed Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Committed Lender is a Defaulting Lender:

                  (a) The Unused Fee shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.05 and such Defaulting Lender shall not be entitled to the payment of any Make-Whole Fee if it remains a Defaulting Lender at the time of any reduction of the Aggregate Commitment pursuant to Section 2.03.

                  (b) The Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

                  (c) So long as an Event of Termination has not occurred and is continuing, any amount payable to such Defaulting Lender or any member of its Lender Group hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.04 hereof) shall, in lieu of being distributed to such Defaulting Lender or member, be retained by the Program Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Program Agent to (i) the funding or cash collateralization of the Commitment of such Defaulting Lender as required by this Agreement, (ii) the funding of any Advance in respect of which such Defaulting Lender has failed to fund its Pro Rata Share as required by this Agreement, and (iii) if so determined by the Program Agent and the Borrower, be held in such account as cash collateral for future funding obligations of the Defaulting Lender's Lender Group under this Agreement. Amounts held in such segregated account will not accrue Interest or Fees. Any investment income earned from investments in the segregated account shall be retained in the segregated account.

                  (d) In the event that the Program Agent, the Syndication Agents and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Commitments of the Lenders and the Lender Group Limit of the Lender's related Lender Group shall be readjusted to reflect the inclusion of such Lender's Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders in its Lender Group as its related Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share of the Lender Group Limit and all funds held in a segregated account in respect of such Lender Group under Section 2.18(c) shall be released to the Administrative Agent of such Lender Group.

                  SECTION 2.19. Mitigation of Obligations; Replacement of Lender Groups. (a) If any Lender requests compensation under Sections 2.11, 2.12 or 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Sections 2.11, 2.12,
2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. The Borrower shall not be required to pay any amount otherwise payable under Section 2.11, 2.12, 2.13 or 2.15 to the extent such amount accrued prior to the date that is 180 days prior to the date of the demand for payment thereof hereunder; provided that if the circumstances giving rise to such amounts are retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof.

                  (b) If any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender, its related Administrative Agent and the Syndication Agents, require such Lender and its Lender Group to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all of its interests, rights and obligations under this Agreement to an assignee identified by the Borrower that shall assume such obligations (which assignee may be a Lender in another Lender Group, if such Lender and its related Lender Group accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Syndication Agents, which consent shall not be unreasonably withheld, and (ii) such Lender and its related Lender Group shall have received payment of an amount equal to the principal balance of the Loans made by the Lender and its related Lender Group, accrued interest thereon, accrued fees and all other amounts payable to such Lender and its related Lender Group hereunder, from the assignee (to the extent of such principal balance and accrued interest and fees) or the Borrower (in the case of all other amounts) together with all amounts then held in any segregated account with respect to such Lender Group in accordance with Section 2.18(c).

                                  ARTICLE III
                              CONDITIONS PRECEDENT

                  SECTION 3.01. Conditions Precedent to Effectiveness of the Agreement and the Initial Advance. As conditions precedent to the effectiveness of this Agreement and the initial Advance hereunder, on or prior to the Effective Date, (i) the Administrative Agents shall have received each of the documents, instruments, legal opinions and other agreements listed on Exhibit E, together with all fees and expenses due and payable on or prior to the date hereof in connection with this Agreement, (ii) since December 31, 2008, no event has occurred which would have a Material Adverse Effect with respect to the Servicer, (iii) each Lender shall have received all necessary credit approvals in order to consummate the transactions contemplated by this Agreement, (iv) each of the conditions precedent set forth in Section 3.01 of the Receivables Sale Agreement shall have been met or waived to the satisfaction of the Administrative Agents, (v) no Event of Termination, Early Amortization Event, Servicer Termination Event or Incipient Event of Termination shall have occurred and then be continuing or would occur on giving effect to the transactions contemplated herein, (vi) all ratings issued by the Rating Agencies in respect of HDI, HDFS or any of HDFS's Subsidiaries are at a level of at least BBB- (or its equivalent) and (vii) the Administrative Agents shall have received a pro forma Monthly Report from the Servicer and such other documents and information relating to the Collateral as any Administrative Agent may have reasonably requested.

                  SECTION 3.02. Conditions Precedent to each Advance Subsequent to the Initial Advance. In connection with each subsequent Advance after the initial Advance, the Administrative Agents shall have received, prior to any such Advance being made, satisfactory evidence that:

                                    (a) a Borrowing Notice has been delivered to
                  all of the Administrative Agents,

                                    (b) the Records related to the Contracts
                  subject to such Advance have been delivered to the Servicer or the Custodian for the benefit of the Administrative Agent and the Lenders, and

                                    (c) the Receivables Sale Agreement shall be
                  full force and effect.

                  SECTION 3.03. Conditions Precedent to Each Advance. The making of each Advance (including the initial Advance) by the Lenders to the Borrower shall be subject to the further conditions precedent that on each Borrowing Date, each of the following shall be true and correct on such Borrowing Date, and, with respect to such Advance, both before (except with respect to clauses
(f) and (g) below) and after giving effect to such Advance:

                                    (a) The representations and warranties
                  contained in Article IV are correct in all material respects on and as of such date as though made on and as of such date (except (i) for those representations and warranties which are specifically made only as of a specific date, which such representations and warranties shall be correct in all material respects on and as of the date made and (ii) in the case of any Advance after the date of the initial Advance, the representation and warranty made in Section 4.02(i)(i)) and the Borrower and the Servicer are in compliance in all material respects with the covenants set forth in Article V as of such date;

                                    (b) The Aggregate Principal Balance at such
                  time is less than or equal to the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base;

                                    (c) The Overconcentration Amount shall be
                  zero;

                                    (d) No event has occurred, or would result
                  from such Advance which constitutes an Event of Termination, an Early Amortization Event, a Servicer Termination Event, an Incipient Event of Termination or an event that but for notice or lapse of time or both would constitute an Early Amortization Event;

                                    (e) If, at such time, a Purchase is then
                  being made under the Receivables Sale Agreement, each of the conditions precedent set forth in Section 3.02 and Section
                  3.03 of the Receivables Sale Agreement shall have been met or waived to the satisfaction of the Administrative Agents;

                                    (f) After giving effect to such Advance, the
                  amount then held in the Reserve Account shall be not less than the Minimum Reserve Amount; and

                                    (g) The Borrower shall have procured
                  Eligible Hedge Agreements with Eligible Hedge Counterparties in an amount not less than the Aggregate Principal Balance after giving affect to such Advance.

Each delivery of a Borrowing Notice to the Program Agent and the Administrative Agents, and the acceptance by the Borrower of the Advance, shall constitute a representation and warranty by the Borrower that, as of the date of such Advance, both immediately before (except with respect to clauses (f) and (g) above) and after giving effect thereto and the application of the proceeds thereof, the statements in the foregoing clauses (a) through (g) above are true and correct.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Program Agent, each Administrative Agent and the Lenders, as of the date hereof and as of each Borrowing Date, as follows:

                  (a) Corporate Existence and Power. The Borrower is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted; (iii) is qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary; and (iv) is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to own and pledge the Contracts in accordance with the terms of this Agreement, except in the case of clauses (ii), (iii) and (iv), where the failure to have such license, authorization, consent or approval or to be so qualified could not reasonably be expected to have a material adverse effect on the financial condition of the Borrower, the Secured Parties' interest in the Collateral, the collectibility or enforceability of the Contracts generally or any material portion of the Contracts, or the Borrower's ability to perform its obligations under this Agreement or the other Facility Documents.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The Borrower has all necessary corporate power and authority to (i) execute and deliver this Agreement and each other Facility Document to which it is a party, and to perform its obligations hereunder and thereunder (ii) use the proceeds of Loans made hereunder, and (iii) make a grant of a security interest in the Collateral to the Program Agent on behalf of the Secured Parties on the terms and conditions herein provided. The Borrower's (i) execution and delivery of this Agreement and each other Facility Document to which it is a party, (ii) performance of its obligations hereunder and thereunder, (iii) use of the proceeds of Loans made hereunder and (iv) the grant of a security interest in the Collateral to the Program Agent on behalf of the Secured Parties on the terms and conditions herein provided, have been duly authorized by all necessary corporate action on the part of the Borrower; and this Agreement and each other Facility Document to which the Borrower is a party has been duly and validly executed and delivered by the Borrower.

                  (c) No Conflict. None of the execution and delivery by the Borrower of this Agreement and each other Facility Document to which it is a party, nor the performance of its obligations hereunder and thereunder will conflict with or result in a breach of, or a default under, or require any consent under, (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any agreement or instrument to which it is a party or by which it or any of its property is bound or subject, or (iv) any order, writ, judgment, injunction or decree of any court or Governmental Authority or agency binding on or affecting it or its property, and will not result in or require the creation or imposition of any Adverse Claim upon any of the revenues or assets of the Borrower or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorizations, approvals or consents of, and no notices to, or filings or registrations with, any Governmental Authority or regulatory authority or agency (other than informational filings) are necessary for the execution and delivery by the Borrower of this Agreement and each other Facility Document to which it is a party and the performance of its obligations hereunder and thereunder or for the validity or enforceability hereof or thereof.

                  (e) Actions, Suits. There are not, in any court or before any arbitrator of any kind or before or by any governmental body, any actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its businesses or properties which (i) name the Borrower as a defendant, (ii) affect in any adverse manner the binding nature, validity or enforceability of any Facility Document or (iii) could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator or governmental body, which default could reasonably be expected to have a Material Adverse Effect.

                  (f) Binding Effect. This Agreement and each other Facility Document to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All written information, exhibits or reports furnished by the Borrower or any of its Affiliates to the Program Agent, any Administrative Agent or the Lenders in connection with the negotiation of, or compliance with, this Agreement (including any Monthly Report) or any of the other Facility Documents are true and complete in all material respects on the date when furnished and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading on the date furnished.

                  (h) Use of Proceeds. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock, as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System from time to time, and no part of the proceeds of any Loan will be used to buy or carry any margin stock.

                  (i) Good Title. The Borrower is the legal and beneficial owner of the Contracts, Related Security and the Collections related thereto purchased by it under the Receivables Sale Agreement, free and clear of any Adverse Claim, except such Adverse Claims created pursuant to the terms of the Facility Documents and Permitted Liens. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower's ownership interest in each Contract, the Related Security, and the Collections related thereto.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall transfer to the Program Agent for the benefit of the Lenders (and the Program Agent for the benefit of the Lenders shall acquire from the Borrower) a valid and perfected first priority security interest in the Collateral and the proceeds thereof, free and clear of any Adverse Claim, except such Adverse Claims created pursuant to the terms of the Facility Documents and Permitted Liens. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Program Agent's (for the benefit of the Secured Parties) security interest in the Collateral and (i) other than the filings permitted under this clause (j), no other consensual filings of financing statements have been made against the Borrower and (ii) to the Borrower's knowledge, no non-consensual filings of financing statements have been filed which describe any interest in the Collateral.

                  (k) Jurisdiction of Organization; Places of Business and Locations of Records. The jurisdiction of organization, principal places of business and chief executive office of the Borrower and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit D or such other locations of which the Program Agent has been notified in accordance with Section 5.02(a) in jurisdictions where all action required by Section 5.01(h) has been taken and completed. The Borrower's organizational number assigned to it by its jurisdiction of organization and the Borrower's Federal Employer Identification Number are correctly set forth on Exhibit D. The Borrower has not, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its organizational structure, (ii) changed its legal name, (iii) changed its "location" (within the meaning of Section 9-307 of the UCC as in effect in all applicable jurisdictions), (iv) become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC as in effect in all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other Person, or (v) changed its jurisdiction of organization. The Borrower is a Nevada corporation and is a "registered organization" (within the meaning of Section 9-102 of the UCC as in effect in the State of Nevada).

                  (l) Collections. The conditions and requirements set forth in Sections 5.01(j) and 6.06 have at all times been satisfied and duly performed by the Borrower. The Borrower has not granted any Person, other than the Program Agent as contemplated by this Agreement or as otherwise contemplated in the Lockbox Agreement, "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of the Lock-Box or Lockbox Account, or the right to take "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of such Lock-Box or Lockbox Account at a future time or upon the occurrence of a future event. The Borrower has taken all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section 8-106(d) of the UCC of all applicable jurisdictions) over the Collection Account and that the Collection Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder.

                  (m) Material Adverse Effect. Since the date of its formation, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of the Borrower, (ii) the ability of the Borrower to perform its obligations under the Facility Documents, or (iii) the collectibility of the Contracts generally or any material portion of the Contracts.

                  (n) Names. The Borrower has not used any corporate or other names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of the Borrower. HDCC owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Borrower.

                  (p) Investment Company Act. The Borrower is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. The Borrower has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its property (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), except where the failure to so comply with any of the foregoing could not reasonably be expected to have a material adverse effect on the financial condition of the Borrower, the Secured Parties' interest in the Collateral, the collectibility or enforceability of the Contracts generally or any material portion of the Contracts, or the Borrower's ability to perform its obligations under this Agreement or the other Facility Documents.

                  (r) Compliance with the Contracts and the Collection Policy. The Borrower has (i) fully performed and complied in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts pledged hereunder as Collateral and (ii) complied (and has at all times instructed the Servicer to comply) in all material respects with the Collection Policy with regard to each such Contract.

                  (s) Payments to HDCC. With respect to each Contract transferred to the Borrower under the Receivables Sale Agreement, (i) the Borrower has given reasonably equivalent value to HDCC in consideration therefor and such transfer was not made for or on account of an antecedent debt and (ii) such Contract was purchased by the Borrower in full compliance with the terms of the Receivables Sale Agreement. No transfer of any Contract under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Code.

                  (t) Eligible Contracts. Each Contract included in the Collateral is an Eligible Contract as of its respective Cutoff Date. Each of the representations and warranties made in Sections 4.01(l), (m), (n) and (o),
Section 4.02(d) and Section 4.03 of the Receivables Sale Agreement is hereunder made by the Borrower. There are a sufficient number of Eligible Contracts and Eligible Post-Sale Contracts constituting Collateral such that the Borrowing Base exceeds the Aggregate Principal Balance.

                  (u) Accounting. The Borrower shall treat the transactions contemplated by the Receivables Sale Agreement as a sale or capital contribution for all purposes, although the Borrower acknowledges that the consolidated financial statements of HDCC and the Borrower shall be prepared in accordance with GAAP and, as a result of the consolidation required by GAAP, the transfers will be reflected as a financing by HDCC in its consolidated financial statements; provided, however, that (i) appropriate notations shall be made in any such consolidated financial statements (or in the accompanying notes) to indicate that the Borrower is a separate legal entity from HDCC and to indicate that the Borrower's assets and credit are not available to satisfy the debts and obligations of HDCC, (ii) such assets shall also be listed separately on any balance sheet of the Borrower prepared on a stand alone basis, and (iii) following the occurrence of any Insolvency Event in respect of HDCC, the Contracts and other Contract Assets purportedly conveyed to the Borrower pursuant to the Receivables Sale Agreement would not constitute part of HDCC's estate in bankruptcy.

                  (v) Borrowing Notice. The information regarding the Contracts as set forth in the Borrowing Notice is true and correct as of the applicable Borrowing Date.

                  (w) Contract Schedule. The Contract Schedule delivered to the Borrower in connection with the closing of the predecessor to the Receivables Sale Agreement on December 12, 2008 is true, accurate and complete as of November 30, 2008. Each Contract Schedule Supplement delivered to the Borrower under the Receivables Sale Agreement is true, accurate and complete as of its respective Cutoff Date.

                  (x) Receivables Sale Agreement. The Receivables Sale Agreement is the only agreement pursuant to which the Borrower purchases the Collateral pledged hereunder, and this Agreement and the Receivables Sale Agreement represent all agreements between HDCC and the Borrower relating to the conveyance by HDCC to the Borrower of any Contracts or Contract Assets or the provision by HDCC of collection services in respect thereof (it being understood that the Borrower may be required to repurchase Contracts from time to time conveyed by it in connection with a Take-Out Securitization in accordance with limited recourse obligations of the type described in Section 4.01(cc)(ii)). Upon the sale of each Contract and Related Security pursuant to the Receivables Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral, free and clear of any Adverse Claim (except for Permitted Liens).

                  (y) Business. Since its formation, the Borrower has not conducted any business other than the purchase of the Contracts from HDCC under the Receivables Sale Agreement, the pledge and assignment of the Collateral under this Agreement and the Existing Credit Agreement, and such other activities as are contemplated in this Agreement or that are incidental to the foregoing (including, without limitation, the consummation of the transactions contemplated by any Facility Document). The Facility Documents are the only agreements to which the Borrower is a party, other than its organization documents, intercompany service agreements and certain other agreements permitted hereunder.

                  (z) Taxes. The Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, if any, and has paid or caused to be paid all taxes and assessments, prior to the same becoming delinquent, other than any such taxes or assessments the validity of which are being contested in good faith by appropriate proceedings.

                  (aa) Solvency. The Borrower is Solvent and will not be rendered insolvent by the transactions contemplated by the Facility Documents.

                  (bb) Marking Records. The Borrower has caused, or shall instruct the Servicer to cause, the portions of the Computer Files in possession by, or on behalf of, the Servicer and subject to this Agreement to be clearly and unambiguously marked with a legend, reasonably acceptable to the Administrative Agents, to indicate that each Contract constitutes part of the Collateral. Such marking shall be in a form which can be readily deciphered by any Person reading such Computer Files.

                  (cc) No Indebtedness. The Borrower has no Indebtedness, other than Indebtedness incurred under (i) the terms of this Agreement and the other Facility Documents, (ii) limited recourse obligations as may arise from time to time in connection with a Take-Out Securitization by reason of representations, warranties and other provisions required to be made by the Borrower and which are consistent with representations, warranties and other provisions conventionally made or agreed to by a transferor in an arm's length "true sale" transaction, (iii) Hedge Agreements permitted under the terms of this Agreement and (iv) other Indebtedness not constituting obligations for borrowed money in an aggregate amount up to $10,000.

                  (dd) No Fraudulent Conveyance. The Borrower is not in default under any material obligation to pay money to any Person. The Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower or any of its assets. The Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. The Borrower will not use the proceeds from the transactions contemplated by this Agreement to give any preference to any creditor or class of creditors.

                  (ee) Reserve Account. The Borrower has taken all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section 8-106(d) of the UCC of all applicable jurisdictions) over the Reserve Account and that the Reserve Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder.

                  (ff) Independent Existence. At all times during the period the Existing Credit Agreement shall have been in effect, the Borrower was in compliance in all material respects with the terms of Section 5.01(g), Section 5.01(h) and Section 5.01(i) of the Existing Credit Agreement.

                  SECTION 4.02. Representations and Warranties of the Servicer. The Servicer, in its capacity as such, hereby represents and warrants to the Borrower, the Program Agent, each Administrative Agent and the Lenders, as of the date hereof and as of each Borrowing Date, as follows:

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                  (a) Corporate Existence and Power. The Servicer is (i) a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted; (iii) is qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary other than such jurisdictions where failure so to qualify would not have a Material Adverse Effect, and (iv) is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms of this Agreement, except in the case of clauses (ii), (iii) and (iv), where the failure to have such license, authorization, consent or approval would not have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The Servicer has all necessary corporate power and authority to execute and deliver this Agreement and each other Facility Document to which it is a party, and to perform its obligations hereunder and thereunder. The execution and delivery by the Servicer of this Agreement and each other Facility Document to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of the Servicer; and this Agreement and each other Facility Document to which the Servicer is a party has been duly and validly executed and delivered by the Servicer.

                  (c) No Conflict. None of the execution and delivery by the Servicer of this Agreement and each other Facility Document to which it is a party, nor the performance of its obligations hereunder and thereunder will conflict with or result in a breach of, or a default under, or require any consent under, (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any agreement or instrument to which it is a party or by which it or any of its property is bound or subject, or (iv) any order, writ, judgment, injunction or decree of any court or Governmental Authority or agency binding on or affecting it or its property, and will not result in or require the creation or imposition of any Adverse Claim upon any of the revenues or assets of the Servicer or its Subsidiaries (except as created hereunder).

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorizations, approvals or consents of, and no notices to, or filings or registrations with, any Governmental Authority or regulatory authority or agency (other than informational filings) are necessary for the execution and delivery by the Servicer of this Agreement and each other Facility Document to which it is a party and the performance of its obligations hereunder and thereunder or for the validity or enforceability hereof or thereof.

                  (e) Actions, Suits. There are not, in any court or before any arbitrator of any kind or before or by any governmental body, any actions, suits or proceedings pending or, to the Servicer's knowledge, threatened against or affecting the Servicer or any of its respective businesses or properties which name the Servicer as a defendant and (i) affect in any adverse manner the binding nature, validity or enforceability of any Facility Document or (ii) could reasonably be expected to have a Material Adverse Effect. The Servicer is not in default with respect to any order of any court, arbitrator or governmental body, which default could reasonably be expected to have a Material Adverse Effect.

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                  (f) Binding Effect. This Agreement and each other Facility
Document to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All written information, exhibits or reports furnished by the Servicer or any of its Affiliates to the Program Agent, any Administrative Agent or the Lenders in connection with the negotiation of, or compliance with, this Agreement (including any Monthly Report) or any of the other Facility Documents are true and complete in all material respects on the date furnished and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading on the date furnished.

                  (h) Collections. The conditions and requirements set forth in Sections 5.03(g) and 6.06 have at all times been satisfied and duly performed by the Servicer. The Servicer has not granted any Person, other than the Program Agent as contemplated by this Agreement or as otherwise contemplated in the Lockbox Agreement, "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of the Lock-Box or Lockbox Account, or the right to take "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of such Lock-Box or Lockbox Account at a future time or upon the occurrence of a future event. The Servicer has assisted the Borrower in the Borrower taking all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section 8-106(d) of the UCC of all applicable jurisdictions) over the Collection Account and that the Collection Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder. The Servicer has the ability to confirm the accuracy of the identification and allocation of Collections by the Lockbox Bank within one (1) Business Day of remittance by the Lockbox Bank to the Collection Account.

                  (i) Material Adverse Effect. Since December 31, 2008, no event has occurred that (i) would have a material adverse effect on the financial condition or operations of the Servicer and its Subsidiaries, taken as a whole, or (ii) would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement or any other Facility Document to which it is a party (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to the Servicer or its Subsidiaries as disclosed in any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K filed with the Securities and Exchange Commission at any time on or prior to March 31, 2009).

                  (j) Ownership of the Borrower. HDCC owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower, free and clear of any Adverse Claim (other than any non-consensual UCC financing statements of which the Servicer is not presently aware). Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Borrower.

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

                  (k) Investment Company Act. The Servicer is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (l) Compliance with Law. The Servicer has complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its property, except for any failure to comply with any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

                  (m) Compliance with the Collection Policy. The Servicer has complied in all material respects with the Collection Policy with regard to each Contract.

                  (n) ERISA. HDCC and any other Person which is under common control (within the meaning of Section 414(b) or (c) of the IRC) with HDCC have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the IRC for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the IRC and have not incurred any material liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereby does not involve the assets of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the IRC, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a Prohibited Transaction.

                  (o) Taxes. The Servicer has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, if any, and has paid or caused to be paid all taxes and assessments, prior to the same becoming delinquent, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings or for which the non-payment or non-filing of the same would not have a Material Adverse Effect.

                  (p) Solvency. The Servicer is Solvent and will not be rendered insolvent by the transactions contemplated by the Facility Documents.

                  (q) Marking Records. The Servicer has caused, or will cause, the portions of the Computer Files in its possession and subject to this Agreement to be clearly and unambiguously marked with a legend, reasonably acceptable to the Administrative Agents, to indicate that each Contract constitutes part of the Collateral. Such marking shall be in a form which can be readily deciphered by any Person reading such Computer Files.

                  (r) Reserve Account. The Servicer has assisted the Borrower in the Borrower taking all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section 8-106(d) of the UCC of all applicable jurisdictions) over the Reserve Account and that the Reserve Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder.

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

                  SECTION 4.03. Financial Institution Representations and Warranties. Each Committed Lender hereby represents and warrants to its Administrative Agent and the Conduit Lenders in its Lender Group that:

                  (a) Existence and Power. Such Committed Lender is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Committed Lender of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Committed Lender.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution and delivery by such financial institution of this Agreement and the performance of its obligations hereunder.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Committed Lender enforceable against such Committed Lender in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE V
                                GENERAL COVENANTS

                  SECTION 5.01. Affirmative Covenants of the Borrower. Until the date on which the Borrower Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Borrower hereby covenants as set forth below:

                  (a) Reporting. The Borrower will furnish or cause to be furnished to each Administrative Agent:

                                    (i) Copies of Notices. Promptly upon its
                  receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Facility Document from any Person that is a party thereto, copies of the same; provided that in the case of oral communications, notice thereof is required to be given only when such communication relates to the occurrence of any breach, default or other material event under or in connection with a Facility Document.

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

                                    (ii) Change in the Credit Policy or the
                  Collection Policy. At least (A) five (5) days prior to the effectiveness of any material change in or material amendment to the Credit Policy and (B) thirty (30) days prior to the effectiveness of any material change in or material amendment to the Collection Policy, a copy of the Credit Policy or Collection Policy, as applicable, then in effect and a notice
                  (1) indicating such change or amendment, and (2) if such proposed change or amendment would be reasonably likely to adversely affect the origination or collectibility of the Contracts, requesting each Syndication Agent's consent thereto.

                                    (iii) Other Information. Promptly, from time
                  to time, such other information, documents, records or reports relating to the Contracts or the condition or operations, financial or otherwise, of the Borrower as any Administrative Agent may from time to time reasonably request in order to protect the interests of the Program Agent, the Administrative Agents and the Lenders under or as contemplated by this Agreement.

                  (b) Notices. The Borrower will notify the Program Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                                    (i) Events of Termination, Incipient Events
                  of Termination, Early Amortization Event or Servicer Termination Event. By the statement of an Authorized Officer of the Borrower (A) the occurrence of each Event of Termination, (B) the occurrence of each Incipient Event of Termination, (C) the occurrence of each Early Amortization Event, and (D) the occurrence of each Servicer Termination Event.

                                    (ii) Judgment and Proceedings. (A) The entry
                  of any judgment or decree or the institution of any litigation, arbitration proceeding, investigation or governmental proceeding against the Borrower and (B) any material adverse development in any previously disclosed litigation, arbitration proceeding, investigation or governmental proceeding.

                                    (iii) Material Adverse Effect. The
                  occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                                    (iv) Defaults Under Other Agreements. The
                  occurrence of (A) any "event of default" or "default" or other event of which the Borrower has knowledge which, with the giving of notice or the passage of time or both, would constitute an "event of default" or a "default" under any financing arrangement in excess of $25,000,000 pursuant to which the Servicer is a debtor or an obligor, (B) the creation of any Adverse Claim (other than Permitted Liens) on, or the occurrence of any event which, with the giving of notice or passage of time or both, would result in, or with further action by any third party would result in, the creation of any Adverse Claim (other than Permitted Liens) on the Contracts, the Related Security or the Collections pursuant to any indenture, agreement, instrument or filing, or (C) a default or an event of default under any other financing arrangement pursuant to which the Borrower is a debtor or an obligor.

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

                  (c) Compliance with Laws and Preservation of Corporate Existence.

                                    (i) The Borrower will comply in all material
                  respects with the requirements of all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its business or the ownership of its property, except where the failure to so comply with any of the foregoing could not reasonably be expected to have a material adverse effect on the financial condition of the Borrower, the Secured Parties' interest in the Collateral, the collectibility or enforceability of the Contracts generally or any material portion of the Contracts, or the Borrower's ability to perform its obligations under this Agreement or the other Facility Documents.

                                    (ii) The Borrower (A) will preserve and
                  maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (B) will qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except, in each case, where the failure to so preserve, maintain and qualify could not reasonably be expected to have a material adverse effect on the financial condition of the Borrower, the Secured Parties' interest in the Collateral, the collectibility or enforceability of the Contracts generally or a material portion of the Contracts, or the Borrower's ability to perform its obligations under this Agreement or the other Facility Documents.

                  (d) Audits. The Borrower will furnish to each Administrative Agent from time to time such information with respect to it and the Contracts as such Administrative Agent may reasonably request. The Borrower will from time to time during regular business hours upon reasonable prior written notice and at the sole cost of the Borrower, permit each Administrative Agent, or its agents or representatives (including an independent auditor or accounting firm selected by an Administrative Agent), to (i) examine and make copies of abstracts from all Records in the possession or under the control of such Person relating to the Contracts and the Related Security and (ii) visit the offices and properties of such Person for the purpose of examining such materials described in clause
(i) above, and to discuss matters relating to such Person's financial condition or the Contracts and the Related Security or any Person's performance under any of the Facility Documents or any Person's performance under the Contracts, in each case, with any of the Authorized Officers of the Borrower having knowledge of such matters (the activities referred to in the preceding clauses (i) and (ii), collectively, an "Audit"). The Administrative Agents shall make reasonable efforts to coordinate Audits. Any Audit provided for herein shall be conducted in accordance with the Borrower's rules respecting safety and security on its premises and without materially disrupting operations. Nothing in this Section 5.01(d) shall affect the obligation of the Borrower to observe any applicable law prohibiting the disclosure of information regarding the Obligors, and the failure of the Borrower to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.01(d). The Borrower will not be responsible for the costs of more than one (1) Audit performed during any calendar year in respect of the Borrower under this Section 5.01(d) and in respect of the Servicer under Section 5.03(d) on a combined basis (which, in the event there shall have been more than one Audit in any calendar year, shall be the Audit designated for this purpose by the Program Agent); provided, that following the occurrence and during the continuation of an Event of Termination, the one Audit per calendar year limitation shall be inapplicable.

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

                  (e) Keeping and Marking of Records and Books. The Borrower will (i) on or prior to the date hereof, mark the portions of the Computer Files in its possession or in possession by, or on behalf of, the Servicer, with a legend, reasonably acceptable to the Administrative Agents, to indicate that each Contract constitutes part of the Collateral, and (ii) upon the request of any Administrative Agent after the occurrence and during the continuation of an Event of Termination (A) mark each Contract with a legend describing the interests of the Program Agent and the Secured Parties therein and (B) deliver to the Program Agent all Records (including, without limitation, all multiple originals of any such Contract) relating to the Contracts.

                  (f) Compliance with Contracts and Collection Policy. The Borrower will (and will exercise its contractual rights to cause the Servicer to) timely (i) fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts, and (ii) comply in all material respects with the Collection Policy in regard to each Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement. The Borrower will, and will exercise its contractual rights to require HDCC to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement and will vigorously enforce the rights and remedies accorded to the Borrower under the Receivables Sale Agreement, including making prompt demands for payment and reimbursement under Articles VI and VII thereof. The Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Program Agent and the Lenders as set forth herein) under the Receivables Sale Agreement, as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                  (h) Ownership. The Borrower will take all necessary action to
(i) vest legal and equitable title to the Contracts, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in the Borrower, free and clear of any Adverse Claims other than Adverse Claims in favor of the Program Agent and the Secured Parties and Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower's interest in such Contracts, Related Security and Collections, the prompt termination of any non-consensual financing statements that describe any interest in the Collateral, and such other action to perfect, protect or more fully evidence the interest of the Borrower therein as the Program Agent or any Administrative Agent may reasonably request), and (ii) establish and maintain, in favor of the Program Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Contracts, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Program Agent for the benefit of the Secured Parties and Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Program Agent's (for the benefit of the Secured Parties) interest in such Contracts, Related Security and Collections, the prompt termination of any non-consensual financing statements that describe any interest in the Collateral, and such other action to perfect, protect or more fully evidence the interest of the Program Agent for the benefit of the Secured Parties as the Program Agent or any Administrative Agent may reasonably request).

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

                  (i) Lenders' Reliance. The Borrower acknowledges that the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a legal entity that is separate from each Related Entity. Therefore, from and after the date of execution and delivery of this Agreement, the Borrower shall take all reasonable steps, including, without limitation, all steps that the Program Agent, any Administrative Agent or any Lender may from time to time reasonably request, to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of each Related Entity and not just a division of any Related Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Borrower will:

                                    (i) comply with the provisions of Articles 3
                  and 14 of its Articles of Incorporation as in effect on the date hereof;

                                    (ii) require that all full-time employees of
                  the Borrower, if any, identify themselves as such and not as employees of any Related Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

                                    (iii) maintain a separate office for the
                  operation of its business and clearly identify its offices (by signage or otherwise) as its offices;

                                    (iv) conduct all transactions with each
                  Related Entity and the Servicer and their respective Affiliates (including, without limitation, any delegation of its obligations hereunder as the Servicer, the declaration and payment of dividends and distributions and the performance of any Take-Out Securitization) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges and insurance coverage) for items shared between, or centrally acquired for the benefit of, the Borrower and any Related Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or benefit;

                                    (v) observe all corporate formalities
                  material to its separateness as a distinct entity, and ensure that all corporate actions relating to (A) the dissolution or liquidation of the Borrower or (B) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding of the Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                                    (vi) maintain its corporate charter in
                  conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Articles of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Facility Documents, including, without limitation, Section 5.01(i) of this Agreement;

                                    (vii) from and after the Effective Date,
                  maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of each Administrative Agent;

                                    (viii) not merge or consolidate with or
                  into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and

                                    (ix) take such other actions as are
                  necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Foley & Lardner LLP, as counsel for the Borrower, in connection with the closing or the borrowing under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. The Borrower will (and will exercise its contractual rights to cause the Servicer to) instruct all Obligors to remit all Collections directly to the Lock-Box or the Lockbox Account (except as contemplated by clause (f) of the definition of "Eligible Contract"). The Borrower will cause (i) HDCC, as the Servicer under the Lockbox Agreement, to remit all Collections deposited in the Lock-Box and the Lockbox Account to the Collection Account as provided in Section 2.08(a), and (ii) the Collection Account to be subject at all times on and after the Effective Date to the Control Agreement. In the event any payments relating to Contracts are remitted directly to the Borrower or any Affiliate of the Borrower, the Borrower will remit (or will cause all such payments to be remitted) to the Collection Account as contemplated in Section 2.08(a). The Borrower shall not grant "control" or the right to take "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of the Lock-Box or Lockbox Account at a future time or upon the occurrence of a future event to any Person, except as contemplated in this Agreement or as otherwise contemplated in the Lockbox Agreement. The Borrower shall take all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section 8-106(d) of the UCC of all applicable jurisdictions) over the Collection Account and that the Collection Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder.

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

                  (k) Taxes. The Borrower will file all Federal, state and local tax returns required by law to be filed by it and will promptly pay and discharge, before the same shall become delinquent, all taxes and assessments imposed upon it or upon its property, except any such taxes or assessments that are being contested in good faith by appropriate proceedings. The Borrower will pay when due any taxes payable in connection with the Contracts.

                  (l) Insurance. The Borrower will ensure it is covered, with responsible insurance companies, by insurance against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by any applicable law, rule or regulation, any governmental approval, or any order, writ, injunction or decree of any court or Governmental Authority or agency.

                  (m) Reserve Account. The Borrower will cause the Reserve Account to be subject at all times on and after the Effective Date to the Reserve Account Agreement.

                  (n) Certain Security Entitlements. The Borrower will take all steps necessary to ensure that no "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC of all applicable jurisdictions) (i) that is subject to federal regulations governing security entitlements maintained on the books of a federal reserve bank (including, without limitation, Treasury securities subject to 31 C.F.R. Part 357), or (ii) where the underlying security (within the meaning of Section 8-102(a)(15) of the UCC of all applicable jurisdictions) or other financial asset (within the meaning of Section 8-102(a)(9) of the UCC of all applicable jurisdictions) has not been either endorsed to the securities intermediary (within the meaning of Section 8-501(a) of the UCC of all applicable jurisdictions) under the Control Agreement or Reserve Account Agreement, as applicable, or in blank or credited to a securities account (within the meaning of Section 8-102(a)(9) of the UCC of all applicable jurisdictions) in the name of Securities Intermediary will be held in the Collection Account or Reserve Account.

                  (o) Maryland Opinion of Counsel. The Borrower will cause an opinion of counsel relating to licensing matters in the state of Maryland and in form and substance reasonably satisfactory to the Syndication Agents to be delivered to the Administrative Agents no later than the close of business on May 6, 2009.

                  SECTION 5.02. Negative Covenants of the Borrower. Until the date on which the Borrower Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Borrower hereby covenants that:

                  (a) Name and Jurisdiction Change, Offices and Records. The Borrower will not change its name, jurisdiction of organization, identity or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions), become a "new debtor" (as defined in
Section 9-102(a)(56) of the UCC of all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other Person, change its "location" (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given the Program Agent at least thirty (30) days' prior written notice, and
(ii) delivered to the Program Agent all financing statements, instruments and other documents reasonably requested by the Program Agent or any Administrative Agent in connection with such change, event or relocation.

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                  (b) Change in Payment Instructions to Obligors. Except as may
be required by the Program Agent pursuant to Section 6.06, the Borrower will not, and will not permit the Servicer to, make any change in the instructions to Obligors regarding payments to be made to the Lock-Box or Lockbox Account, unless such change is necessary to allow the Borrower to comply with Section 5.01(j).

                  (c) Modifications to Business, Contracts, Credit Policy and Collection Policy. The Borrower will not (i) make any change in the character of its business or (ii) permit any change to the Credit Policy or the Collection Policy that could reasonably be likely to adversely affect the collectibility of the Contracts generally without the prior consent of the Syndication Agents following notice thereof given in accordance with the reporting requirements set forth in Section 5.01(a)(ii).

                  (d) Sales, Liens. The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Collateral, or assign any right to receive income with respect thereto (other than (i) the creation of the interests in favor of the Program Agent and the Secured Parties as provided for herein and the sufferance of Permitted Liens and (ii) a sale or conveyance (A) in connection with a Take-Out Securitization pursuant to Section 2.17, (B) to effect the removal from the Collateral of any Defaulted Contract and related Contract Assets in accordance with Section 2.09 or (C) to effect a repurchase by HDCC of Contract Assets in accordance with
Section 6.01 of the Receivables Sale Agreement), and the Borrower will defend the right, title and interest of the Program Agent and the Lenders in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Borrower or HDCC.

                  (e) Restricted Junior Payments. The Borrower will not make any Restricted Junior Payment at any time prior to the Final Collection Date; provided that, unless an Event of Termination has occurred and is then continuing, the Borrower may declare and distribute cash dividends with and to the extent of funds made available to the Borrower in accordance with Section 2.08(b).

                  (f) Collections. The Borrower will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than (i) Collections, (ii) other amounts required or permitted to be deposited in the Collection Account in accordance with the terms of this Agreement and
(iii) amounts deposited in the Collection Account in error, as long as the Servicer withdraws such amounts as contemplated in Section 6.06.

                  (g) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except for Indebtedness of the type contemplated in Section 4.01(cc).

                  (h) Facility Documents. Except as otherwise permitted herein, the Borrower shall not terminate, amend or otherwise modify any Facility Document or grant any waiver or consent thereunder without the prior written consent of the Administrative Agents; provided that (i) as provided in Section 5.01(a)(ii) or as otherwise expressly contemplated herein, the Syndication Agents may provide the requisite consent and (ii) in the case of any Hedge Agreement, such Facility Documents may, subject to the terms of Section 2.05(e), be terminated, amended or otherwise modified with the consent of the Administrative Agent for the applicable Lender Group.

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                  (i) Adverse Transactions. Except for a Take-Out Securitization
permitted hereunder, the Borrower shall not enter into any transaction which adversely affects the Collateral or the Program Agent's or any Administrative Agent's or Lender's rights under this Agreement.

                  SECTION 5.03. Affirmative Covenants of the Servicer. Until the date on which the Borrower Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Servicer hereby covenants as set forth below:

                  (a) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to each Administrative Agent:

                                    (i) Annual Report. As soon as available and
                  in any event no later than the date which is the earlier of
                  (i) one hundred twenty (120) days after the end of each fiscal year of HDI and (ii) the date the Annual Report on Form 10-K for such fiscal year of HDI would have been required to have been filed under the rules and regulations of the Securities and Exchange Commission giving effect to any automatic extension available thereunder for filing of such form, (A) a copy of the annual audit report for such year for HDI and its Subsidiaries, containing the consolidated balance sheet of HDI and its Subsidiaries and the consolidated balance sheet of HDFS and its Subsidiaries, in each case as of the end of such fiscal year, (B) a copy of the consolidated statements of income and cash flows of HDI and its Subsidiaries and the consolidated statements of income and cash flows of HDFS and its Subsidiaries, in each case for such fiscal year; and together with (x) an opinion by Ernst & Young LLP or other independent public accountants acceptable to the Administrative Agents ((1) without a "going concern" or like qualification or like exception and (2) other than a qualification permitted by the Securities and Exchange Commission regarding the internal controls of a company acquired during such period pursuant to a material acquisition by HDI or any Subsidiary, without any qualification or exception as to the scope of such audit), and (y) a certificate of the chief financial officer or treasurer of HDI (on behalf of HDI and HDFS) certifying that the reports delivered in accordance with subclauses (A) and (B) above have been prepared in accordance with GAAP, and (C) a certificate of the chief financial officer or treasurer of HDI (on behalf of HDI and HDFS) as to compliance with clauses (h) through (j) in the definition of Servicer Termination Event and setting forth in reasonable detail the calculations necessary to demonstrate the same.

                                    (ii) Quarterly Report. As soon as available
                  and in any event no later than the date which is the earlier of (i) sixty (60) days after the end of each of the first three quarters of each fiscal year of HDI and (ii) the date the Quarterly Report on Form 10-Q for such quarter of HDI would have been required to have been filed under the rules and regulations of the Securities and Exchange Commission giving effect to any automatic extension available thereunder for filing of such form, (A) a copy of the consolidated balance sheet of HDI and its Subsidiaries and the consolidated balance sheet of HDFS and its Subsidiaries, in each case as of the end of such quarter, (B) a copy of the consolidated statements of income and cash flows of HDI and its Subsidiaries and the consolidated income and cash flows of HDFS and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such quarter duly certified (subject to the absence of footnotes and to year-end audit adjustments) by the chief financial officer or treasurer of HDI (on behalf of HDI and HDFS) as having been prepared in accordance with GAAP, and
                  (C) a certificate of the chief financial officer or treasurer of HDI as to compliance with clauses (h) through (j) in the definition of Servicer Termination Event and setting forth in reasonable detail the calculations necessary to demonstrate the same.

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                                    (iii) Financial statements (other than the
                  certificate of the chief financial officer or the treasurer) required to be delivered pursuant to clauses (i) and (ii) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such financial statements are filed for public availability on the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System; provided that HDI shall notify (which may be by facsimile or electronic mail) the Program Agent of the filing of any such financial statements.

                                    (iv) Monthly Report. On each Monthly
                  Reporting Date, the Servicer shall deliver a Monthly Report in accordance with Section 6.07 hereof.

                                    (v) Copies of Notices. Promptly upon its
                  receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with this Agreement or any other Facility Document from any Person that is a party thereto, copies of the same; provided that in the case of oral communications, notice thereof is required to be given only when such communication relates to the occurrence of any breach, default or other material event under or in connection with a Facility Document.

                                    (vi) Change in Collection Policy. At least
                  thirty (30) days prior to the effectiveness of any material change in or material amendment to the Collection Policy, a copy of the Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Contracts, requesting each Syndication Agent's consent thereto.

                                    (vii) Other Information. Promptly, from time
                  to time, such other information, documents, records or reports relating to the Contracts or the condition or operations, financial or otherwise, of the Servicer as any Administrative Agent may from time to time reasonably request in order to protect the interests of the Program Agent, the Administrative Agents and the Lenders under or as contemplated by this Agreement.

                  (b) Notices. The Servicer will notify the Program Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

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

                                    (i) Servicer Termination Event. The
                  occurrence of each Servicer Termination Event, by a statement of an Authorized Officer of the Servicer.

                                    (ii) Judgment and Proceedings. (1) The entry
                  of any judgment or decree against the Servicer or any of its material Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its material Subsidiaries exceeds $25,000,000, (2) the institution of any litigation, arbitration proceeding, investigation or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (3) any material adverse development in any previously disclosed litigation, arbitration proceeding, investigation or governmental proceeding.

                                    (iii) Material Adverse Effect. The
                  occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                                    (iv) Defaults Under Other Agreements. The
                  occurrence of (A) any "event of default" or "default" or other event which, with the giving of notice or the passage of time or both, would constitute an "event of default" or a "default" under any financing arrangement in excess of $25,000,000 pursuant to which the Servicer is a debtor or an obligor or
                  (B) the creation of any Adverse Claim (other than Permitted Liens) on, or the occurrence of any event which, with the giving of notice or passage of time or both, would result in, or with further action by any third party would result in, the creation of any Adverse Claim (other than Permitted Liens) on the Contracts, the Related Security or the Collections pursuant to any indenture, agreement, instrument or filing.

                  (c) Compliance with Laws and Preservation of Corporate Existence.

                                    (i) The Servicer will comply with the
                  requirements of all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its property, except where the failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

                                    (ii) The Servicer (A) will preserve and
                  maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (B) will qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. The Servicer will furnish to each Administrative Agent from time to time such information with respect to it and the Contracts as such Administrative Agent may reasonably request. The Servicer will during regular business hours upon reasonable prior written notice and at the sole cost of the Servicer, permit each Administrative Agent, or its agents or representatives (including an independent auditor or accounting firm selected by an Administrative Agent) to perform an Audit. The Administrative Agents shall make reasonable efforts to coordinate Audits. Any Audit provided for herein shall be conducted in accordance with the Servicer's rules respecting safety and security on its premises and without materially disrupting operations. Nothing in this Section 5.03(d) shall affect the obligation of the Servicer to observe any applicable law prohibiting the disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.03(d). The Servicer will not be responsible for the costs of more than one (1) Audit performed during any calendar year in respect of the Servicer under this Section 5.03(d) and in respect of the Borrower under Section 5.01(d) on a combined basis (which, in the event there shall have been more than one Audit in any calendar year, shall be the Audit designated for this purpose by the Program Agent); provided, that following the occurrence and during the continuation of an Event of Termination, the one audit per calendar year limitation shall be inapplicable.



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                  (e) Keeping and Marking of Records and Books.

                                    (i) The Servicer will maintain and implement
                  administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable as will enable the Program Agent and the Lenders to determine the status of all Contracts (including, without limitation, records adequate to permit the immediate identification of all Collections of and adjustments to each existing Contract). The Servicer will give the Program Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                                    (ii) The Servicer will (A) on or prior to
                  the date hereof, mark the portions of the Computer Files in its possession or the possession by the Custodian with a legend, reasonably acceptable to the Administrative Agents, to indicate that each Contract constitutes part of the Collateral, and (B) upon the request of any Administrative Agent after the occurrence and during the continuation of an Event of Termination, (x) mark each Contract with a legend describing the interests of the Program Agent and the Secured Parties therein and (y) deliver to the Program Agent all Contracts (including, without limitation, all multiple originals of any such Contract).

                  (f) Compliance with Contracts and Collection Policy. The Servicer will timely (i) fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts, and (ii) comply in all material respects with the Collection Policy in regard to each Contract.

                  (g) Collections. The Servicer will instruct all Obligors to remit all Collections directly to the Lock-Box or the Lockbox Account (except as contemplated by clause (f) of the definition of "Eligible Contract"). The Servicer will remit all Collections deposited in the Lock-Box and Lockbox Account to the Collection Account as provided in Section 2.08(a). In the event any payments relating to Contracts are remitted directly to the Servicer or any Affiliate of the Servicer, the Servicer will remit (or will cause all such payments to be remitted) to the Collection Account in accordance with Section 2.08(a). The Servicer shall assist the Borrower in taking all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section and 8-106(d) of the UCC of all applicable jurisdictions) over the Collection Account and that the Collection Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder.

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

                  (h) Taxes. The Servicer will file all Federal, state and local tax returns required by law to be filed by it and will promptly pay and discharge, before the same shall become delinquent, all taxes and assessments imposed upon it or upon its property, except any such taxes or assessments (i) that are being contested in good faith by appropriate proceedings or (ii) the non-payment or non-filing of which could not reasonably be expected to have a Material Adverse Effect.

                  (i) Insurance. The Servicer will ensure it is covered, with responsible insurance companies, by insurance against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by any applicable law, rule or regulation, any governmental approval, or any order, writ, injunction or decree of any court or Governmental Authority or agency.

                  (j) Reserve Account. The Servicer shall assist the Borrower in taking all steps necessary to ensure that the Program Agent has "control" (within the meaning of Section and 8-106(d) of the UCC of all applicable jurisdictions) over the Reserve Account and that the Reserve Account is not subject to any Adverse Claim other than Permitted Liens and Adverse Claims in favor of the Secured Parties hereunder.

                  (k) Certain Security Entitlements. The Servicer will take all steps necessary to ensure that no "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC of all applicable jurisdictions) (i) that is subject to federal regulations governing security entitlements maintained on the books of a federal reserve bank (including, without limitation, Treasury securities subject to 31 C.F.R. Part 357), or (ii) where the underlying security (within the meaning of Section 8-102(a)(15) of the UCC of all applicable jurisdictions) or other financial asset (within the meaning of Section 8-102(a)(9) of the UCC of all applicable jurisdictions) has not been either endorsed to the securities intermediary (within the meaning of Section 8-501(a) of the UCC of all applicable jurisdictions) under the Control Agreement or Reserve Account Agreement, as applicable, or in blank or credited to a securities account (within the meaning of Section 8-102(a)(9) of the UCC of all applicable jurisdictions) in the name of Securities Intermediary will be held in the Collection Account or Reserve Account.

                  SECTION 5.04. Negative Covenants of the Servicer. Until the date on which the Borrower Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Servicer hereby covenants that:

                  (a) Change in Payment Instructions to Obligors. Except as may be required by the Program Agent pursuant to Section 6.06, the Servicer will not make any change in the instructions to Obligors regarding payments to be made to the Lock-Box or Lockbox Account, unless such change is necessary to allow the Servicer to comply with Section 5.03(g).

                  (b) Modifications to Business, Contracts and Collection Policy. The Servicer will not (i) make any change in the character of its business or (ii) permit any change to the Collection Policy that could reasonably be likely to adversely affect the collectibility of the Contracts generally, without the prior consent of the Syndication Agents in accordance with the reporting requirements set forth in Section 5.03(a)(vi). Except as provided in Section 6.02(d), the Servicer will not extend, amend or otherwise modify the terms of any Contract other than in accordance with the Collection Policy.


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

                  (c) Collections. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than (i) Collections, (ii) other amounts required or permitted to be deposited in the Collection Account in accordance with the terms of this Agreement and (iii) amounts deposited in the Collection Account in error, as long as the Servicer withdraws such amounts as contemplated in Section 6.06.

                  (d) Facility Documents. Except as otherwise permitted herein, the Servicer shall not terminate, amend or otherwise modify any Facility Document to which it is a party or grant any waiver or consent thereunder without the prior written consent of the Syndication Agents.

                                   ARTICLE VI
                           ADMINISTRATION OF CONTRACTS

                  SECTION 6.01. Designation of the Servicer.

                  (a) The servicing, administering and collection of the Contracts shall be conducted by the Person so designated from time to time in accordance with this Section 6.01. Until the Program Agent, with the consent or at the direction of the Required Lenders, gives notice to the Borrower and the Servicer of the designation of a new Servicer as provided in Section 6.01(b) below, HDCC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Borrower hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower any and all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind in connection with any Contract or other Collateral.

                  (b) Upon the occurrence and during the continuation of any Servicer Termination Event, the Program Agent may, with the consent or shall at the direction of the Required Lenders, upon written notice to the parties hereto designate as the Servicer any Person to succeed HDCC (or any successor Servicer) subject to the condition that any such Person so designated shall agree to perform, and shall be qualified to perform, the duties and obligations of the Servicer under each of the Facility Documents to which it is a party. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the reasonable determination by the Servicer that (x) the performance of its duties hereunder is no longer permissible under applicable law and (y) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law.

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

                  (c) HDCC and any successor Servicer agrees that, upon its resignation or replacement as the Servicer pursuant to Section 6.01(b) above, it will cooperate with the Borrower, the Program Agent and the successor Servicer in effecting the termination of its responsibilities and rights as the Servicer hereunder, including, without limitation, (i) assisting the successor Servicer in enforcing all rights under the Contracts and Related Security, (ii) transferring, promptly upon receipt, to the successor Servicer, any Collections or other amounts related to the Contracts received by such Servicer, (iii) transferring to the successor Servicer all Records held by or under the control of such Servicer and (iv) permitting the successor Servicer to have access to all tapes, discs, diskettes and related property containing information concerning the Contracts and the Records and taking all actions necessary in its control to permit the successor Servicer to use all computer software (to the extent it is permitted to do so) that may facilitate the successor Servicer's access to and use of such information and acting as data processing agent for such successor Servicer if requested. Upon the resignation or replacement of HDCC as the Servicer, HDCC shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such resignation or replacement. If HDCC or a successor Servicer resigns or is replaced, it shall be entitled to reimbursement for all outstanding Servicer Advances at the time and in the order of priority set forth in Section 2.08(b) and 2.08(c), as applicable, notwithstanding its resignation or termination hereunder.

                  (d) The Servicer may (i) delegate to any of the Servicer's Affiliates some or all of the Servicer's duties hereunder, (ii) delegate to a non-Affiliate discrete portions of its duties hereunder, such as, collection, bankruptcy services, repossession, in order to enable the Servicer to maximize Collections on the Receivables, and (iii) to a non-Affiliate all or substantially all of its duties hereunder with the prior consent of the Syndication Agents, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Servicer shall remain primarily liable for any and all duties delegated in accordance with this clause (d).

                  SECTION 6.02. Duties of the Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as it deems necessary or advisable to collect all amounts due and related to each Contract from time to time, all in accordance with applicable laws, tariffs, rules, regulations and the Collection Policy. Each of the Borrower, each Lender, each Administrative Agent and the Program Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to
Section 6.01, to enforce its respective rights and interests in and under the Contracts and the Related Security. The Servicer (so long as it is HDCC) will at all times apply the same standards and follow the same procedures with respect to the decision to commence litigation with respect to the Contracts, and in prosecuting and litigating with respect to the Contracts, as it applies and follows with respect to motorcycle conditional sales contracts and promissory note and security agreements serviced by it which are not Contracts; provided, however, that from and after the Termination Date, the Servicer shall commence or settle any legal action to enforce collection of any Contract or to foreclose upon or repossess any Related Security with respect thereto as directed by the Program Agent. In no event shall the Servicer be entitled to make the Program Agent, any Administrative Agent or any Lender a party to any litigation without such Person's express prior written consent.

                  (b) The Servicer shall apply all Collections to the Contracts owed by the applicable Obligors in a timely manner in accordance with the business practices of the Servicer as of the date of this Agreement unless mutually agreed otherwise with the Syndication Agents. In the event the Servicer receives any Collections or other proceeds of the Collateral, it shall set aside and hold in trust for the Borrower and the Secured Parties such Collections and other proceeds for application and remittance in accordance with Section 2.08(a), and it shall remit the same to the Collection Account to the extent required hereunder.

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

                  (c) The Servicer shall, as soon as practicable following receipt, turn over to the Person entitled thereto collections in respect of any receivable which is not a Contract less, to the extent the Servicer performed any collection or enforcement actions which it was authorized by such Person to perform, all reasonable and appropriate out of pocket costs and expenses of such Servicer incurred in collecting and enforcing such receivable. The Servicer's authorization and obligations hereunder shall terminate on the Business Day immediately after the Final Collection Date. After such termination, if HDCC or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Borrower, all books, copies of records and related materials that the Borrower previously provided to the Servicer, or that otherwise have been obtained by the Servicer, in connection with this Agreement.

                  (d) The Servicer may, in accordance with the Collection Policy, extend the maturity of any Contract as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension shall not limit the rights of any Secured Party under this Agreement. The parties acknowledge that, in accordance with the Servicer's customary business practices as they relate to the management of its securitization facilities, the Servicer will recognize a given Contract as being a Defaulted Contract and thereupon mark the Outstanding Balance of such Contract to zero in its books and records. Such internal practices will not impair or diminish (i) the claim of the Borrower against the applicable Obligor for payment in full of such Contract, (ii) any right of the Borrower to realize any Recoveries subsequently made on any Contract so recorded or (iii) the obligation of the Servicer and the Borrower to remit in full to the Collection Account for application in accordance with Section 2.08 any and all such Recoveries. Notwithstanding anything to the contrary contained herein, during the existence of any Event of Termination, the Program Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Contract or to foreclose upon or repossess any Related Security; provided, further, that the Servicer shall not release or waive the right to collect the Outstanding Balance of any Contract, except that, with respect to a Contract that has become a Defaulted Contract or has been written-off as uncollectible, the Servicer, consistent with its Collection Policy, may release or waive the right to collect the Outstanding Balance of such Contract in an effort to maximize collections thereon.

                  (e) The Servicer shall hold in trust for the Borrower and the Secured Parties all Records that (i) evidence or relate to the Contracts, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Contracts and shall, as soon as practicable upon demand of any Administrative Agent or the Program Agent, during the existence of any Event of Termination, deliver or make available to the Program Agent all such Records, at a place selected by the Program Agent.

                  (f) If the Servicer shall have repossessed a Motorcycle on behalf of the Program Agent for the benefit of the Secured Parties, the Servicer shall either (i) maintain at its expense physical damage insurance with respect to such Motorcycle, or (ii) indemnify the Program Agent against any damage to such Motorcycle prior to resale or other disposition. The Servicer shall not allow such repossessed Motorcycle to be used in an active trade or business, but rather shall dispose of the Motorcycle in a reasonable time in accordance with the Servicer's normal business practices.

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                  (g) The Servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a Contract and disposing of the related Motorcycle.

                  SECTION 6.03. Servicer Advances. The Servicer may, in its sole discretion, advance (a "Servicer Advance") with respect to any Contract on any Settlement Date, any scheduled principal and/or interest payment thereunder which became due during any Monthly Period ending prior to such Settlement Date and was not paid by the Obligor of such Contract as of the close of business on that last day of the most recently ended Monthly Period (unless a Servicer Advance with respect to and in the amount of such scheduled payment has previously been made), subject to its determination that any such Servicer Advance is expected to be recoverable from future payments made by such Obligor. Any such Servicer Advance, if made, shall be remitted to the Collection Account on the Settlement Date following such Monthly Reporting Date. The Servicer shall not be entitled to interest or any other fees on or with respect to Servicer Advances. The Servicer shall be reimbursed its respective Servicer Advance as provided in Sections 2.08(b) and 2.08(c), as applicable.

                  SECTION 6.04. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations with respect to the Contracts to the same extent as if a security interest in the Contracts had not been granted hereunder and the exercise by the Program Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable by it in connection with the Contracts. None of the Program Agent, the Administrative Agents, the Lenders or the Liquidity Providers shall have any obligation or liability with respect to any Contracts or other Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

                  SECTION 6.05. Further Action Evidencing Program Agent's Interest. Each of the Borrower and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that any Administrative Agent or the Program Agent may reasonably request in order to perfect, protect or more fully evidence the interest of the Program Agent or the Secured Parties granted hereunder or to enable the Program Agent to exercise or enforce any of its or the Secured Parties' rights hereunder. Without limiting the generality of the foregoing, each of the Borrower and the Servicer will (i) code its master data processing records evidencing such Contracts to evidence that a security interest therein has been granted to the Program Agent on behalf of the Secured Parties under this Agreement, and (ii) upon the request of any Administrative Agent or the Program Agent, file such financing statements, continuation statements or amendments thereto or assignments thereof, and execute and file such other instruments or notices, as may be necessary or appropriate or as the Program Agent or any Administrative Agent may reasonably request. If either the Borrower or the Servicer fails to perform any of its respective agreements or obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable out-of-pocket expenses of the Program Agent incurred in connection therewith shall be payable by the Borrower or the Servicer, as applicable, upon the Program Agent's demand therefor.

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                  SECTION 6.06. Collections. In the case of any remittances
received in the Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Contracts or the Related Security, the Servicer shall promptly remit such items to the Person identified to it (or determined by it) as being the owner of such remittances. From and after the occurrence of a Servicer Termination Event, the Program Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Contracts, to remit all payments thereon directly to the Collection Account and, at all times thereafter, the Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to the Collection Account any cash or payment item other than Collections or other amounts permitted or required to be deposited therein pursuant to this Agreement.

                  SECTION 6.07. Reports. The Servicer shall prepare and forward to each Administrative Agent (i) on each Monthly Reporting Date, a Monthly Report, and the Servicer shall provide a copy thereof to the Deal Rating Agency and the Hedge Counterparties, (ii) at such times as any Administrative Agent shall reasonably request, a listing by Obligor of all Contracts and (iii) if Provisional Settlement Dates are then in effect, a report substantially in the form of a Monthly Report at such times as any Administrative Agent shall reasonably request. The Servicer shall deliver to each Administrative Agent, the Deal Rating Agency and the Hedge Counterparties: (x) on each Monthly Reporting Date as part of the Monthly Report, information regarding loss-to-liquidations on HDFS's U.S. retail Motorcycle managed portfolio and (y) on a quarterly basis, information regarding delinquencies and annual losses on such managed portfolio.

                  SECTION 6.08. Servicer Fees. In consideration of HDCC's agreement to act as the Servicer hereunder, the Lenders hereby agree that, during the period that HDCC shall perform as the Servicer hereunder, the Borrower shall pay over to HDCC a fee (the "Servicer Fee") on each Settlement Date in accordance with Sections 2.08(b) and 2.08(c), as applicable, which Servicer Fee shall be equal, in respect of any Monthly Period (or portion thereof), to:

                  (i) (A) the sum of the aggregate Outstanding Balance of all Contracts constituting Collateral as of the first day of such period and the aggregate Outstanding Balance of all Contracts constituting Collateral as of the last day of such period, divided by (B) two, times

                  (ii)     1.00%, times

                  (ii) the actual number of days during such period divided by 360.

The Servicer shall retain all Late Payment Penalty Fees and extension fees paid in the prior Monthly Period, as compensation for its servicing activities. Notwithstanding the foregoing, if the Servicer is replaced by the Program Agent, the successor Servicer shall receive a servicing fee in an amount agreed upon by the Program Agent and the successor Servicer which reflects the then-prevailing market rates for servicing similar portfolios of Contracts.

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                                  ARTICLE VII
                              EVENTS OF TERMINATION

                  SECTION 7.01. Events of Termination. "Event of Termination," wherever used herein, means any one of the following events:

                  (a) The Borrower shall fail to, or shall fail to cause the Servicer to, make any payment required hereunder when due and, (i) in the case of any payment of principal, such failure continues for two (2) consecutive Business Days, or (ii) in the case of any payment of Interest or other amount payable hereunder, such failure continues for three (3) consecutive Business Days; or

                  (b) The Borrower or shall fail to perform or observe any other term, covenant or agreement hereunder (other than as described in Section 7.01(a)) or any other Facility Document and such failure shall continue for thirty (30) consecutive days after the earlier of (i) the Borrower obtaining knowledge thereof or (ii) the Program Agent or any Administrative Agent delivers written notice thereof.

                  (c) Any representation, warranty, certification or statement made by the Borrower under or in connection with this Agreement, any other Facility Document or in any other document delivered pursuant hereto or thereto shall be determined to have been false in any material respect on the date as of which made or deemed made.

                  (d) (i) the Borrower shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or net amount of at least $10,000 in the aggregate (but excluding Indebtedness outstanding hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) any event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

                  (e) An Insolvency Event has occurred with respect to the Borrower.

                  (f) A Servicer Termination Event shall have occurred and be continuing and remain unwaived.

                  (g) A Change of Control shall occur.

                  (h) The Program Agent or an Administrative Agent, in its reasonable, good faith judgment, has cause to believe that there has been a Material Adverse Effect (excluding for this purpose a Material Adverse Effect of the type discussed in clause (ii) of the definition thereof relating to the Servicer or HDCC).

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                  (i) The Borrower shall fail, or shall fail to cause the
Servicer, to reduce the Aggregate Principal Balance of the Loans to zero on the Maturity Date then in effect.

                  (j) One or more final judgments for the payment of money in excess of $500,000 in the aggregate shall be entered against the Borrower with respect to which (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of ten
(10) consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Termination or included in the calculation of the aggregate amount of judgments or orders under this Section 7.1(j) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

                  (k) This Agreement or any other Facility Document shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Borrower or the Servicer; or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability and HDCC fails to repurchase such Obligor's related Contract upon the terms set forth in the Receivables Sale Agreement.

                  (l) The Program Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority security interest in a material (as determined in the sole discretion of either of the Syndication Agents) portion of the Collateral.

                  (m) The Borrower shall fail to maintain an Eligible Hedge Agreement and such failure continues unremedied for thirty (30) consecutive days.

                  (n) The Borrower shall fail to maintain a valid Custodial Agreement in full force and effect with its Custodian.

                  (o) The Aggregate Principal Balance shall at any time exceed an amount equal to (i) the Adjusted Pool Balance minus (ii) the product of (A) the Adjusted Pool Balance and (B) the Dynamic Enhancement Percentage (Level I), for more than five (5) consecutive Business Days following the earlier to occur of (x) the Servicer or the Borrower obtaining knowledge thereof and (y) the Monthly Reporting Date on which such deficiency would first be reported.

                  (p) A Reserve Account Shortfall shall occur on any date and such failure shall continue unremedied as of the immediately following Settlement Date after giving effect to all distributions made on such Settlement Date in accordance with Section 2.08.

                  SECTION 7.02. Remedies. (a) If an Event of Termination has occurred and is continuing, then the Program Agent shall, at the request, or may with the consent of the Required Lenders by notice to the Borrower, declare the Termination Date to have occurred; provided, however, that, in the case of any event described in Section 7.01(e) above, the Termination Date shall be deemed

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to have occurred automatically upon the occurrence of such event. Upon the declaration or automatic occurrence of the Termination Date in accordance with this Section 7.02, the Loans and all other obligations of the Borrower hereunder shall become and be immediately due and payable, without any presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the foregoing, upon the occurrence and during the continuance of an Event of Termination, (i) all Borrower Obligations hereunder shall bear interest at the Default Rate, (ii) the Program Agent, on behalf of the Lenders, may direct the Servicer to deposit to the Collection Account all Collections received by it within two (2) Business Days in accordance with Section 2.08(a), (iii) the Program Agent, on behalf of the Lenders, may exercise exclusive dominion and control over the Collection Account in accordance with Sections 5.01(j) and 5.03(g), and the Reserve Account by delivering the requisite notice of control to the applicable account banks, and following such exercise of control, the Program Agent shall direct all withdrawals and distributions from and to the Collection Account, (iv) the Program Agent may, upon the direction of the Required Lenders, notify the Obligors of the Secured Parties' interest in the Collateral (or direct the Servicer to do so pursuant to Section 6.06) and direct such Obligors to make payment of all amounts due under Contracts as designated by the Program Agent, including making payment directly to the Collection Account, (v) the Program Agent may, upon the direction of the Required Lenders, without notice, demand or advertisement of any kind to the Borrower or any other Person, enter the premises of the Borrower where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, foreclose, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Borrower's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Required Lenders may deem commercially reasonable, and the Lenders shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Borrower hereby expressly releases; (vi) if such event described in Section 7.01(g) has occurred with respect to the Servicer, the Program Agent may, with the consent or shall at the direction of the Required Lenders, designate as the Servicer any Person to succeed HDCC (or any successor Servicer), and (vii) the Program Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                  (b) Upon the occurrence and during the continuance of an Event of Termination, each of the Borrower and the Servicer shall take or cause to be taken all actions necessary as reasonably requested by the Program Agent (i) to cause the Program Agent to have all of the rights and remedies of a "Trustee" under and as defined in the Lockbox Agreement, (ii) to cause the Borrower to be treated as or deemed a "Trust" and a "Trust Depositor" under and as defined in the Lockbox Agreement, (iii) to cause the Contracts to be treated as or deemed "CFC Contracts" under and as defined in the Lockbox Agreement and (iv) to obligate HDCC, as servicer under the Lockbox Agreement, to remit to the Collection Account any Collections received in any Lockbox Account that is subject to the Lockbox Agreement in accordance with the terms of the Lockbox Agreement. The Borrower hereby grants to the Program Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower, following the occurrence and during the continuance of an Event of Termination, any and all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind in connection with any Contract or other Contract Asset.

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                  (c) The Borrower recognizes that the Lenders may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof. The Borrower acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. In the event of any sale, assignment or other transfer of all or any portion of the Collateral by the Lenders in the exercise of their remedies under this Agreement, all rights and obligations of the Servicer hereunder in respect of the servicing, collecting or other handling of the Collateral so sold, assigned or otherwise transferred shall thereupon terminate without any requirement that notice be given to or any payment (other than any then accrued and unpaid Servicer Fees) be made to the Servicer or that any other action on the part of any Person be taken to give effect to such termination.

                  SECTION 7.03. Additional Remedies of the Lenders. (a) During an Early Amortization Period, (i) no new Loans shall be extended by the Lenders hereunder, and (ii) on each Settlement Date, the Target Principal Amount shall be an amount equal to the Aggregate Principal Balance of the Loans then outstanding.

                  (b) If (x) the Aggregate Principal Balance at any time exceeds the Borrowing Base and (y) such circumstance does not constitute an Event of Termination under Section 7.01(o) because it arises solely as a result of a change in the Loss-to-Liquidation Ratio causing an increase in the Dynamic Enhancement Percentage, no new Loans will be extended by the Lenders until such time as such deficiency is eliminated by (i) the pledge of additional Collateral by the Borrower to the Program Agent on behalf of the Secured Parties or (ii) the payment of the Total Distribution Amount by the Borrower, or the Servicer on its behalf, in accordance with Section 2.08(b) hereof such that the Aggregate Principal Balance of the Loans is less than the Borrowing Base.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  SECTION 8.01. Indemnities by the Borrower. (a) Without limiting any other rights that the Program Agent, any Administrative Agent or any Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify (and pay upon demand to) the Program Agent, each Administrative Agent and each Lender and their respective Affiliates, successors, assigns, officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Program Agent, such Administrative Agent or such Lender) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred



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by any of them arising out of or by reason of (i) the Borrower's or Servicer's
(in its capacity as Servicer) failure to perform any of its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Facility Document, (ii) any representation or warranty made by the Borrower or Servicer (in its capacity as Servicer) (or any of their respective officers) under or in connection with this Agreement, any other Facility Document or any other written information or report delivered by the Borrower or Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made, (iii) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with any Motorcycle or other merchandise, insurance or services that are performed by the Servicer or any of its Affiliates and that are the subject of any Contract, (iv) any taxes (other than Excluded Taxes) that may at any time be asserted against any Indemnified Party as a result of or relating to the transactions contemplated herein and in the other Facility Documents, including any sales, gross receipts in respect of the Contracts, gross margin, general corporation, tangible personal property, Illinois personal property replacement privilege or license taxes and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Borrower or the Servicer under this Agreement or imposed against the Program Agent, any Administrative Agent or any Lender or otherwise, (v) any Contract being determined to not constitute an Eligible Contract or Eligible Post-Sale Contract, as applicable, as of any Borrowing Date, Settlement Date, Take-Out Date or other date on which such Contract is then being included in the calculation of Outstanding Eligible Balance, (vi) any statement set forth in Sections 4.01(a), 4.01(e), 4.01(q), 4.02(a), 4.02(e), 4.02(l) or 4.02(o)
(deleting for this purpose any exception or qualification otherwise contained therein referring to material adverse effect or any similar concept) not being true and accurate on the date the related representation and warranty is made, or (vii) the Borrower's failure to obtain licenses in the appropriate jurisdictions required for the Borrower to own, engage a servicer and pledge the Contracts hereunder or otherwise to comply with the law, including without limitation, Indemnified Amounts based on or resulting from:

                                    (i) the failure by the Borrower, the
                  Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Contract, or the nonconformity of any Contract with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                                    (ii) any dispute, claim, offset or defense
                  of the Obligor (other than discharge or stay in bankruptcy of the Obligor) to the payment of any Contract (including, without limitation, a defense based on such Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the Motorcycle or other merchandise or service provided by the Borrower or any of its Affiliates related to such Contract or the furnishing or failure to furnish such merchandise or services;

                                    (iii) the commingling of Collections of
                  Contracts with other funds;

                                    (iv) any investigation, litigation or
                  proceeding related to or arising from this Agreement or any other Facility Document, the transactions contemplated hereby, the use of the proceeds of the Borrowing, the ownership of the Contracts or any other investigation, litigation or proceeding relating to the Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

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

                                    (v) any inability to litigate any claim
                  against any Obligor in respect of any Contract as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty from any legal action, suit or proceeding;

                                    (vi) an Insolvency Event has occurred with
                  respect to HDI, HDFS, any Originator or the Borrower;

                                    (vii) any failure of Borrower to acquire and
                  maintain legal and equitable title to, and ownership of any Contract and the Related Security and Collections with respect thereto from HDCC, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to HDCC under the Receivables Sale Agreement in consideration of the transfer by HDCC of any Contract, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                                    (viii) any failure to vest and maintain
                  vested in the Program Agent, for the benefit of the Secured Parties, or to transfer to the Program Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim (except as created pursuant to the terms of the Facility Documents);

                                    (ix) the failure to have filed, or any delay
                  in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Collateral, and the proceeds of any thereof in accordance with this Agreement, whether at the time of the Borrowing or at any subsequent time;

                                    (x) any action or omission by the Borrower
                  or the Servicer (in its capacity as such) which reduces or impairs the rights of the Program Agent or the Secured Parties (or any of their respective assigns) with respect to any Collateral or the value of any Collateral;

                                    (xi) any attempt by the Borrower or any of
                  its Affiliates to void the security interest in the Collateral granted hereunder under statutory provisions or common law or equitable action;

                                    (xii) (i) with respect to the Contracts set
                  forth on the Contract Schedule as of the Effective Date, the failure of any such Contract to be an Eligible Contract on the Effective Date or (ii) with respect to the Contracts on any date included in the calculation of the Outstanding Eligible Balance, the failure of any such Contracts to be Eligible Contracts or Eligible Post-Sale Contracts, as applicable, on such date; and

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                                    (xiii) the failure of the Servicer under the
                  Lockbox Agreement to remit any Collections to the Collection Account or otherwise in accordance with the instruction of the Program Agent, whether by reason of the exercise of setoff rights or otherwise.

                  (b) Notwithstanding anything to the contrary contained in
Section 8.01(a), the Borrower shall have no obligation to indemnify (and shall not indemnify) any Indemnified Party for:

                                    (i) Indemnified Amounts to the extent that
                  such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; or

                                    (ii) Franchise taxes imposed upon any
                  Indemnified Party or taxes imposed by the federal government or jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party.

                  SECTION 8.02. Indemnities by the Servicer. (a) Without limiting any other rights that the Program Agent, any Administrative Agent or any Lender may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or by reason of (i) the Servicer's failure to perform any of its servicing duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Facility Document, (ii) any representation or warranty made by the Servicer (or any officers of the Servicer), in its capacity as servicer, under or in connection with this Agreement, any other Facility Document or any other written information or report delivered by the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made, (iii) any statement set forth in Sections 4.02(a), 4.02(e), 4.02(l) or 4.02(o) (deleting for this purpose any exception or qualification otherwise contained therein referring to material adverse effect or any similar concept) not being true and accurate on the date the related representation and warranty is made, or (iv) the Servicer's failure to obtain licenses in the appropriate jurisdictions required to service the Contracts, without giving effect to any materiality qualifiers, including without limitation, Indemnified Amounts based on or resulting from:

                                    (i) the failure by the Servicer to comply
                  with any applicable law, rule or regulation with respect to any Contract;

                                    (ii) the commingling of Collections of
                  Contracts with other funds;

                                    (iii) any investigation, litigation or
                  proceeding related to or arising from this Agreement or any other Facility Document, the transactions contemplated hereby, or any other investigation, litigation or proceeding relating to the Servicer and its servicing duties hereunder in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

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                                    (iv) any action or omission by the Servicer
                  which reduces or impairs the rights of the Program Agent or the Secured Parties (or any of their respective assigns) with respect to any Collateral or the value of any Collateral;

                                    (v) the failure of the Servicer to remit any
                  Collections to the Collection Account or otherwise in accordance with the instruction of the Program Agent, whether by reason of the exercise of setoff rights or otherwise.

                  (b) Notwithstanding anything to the contrary contained in
Section 8.02(a), the Servicer shall have no obligation to indemnify (and shall not indemnify) any Indemnified Party for Indemnified Amounts to the extent that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification.

                  SECTION 8.03. Other Costs and Expenses. The Borrower shall reimburse the Program Agent and each Syndication Agent on demand for all reasonable costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery, and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including, without limitation, the cost of any such Person's auditors auditing the books, records and procedures of the Borrower, all rating agency fees, reasonable fees and out-of-pocket expenses of legal counsel for the Lenders (which such counsel may be employees of any of the Lenders, the Administrative Agents or the Program Agent) with respect thereto and with respect to advising the Lenders as to their rights and remedies under this Agreement; provided that the Borrower shall not be obligated to reimburse the costs and expenses of more than one law firm serving as external counsel for the Program Agent and the Syndication Agents in connection with any such preparation, negotiation, arrangement, execution, delivery, and administration of this Agreement and the other documents delivered hereunder. The cost of auditors will be paid in accordance with Sections 5.01(d) and 5.03(d). The Borrower shall reimburse the Program Agent, any Syndication Agent and any Lender on demand for any and all costs and expenses of such Person, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring, amendment or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Termination; provided that the Borrower shall not be obligated to reimburse the costs and expenses of more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) serving as counsel for the Program Agent and Syndication Agents and one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) as counsel for the Lenders in connection with any such enforcement, amendment, workout or restructuring of this Agreement or any other document delivered hereunder.

                                   ARTICLE IX
                                   THE AGENTS

                  SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes its related Administrative Agent and the Program Agent to take such action as agent


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on its behalf and to exercise such powers under this Agreement as are delegated to such Administrative Agent or the Program Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except to the extent provided in Section 9.07, the provisions of this Article IX are solely for the benefit of the Administrative Agents, the Program Agent and the Lenders, and the Borrower shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing their functions and duties hereunder, the Administrative Agents shall act solely as the agent for the respective Conduit Lenders and the Committed Lenders in the related Lender Group and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the other Lenders, the Borrower, the Servicer, any Originator, any Affiliate thereof or any of their respective successors and assigns. Each Administrative Agent and each Lender authorizes the Program Agent to file each of the UCC financing or continuation statements (and amendments thereto and assignments or terminations thereof).

                  SECTION 9.02. Agents' Reliance, Etc. Neither the Program Agent nor any Administrative Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or such Administrative Agent or the Program Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, (i) each of the Program Agent and the Administrative Agents: (a) may consult with legal counsel (including counsel for the Borrower, the Servicer or any other Affiliate of HDCC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower, the Servicer or any other Affiliate of HDCC or to inspect the property (including the books and records) of the Borrower, the Servicer or any other Affiliate of HDCC; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties,
(ii) the Program Agent may rely without further inquiry on the statements made to it by an Administrative Agent on behalf of its Lender Group, and (iii) the Program Agent shall not have any obligation to take any action to enforce, or incur any costs or expenses in connection with the enforcement of, any of the Facility Documents or to collect any amounts due thereunder unless the Program Agent is indemnified to its satisfaction and been provided assurances satisfactory to it that it shall reimbursed for any and all such costs and expenses.

                  SECTION 9.03. Agents and Affiliates. Each Administrative Agent and the Program Agent and their respective Affiliates may engage in any kind of business with the Borrower, HDCC or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, HDCC or any Obligor or any of their respective Affiliates, all as if such Persons were not Administrative Agents and/or Program Agent and without any duty to account therefor to any Lender.

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                  SECTION 9.04. Lender's Loan Decision. Each Lender acknowledges that it has, independently and without reliance upon the Program Agent, any Administrative Agent, any of their respective Affiliates or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Program Agent, any Administrative Agent, any of their respective Affiliates, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

                  SECTION 9.05. Delegation of Duties. The Program Agent and each Administrative Agent may each execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Program Agent nor any Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 9.06. Indemnification. Each Administrative Agent severally agrees to indemnify the Program Agent (to the extent not reimbursed by the Borrower, the Servicer, HDCC), ratably according to the Pro Rata Share of its Lender Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Program Agent under this Agreement; provided that (i) no Administrative Agent shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Program Agent's gross negligence or willful misconduct and (ii) no Administrative Agent shall be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by the Administrative Agents. Without limitation of the generality of the foregoing, each Administrative Agent agrees to reimburse the Program Agent, ratably according to the Pro Rata Share of its Lender Group, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Program Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided that no Administrative Agent shall be responsible for the costs and expenses of the Program Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Program Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

                  SECTION 9.07. Successor Agents. The Program Agent and each Administrative Agent may, upon five (5) days' notice to the Borrower, each Lender and each other party hereto, resign as Program Agent or Administrative Agent, as applicable. If any such party shall resign as Program Agent or Administrative Agent under this Agreement, then, in the case of the



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Program Agent, the Committed Lenders and in the case of any Administrative
Agent, its related Conduit Lenders, during such five-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Program Agent or applicable Administrative Agent and references herein to the Program Agent or such Administrative Agent shall mean such successor agent, effective upon its appointment; and such former Program Agent's or Administrative Agent's rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Program Agent or Administrative Agent or any of the parties to this Agreement. After any retiring Program Agent's or Administrative Agent's resignation hereunder as such agent, the provisions of Article VIII, this
Article IX and Section 10.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Program Agent or a Administrative Agent under this Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

                  SECTION 10.01. Amendments, Etc.

                  (a) No waiver of any provision of this Agreement nor consent to any departure by the Borrower or the Servicer therefrom shall in any event be effective unless (w) the same shall be in writing, (x) to the extent practical, the Deal Rating Agency shall have been provided ten (10) days' prior written notice thereof, (y) to the extent required under the Hedge Agreements, the Hedge Counterparties shall have consented to such waiver, and (z) such waiver shall have been signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No amendment to this Agreement shall be effective unless
(w) the same shall be in writing, (x) to the extent practical, the Deal Rating Agency shall have been provided ten (10) days' prior written notice thereof, (y) to the extent required under the Hedge Agreements, the Hedge Counterparties shall have consented to such amendment, and (z) except as otherwise specifically provided herein, such amendment shall have been signed by each of the Borrower, the Servicer and the Required Lenders; provided, that that no amendment, modification or waiver shall change a Lender's Commitment, its Lender Group's Lending Group Limit, its Conduit Lending Limit or its CP Rate without its prior written consent; and, provided, further, that no amendment, modification or waiver shall do any of the following without the written consent of all of the Committed Lenders which are at such time non-defaulting Lenders (unless otherwise indicated):

                                    (i) extend the Termination Date; provided
                  that fewer than all of the Committed Lenders may, solely with respect to themselves, agree in accordance with the terms of
                  Section 2.02(c) to extend the Termination Date; provided further that (A) such extension shall not apply to any Lender that shall not have agreed to such extension and (B) the condition precedent set forth in Section 2.02(c)(y)(2) may only be waived with the consent of all Committed Lenders, including all then non-extending Committed Lenders,

                                    (ii) increase the Aggregate Commitment,

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                                    (iii) extend the date of any payment or
                  deposit of Collections by the Borrower or the Servicer, or extend the time of payment of any principal, Interest, Fees or any other amount due hereunder, or reduce the amount of any principal, Interest, Fees or other amount due hereunder at any time,

                                    (iv) release the security interest in or
                  transfer all or substantially all of the Collateral (other than as contemplated in Section 2.16 or Section 2.17),

                                    (v) amend or modify Section 2.08,

                                    (vi) amend or modify this Section 10.01, or

                                    (vii) amend or modify any of the following
                  definitions:

                                Adjusted Pool Balance
                                Alternative Rate
                                Applicable Margin
                                Base Rate
                                Borrowing Base
                                Concentration Limit
                                Default Applicable Margin
                                Default Rate
                                Dynamic Enhancement Percentage
                                Early Amortization Event
                                Eligible Contract
                                Eligible Post-Sale Contract
                                Event of Termination
                                Interest
                                Make-Whole Fee
                                Minimum Excess Spread Percentage
                                Minimum Reserve Amount
                                O/C Floor Amount
                                Outstanding Eligible Balance
                                Required Lender
                                Required O/C Amount
                                Required O/C Percentage
                                Required Rate
                                Servicer Termination Event
                                Target Principal Amount
                                Unused Fee
                                Usage Fee
                                Yield Supplement Overcollateralization Amount

                  (c) No amendment to Section 2.18 of this Agreement shall be effective unless the same shall be in writing and signed by each Administrative Agent and the Required Lenders.

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                  SECTION 10.02. Notices, Etc. All notices and other
communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and shall be personally delivered or sent by registered mail, return receipt requested, or by courier or by facsimile or electronic mail, to each party hereto, at its address set forth on Schedule II hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto (and in the case of any notice to a Hedge Counterparty hereunder, at the address specified in the applicable Hedge Agreement). All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two (2) days after being deposited with such courier, or, in the case of notice by facsimile or electronic mail, when electronic confirmation of receipt is obtained, in each case addressed as aforesaid. In the event any written notice or other communication is given by the Borrower or the Servicer solely to the Program Agent, the Program Agent shall promptly provide a copy of such notice or other communication to each Administrative Agent.

                  SECTION 10.03. Assignability.

                  (a) Any Conduit Lender may assign at any time all or any portion of its rights and obligations hereunder and interests herein (i) without the consent of or prior notice to any party hereto, to any one or more of the Committed Lenders in its Lender Group, any Affiliate of its Administrative Agent, any Liquidity Provider for such Conduit Lender or any commercial paper conduit that is administered by the Administrative Agent of its Lender Group or such Administrative Agent's Affiliate, and (ii) with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), to any other Person not listed in clause (i) above; provided that the consent of the Borrower shall not be required if an Event of Termination has occurred and is continuing.

                  (b) Any Administrative Agent may, with notice to the Borrower and the Servicer, and with the consent of the Lenders in its Lender Group, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Lender or to any Affiliate of such Administrative Agent or any Lender.

                  (c) Any Committed Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) and with the consent of the Administrative Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person; provided, however, that the consent of the Borrower shall not be required in connection with any assignment by a Committed Lender (i) if an Event of Termination has occurred and is continuing or (ii) to any other Lender or any Affiliate of such Committed Lender.

                  (d) With respect to any assignment hereunder, the parties to each such assignment shall execute and deliver to the Program Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

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                  Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (e) At all times during which any Loan is outstanding, the Program Agent shall maintain at its address referred to in Section 10.02 of this Agreement (or such other address of the Program Agent notified by the Program Agent to the other parties hereto) a register as provided herein (the "Register"). The Aggregate Principal Balance and any interests therein, and any Assignments and Acceptances of the Aggregate Principal Balance or any interest therein delivered to and accepted by the Program Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owners of the Aggregate Principal Balances and any interests therein. Notwithstanding any other provision of this Agreement, no transfer of the Aggregate Principal Balances or any interest therein shall be effective unless and until such transfer has been recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Program Agent, the Administrative Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender, as the case may be, under this Agreement for all purposes of this Agreement. This Section 10.03(e) shall be construed so that the Aggregate Principal Balance and any interest therein is maintained at all times in "registered form" within the meaning of Sections 163(f), 871(h) and 881(c) of the IRC. Solely for the purposes of this Section 10.03, the Program Agent will act as an agent of the Borrower. The Register shall be available for inspection by the Borrower, the Servicer or any Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance, the Program Agent shall, if such Assignment and Acceptance has been duly completed,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  (g) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations hereunder (including the outstanding Loan); provided, that following the sale of a participation under this Agreement, (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Program Agent, the Servicer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Facility Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Facility Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of principal or Interest that is payable on account of any Loan or delays any

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scheduled date for payment thereof or (ii) reduces any fees payable by the
Borrower to the Program Agent or such Lender's Administrative Agent, as applicable (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that any Lender's source of funds may derive in part from its Participants. Accordingly, references in Sections 2.11 through 2.15 and the other terms and provisions of this Agreement and the other Facility Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of its Participants; provided, however, that in no event shall the Borrower be liable to any Participant under Sections 2.11 through 2.15 for an amount in excess of that which would be payable to the applicable Lender under such sections at such time.

                  (h) Neither the Borrower nor the Servicer may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent and each Administrative Agent.

                  (i) Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of the principal balance of the Loans made by it and Interest with respect thereto) hereunder pursuant to repurchase transactions or other financing transactions as part of such Lender's ordinary course of business, including to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Program Agent; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

                  SECTION 10.04. Additional Lender Groups. Upon the Borrower's request with approval of the Syndication Agents, an additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower, and the Syndication Agents. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a "Conduit Lender" shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder, (ii) each Person specified therein as a "Committed Lender" shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder,
(iii) each Person specified therein as an "Administrative Agent" shall become a party hereto as an Administrative Agent, entitled to the rights and subject to the obligations of an Administrative Agent hereunder and (iv) the Aggregate Commitment shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Joinder Agreement.

                  SECTION 10.05. Consent to Jurisdiction.

                  (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties


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hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each party hereto hereby consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this
Section 10.05 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

                  SECTION 10.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT.

                  SECTION 10.07. Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of an Event of Termination, or at any time that any Borrower Obligation hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Borrower Obligations owing by the Borrower to such Lender. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of either a Servicer Termination Event or the Termination Date due to the occurrence of an Event of Termination, or at any time that any payment obligation of the Servicer hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Servicer against the amount of such obligations owing by the Servicer to such Lender.

                  SECTION 10.08. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations or obligation of the Servicer in a greater proportion than that received by any other Lender entitled to receive a ratable share of such amount, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations or Servicer obligation held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Borrower Obligations or Servicer obligations, as applicable; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  SECTION 10.09. Limitation of Liability.

                  (a) Except with respect to any claim arising out of the willful misconduct or gross negligence of any Lender, any Administrative Agent, the Program Agent or their respective Affiliates, directors, officers, employees, attorneys or agents (each a "Lender Party"),


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no claim may be made by any Transaction Party or any other Person against any
Lender Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Facility Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (b) Notwithstanding anything to the contrary contained herein, the obligations of the Conduit Lenders under this Agreement are solely the corporate obligations of each such Conduit Lender and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Promissory Notes issued by such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender until such funds for such purpose thereafter become available. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Promissory Notes.

                  (c) No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Conduit Lender or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

                  SECTION 10.10. Taxes. The Borrower shall pay any and all stamp, sales, transfer and other taxes (including income and franchise taxes) and fees (including, without limitation, UCC filing fees and any penalties associated with the late payment of any UCC filing fees) payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and agrees to indemnify the Program Agent, the Administrative Agents, the Lenders and the Liquidity Providers against any liabilities with respect to or resulting from any delay by the Borrower in paying or omission to pay such taxes and fees.

                  SECTION 10.11. No Proceedings. The Borrower, the Servicer, each Lender, each Administrative Agent and the Program Agent each hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in Section 7.01(e) so long as any Promissory Notes of such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Promissory Notes shall have been outstanding.

                  SECTION 10.12. Confidentiality.

                  (a) By accepting delivery of this Agreement, the Borrower agrees not to disclose to any person or entity the contents of any Monthly Report, except (i) to the other parties to this Agreement, (ii) to any Hedge Counterparty, (iii) to its and its Affiliates' officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the "Borrower Representatives") who have a need to know for the purpose of assisting in the negotiation, completion and performance of this Agreement, and who agree (or are deemed to agree) to be bound by the provisions of this section applicable to the Borrower, (iii) in connection with any legal or regulatory action or proceeding relating to this Agreement or the transactions contemplated hereby or the exercise of any remedies hereunder, (iv) to the extent required by applicable law, regulation, subpoena or other legal process, (v) to the extent requested by any governmental or regulatory authority having jurisdiction over the Borrower, any Originator or any Borrower Representative, and (vi) to any Rating Agencies. The Borrower will be responsible for any failure of any Borrower Representative to comply with the provisions of this clause (a).

                  (b) The Program Agent, the Administrative Agents and the Lenders will not disclose to any person or entity the confidential or proprietary information of the Borrower or any Originator furnished to the Program Agent, the Administrative Agents and the Lenders in connection with this Agreement or any other Facility Document (the "Borrower Information"), except
(i) to their respective Affiliates' officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the "Lender Representatives") who have a need to know the Borrower Information for the purpose of assisting in the negotiation, completion and performance of this Agreement and who agree to be bound by the provisions in this section applicable to the Program Agent, the Administrative Agents and the Lenders, (ii) to each other, (iii) to any prospective or actual assignee or participant of any of them who agree to be bound by the provisions of this section, (iv) to the extent required by applicable law, regulation, subpoena or other legal process, (v) to the extent requested by any governmental or regulatory authority having jurisdiction over the Program Agent, the Administrative Agents, the Lenders or any Lender Representative, (vi) to the Rating Agencies, (vii) to any actual or potential subordinated investor in any Conduit Lender that has signed a confidentiality agreement containing restrictions on disclosure substantially similar to this Section 10.12(b) or (vii) to liquidity providers, credit enhancers, dealers and investors in respect of Promissory Notes of any Conduit Lender in accordance with the customary practices of such Lender for disclosures to credit enhancers, dealers or investors, as the case may be or any entity organized for purposes of purchasing or making loans secured by financial assets for which any Administrative Agent acts as program agent and who agree to be bound by the provisions of this section. The Program Agent, the Administrative Agents and each Lender, as the case may be, will be responsible for any failure of any related Lender Representative to comply with the provisions of this clause (b).

Without limiting the generality of the foregoing, the Program Agent, each Administrative Agent and each Lender shall observe any applicable law prohibiting the disclosure of information regarding Obligors and shall require of each Person to whom disclosure is made pursuant to this Section 10.12(b) to observe any such applicable laws.

                  (c) Notwithstanding any other provision herein, the Borrower (and its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                  SECTION 10.13. No Waiver; Remedies. No failure on the part of the Program Agent, any Administrative Agent, any Lender or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.16. Integration; Binding Effect; Survival of Termination. This Agreement and the other Facility Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Collection Date; provided, however, that the provisions of Sections 2.12, 2.13, 2.14 and Article VIII, and the provisions of Sections 10.05, 10.06, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15 and this Section 10.16 shall survive any termination of this Agreement.

                  SECTION 10.17. Headings. The captions and headings of this Agreement and in any Exhibit or Schedule hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

                  SECTION 10.18. Existing Credit Agreement. The parties to the Existing Credit Agreement agree that, immediately upon the execution of this Agreement, (i) the Existing Credit Agreement shall terminate without any additional action of any type or kind being required on the part of any Person,
(ii) all principal, interest, fees and other "Borrower Obligations" thereunder shall automatically thereupon become and be immediately due and payable, and
(iii) all rights, privileges, benefits and obligations of the parties arising thereunder (other than the payment of any "Borrower Obligations" due under clause (i) above) shall terminate, except with respect to the provisions (and the obligations arising thereunder) of the Existing Credit Agreement that survive termination of the Existing Credit Agreement in accordance with the terms thereof. The Borrower shall, out of the proceeds of the initial Advance made under this Agreement repay in full such outstanding "Borrower Obligations" under the Existing Credit Agreement. To give effect to the termination of the Existing Credit Agreement in accordance with this Section 10.18, the parties to the Existing Credit Agreement waive any requirement that any prior notice be provided under the Existing Credit Agreement, or that a prepayment occur on a settlement date thereunder.

                  SECTION 10.19. Third Party Beneficiaries. Each Hedge Counterparty shall be a third party beneficiary to this Agreement solely for purposes of Sections 2.08, 2.16 and 10.02, and shall be entitled to the rights and benefits thereunder.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.





                                  HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., as Borrower


                                  By:  /s/______________________________________
                                  Name:
                                  Title:


                                  HARLEY-DAVIDSON CREDIT CORP.,
                                  as Servicer


                                  By:  /s/______________________________________
                                  Name:
                                  Title:




                                Signature Page to
                          Loan and Servicing Agreement

JPMorgan Chase Bank, N.A.         JPMORGAN CHASE BANK, N.A.,
Lender Group                      as Program Agent, as an Administrative Agent
                                  and as a Committed Lender


                                  By:  /s/______________________________________
                                  Name:
                                  Title:


                                  CHARIOT FUNDING LLC,
                                  as a Conduit Lender


                                  By:    JPMorgan Chase Bank, N.A., its
                                         Attorney-in-Fact


                                  By:/s/________________________________________
                                  Name:
                                  Title:




                                Signature Page to
                          Loan and Servicing Agreement

Citigroup North America, Inc.     CITICORP NORTH AMERICA, INC.,
Lender Group                      as an Administrative Agent


                                  By:/s/________________________________________
                                  Name:
                                  Title:


                                  CIESCO, LLC,
                                  as a Conduit Lender


                                  By:     Citicorp North America, Inc., its
                                          as Attorney-in-Fact


                                  By:  /s/______________________________________
                                  Name:
                                  Title:


                                  CITIBANK, N.A.,
                                  as a Committed Lender


                                  By:  /s/______________________________________
                                  Name:
                                  Title:



                                Signature Page to
                          Loan and Servicing Agreement

Deutsche Bank AG, New York        DEUTSCHE BANK AG, NEW YORK BRANCH,
Branch Lender Group               as an Administrative Agent and as a Committed
                                  Lender


                                  By:/s/________________________________________
                                  Name:
                                  Title:


                                  By:/s/________________________________________
                                  Name:
                                  Title:


                                  SEDONA CAPITAL FUNDING CORP., LLC,
                                  as a Conduit Lender


                                  By:  /s/______________________________________
                                  Name:
                                  Title:


                                Signature Page to
                          Loan and Servicing Agreement

The Royal Bank of Scotland plc    THE ROYAL BANK OF SCOTLAND PLC,
Lender Group                      as an Administrative Agent and as a Committed
                                  Lender

                                  By:     RBS Securities Inc., as agent

                                  By:/s/_____________________________________
                                  Name:
                                  Title:


                                  AMSTERDAM FUNDING CORPORATION,
                                  as a Conduit Lender


                                  By:  /s/____________________________________
                                  Name:
                                  Title:





                                Signature Page to
                          Loan and Servicing Agreement

                                                                       EXHIBIT A

                            FORM OF BORROWING NOTICE

                                                             ________ ___, 20___


JPMorgan Chase Bank, N.A.                   Citicorp North America, Inc.
Chase Tower, 13th Floor                     750 Washington Blvd., 8th Floor
10 S. Dearborn, Suite IL1-0079              Stamford, CT 06901
Chicago, IL 60670                           Attention:  Global Securitization
Attention: Asset-Backed Securities          Facsimile No.:  (203) 975-6462
Facsimile No.: (312) 732-1844
E-mail: abs.treasury.dept@jpmorgan.com


Citicorp North America, Inc.                Deutsche Bank AG, New York Branch
388 Greenwich St., 19th Floor               60 Wall Street
New York, NY 10013                          New York, New York 10005
Attention:  Global Securitized Products     Attention: Mary Conners
Facsimile No.: (212) 816-6270               Facsimile No.: (212)797-5150
                                            Email:  abs.conduits@db.com


The Royal Bank of Scotland plc              The Royal Bank of Scotland plc
c/o ABN AMRO Bank N.V.                      c/o ABN AMRO Bank N.V.
600 Steamboat Road                          540 West Madison Street, 27th Floor
Greenwich, CT 06830                         Chicago, Illinois  60661
Attention:  Liz Rogers                      Attention:  Agent
Facsimile No.:  (203) 618-2149              Facsimile No.:  (312) 338-0140
Email:  conduitops@rbs.com                  Email:  conduitops@rbs.com
             conduit.operations@rbs.com              conduit.operations@rbs.com






Ladies and Gentlemen:

         Reference is hereby made to the Loan and Security Agreement, dated as of April 30, 2009 among Harley-Davidson Warehouse Funding Corp., (the "Borrower"), the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Administrative Agents from time to time party thereto, JPMorgan Chase Bank, N.A. ("JPMorgan"), as Program Agent and JPMorgan and Citicorp North America, Inc., as Syndication Agents (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Loan Agreement.

                  1. Borrowing Notice. This letter constitutes a Borrowing Notice issued pursuant to Section 2.02 of the Loan Agreement, and in connection therewith the Borrower provides the following information:

          (a) The Borrower hereby requests to borrow from the Lenders on a pro rata basis an aggregate principal amount of $ _____________ (the "Requested Advance") in Loans on the following date:
               _____________ (the "Borrowing Date").

          (b) The Contracts that are the subject of this Borrowing Notice are identified on Schedule I attached hereto.

          (c)  The Cutoff Date for the Requested Advance is _____________.

          (d)  The Tranche Period for the Requested Advance is _____________.

          (e) The Rate Type for this Requested Advance is the [Adjusted LIBO Rate] [Base Rate] [CP Rate].

          (f) The Hedging Rate prevailing under each Hedge Agreement for the Loans comprising this Advance is ----------------.

                  2. Representations and Warranties. The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date before (except with respect to clauses (f) and (g) below) and after giving effect to the Requested Advance:

          (a) As of the Cutoff Date, each of the Contracts listed on Schedule I attached hereto is an Eligible Contract.

          (b) No event has occurred or would result from the extension of the Requested Advance which constitutes an Event of Termination, an Early Amortization Event, a Servicer Termination Event, an Incipient Event of Termination or an event that but for notice or lapse of time or both would constitute an Early Amortization Event.

          (c) After giving effect to the Requested Advance, (i) the Aggregate Principal Balance as of the Borrowing Date is less than or equal to the lesser of (A) the Aggregate Commitment or (B) the Borrowing Base, and (ii) the Overconcentration Amount is equal to zero, as evidenced in the Borrowing Base Certificate attached hereto as Schedule II.

          (d) The representations and warranties contained in Article IV of the Loan Agreement are correct in all material respects on and as of the Borrowing Date as though made on such date (except (i) for those representations and warranties which were made only as of a specific date which such representations and warranties shall be true and correct in all material respects on and as of the date made and (ii) for the representations and warranties made in
               Section 4.02(i)(i) of the Loan Agreement).

          (e)  [Each of the conditions precedent set forth in Sections 3.02 and
               3.03 of the Receivables Sale Agreement have been met or waived to the satisfaction of the Administrative Agents.](1)

          (f) After giving effect to the Requested Advance, the amount held in the Reserve Account will not be less than the Minimum Reserve Amount.

          (g) The Borrower has procured Eligible Hedge Agreements with Eligible Hedge Counterparties in an amount not less than the Aggregate Principal Balance after giving affect to the Requested Advance.



                  [Remainder of Page Left Intentionally Blank]


--------------------


1   Include clause (e) if, at the time the Requested Advance is made, the
Borrower purchases Contract Assets under the Receivables Sale Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its duly authorized officer as of the date first above written.








                                     HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., as
                                     Borrower


                                     By: /s/__________________________
                                     Name:
                                     Title:

                                   SCHEDULE I


                                       TO


                                BORROWING NOTICE



                                LIST OF CONTRACTS

                                   [Attached]

                                   SCHEDULE II


                                       TO


                                BORROWING NOTICE



                           BORROWING BASE CERTIFICATE

                                   [Attached]

                                                                     EXHIBIT B-1



                               FORM OF RATED NOTE



                                    Attached

                               FORM OF RATED NOTE

                     HARLEY-DAVIDSON WAREHOUSE FUNDING CORP.

                                   RATED NOTE

$[______]                                                         [______], 2009

                  Harley-Davidson Warehouse Funding Corp., a Nevada corporation (the "Borrower"), HEREBY PROMISES TO PAY TO THE ORDER OF [_________] (the "Lender") the principal sum of [_________] DOLLARS ($[______]) or, if less, the unpaid Principal Balance of its portion of the Loans funded or maintained by the Lender to or for the benefit of the Borrower under the below-described Loan and Servicing Agreement. The Borrower promises to pay interest on the unpaid Principal Balance of such Loans for each day outstanding until such Principal Balance is paid in full, at such interest rates, and payable at such times, as are specified in the Loan and Servicing Agreement.

                  All payments of principal and interest by the Borrower hereunder shall be made in immediately available funds for the benefit of the Lender at the designated office of its Administrative Agent under the Loan and Servicing Agreement and on the dates set forth in the Loan and Servicing Agreement. If not paid in full as of any earlier date, the Principal Balance of the Loan and all accrued and unpaid Interest thereon shall be due and payable in full on the Termination Date.

                  The Lender, or its Administrative Agent on its behalf, shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of the Loan and the date and amount of each principal payment hereunder on the schedule annexed hereto and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided, that the failure of the Lender or its Administrative Agent to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Loan and Servicing Agreement to the Lender.

                  This Note is issued pursuant to, and is entitled to the benefits of, that certain Loan and Servicing Agreement, dated as of April 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan and Servicing Agreement"), among the Borrower, Harley-Davidson Credit Corp., as Servicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Administrative Agents from time to time party thereto, JPMorgan Chase Bank, N.A. ("JPMorgan"), as Program Agent and JPMorgan and Citicorp North America, Inc., as Syndication Agents, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Loan and Servicing Agreement. In the event of any conflict between the provisions contained in this Note and the provisions of the Loan and Servicing Agreement, the provisions of the Loan and Servicing Agreement shall control. This Note is secured by the Collateral as more particularly described in the Loan and Servicing Agreement.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed as of the date first written above.







                                     HARLEY-DAVIDSON WAREHOUSE FUNDING CORP.


                                     By:________________________________
                                          Name:
                                          Title:

                                      ANNEX

                             Schedule of Repayments

------------------------------------------------------------ ---------------------------------------------------------
              Date of Advance/Repayment                                            Amount
------------------------------------------------------------ ---------------------------------------------------------
(Initial Principal Balance)                                                     $_________________
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------

                                                                     EXHIBIT B-2



                              FORM OF UNRATED NOTE



                                    Attached

                              FORM OF UNRATED NOTE

                     HARLEY-DAVIDSON WAREHOUSE FUNDING CORP.

                                  UNRATED NOTE

$[______]                                                        [_______], 2009

                  Harley-Davidson Warehouse Funding Corp., a Nevada corporation (the "Borrower"), HEREBY PROMISES TO PAY TO THE ORDER OF [_________] (the "Lender") the principal sum of [_________] DOLLARS ($[______]) or, if less, the unpaid Principal Balance of its portion of the Loans funded or maintained by the Lender to or for the benefit of the Borrower under the below-described Loan and Servicing Agreement. The Borrower promises to pay interest on the unpaid Principal Balance of such Loans for each day outstanding until such Principal Balance is paid in full, at such interest rates, and payable at such times, as are specified in the Loan and Servicing Agreement.

                  All payments of principal and interest by the Borrower hereunder shall be made in immediately available funds for the benefit of the Lender at the designated office of its Administrative Agent under the Loan and Servicing Agreement and on the dates set forth in the Loan and Servicing Agreement. If not paid in full as of any earlier date, the Principal Balance of the Loan and all accrued and unpaid Interest thereon shall be due and payable in full on the Termination Date.

                  The Lender, or its Administrative Agent on its behalf, shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of the Loan and the date and amount of each principal payment hereunder on the schedule annexed hereto and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided, that the failure of the Lender or its Administrative Agent to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Loan and Servicing Agreement to the Lender.

                  This Note is issued pursuant to, and is entitled to the benefits of, that certain Loan and Servicing Agreement, dated as of April 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan and Servicing Agreement"), among the Borrower, Harley-Davidson Credit Corp., as Servicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Administrative Agents from time to time party thereto, JPMorgan Chase Bank, N.A. ("JPMorgan"), as Program Agent and JPMorgan and Citicorp North America, Inc., as Syndication Agents, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Loan and Servicing Agreement. In the event of any conflict between the provisions contained in this Note and the provisions of the Loan and Servicing Agreement, the provisions of the Loan and Servicing Agreement shall control. This Note is secured by the Collateral as more particularly described in the Loan and Servicing Agreement.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed as of the date first written above.






                                     HARLEY-DAVIDSON WAREHOUSE FUNDING CORP.


                                     By:/s/________________________________
                                          Name:
                                          Title:

                                      ANNEX

                             Schedule of Repayments












------------------------------------------------------------ ---------------------------------------------------------
                 Date of Advance/Repayment                                            Amount
------------------------------------------------------------ ---------------------------------------------------------
(Initial Principal Balance)                                                     $_________________
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------
                                                                                $-----------------
------------------------------------------------------------ ---------------------------------------------------------

                                                                       EXHIBIT C



                             FORM OF MONTHLY REPORT



                                    Attached

                                                                       EXHIBIT D



    JURISDICTION OF ORGANIZATION; PLACES OF BUSINESS AND LOCATIONS OF RECORDS





----------------------------------------------------- --------------------------------------------------
Jurisdiction of Organization                          o        Nevada
----------------------------------------------------- --------------------------------------------------
Chief Executive Office/Principal Place of Business    o        Chicago, Illinois
----------------------------------------------------- --------------------------------------------------
Location(s) of Records o Reno, Nevada
----------------------------------------------------- --------------------------------------------------
Organizational Number                                 o        E0739522008-6
----------------------------------------------------- --------------------------------------------------
Federal Employer's Identification Number              o        26-3823071
----------------------------------------------------- --------------------------------------------------
Other Names                                           o        None
----------------------------------------------------- --------------------------------------------------

                                                                      SCHEDULE I

                                  LENDER GROUPS




JPMorgan Chase Bank N.A. Lender Group

Administrative Agent:                        JPMorgan Chase Bank, N.A.

Conduit Lender:                              Chariot Funding LLC

Conduit Lending Limit:                       $300,000,000

Committed Lender:                            JPMorgan Chase Bank, N.A.

Commitment:                                  $300,000,000

Lender Group Limit:                          $300,000,000

Reference Bank:                              JPMorgan Chase Bank, N.A.



Citicorp North America, Inc. Lender Group

Administrative Agent:                        Citicorp North America, Inc.

Conduit Lender:                              Ciesco, LLC

Conduit Lending Limit:                       $300,000,000

Committed Lender:                            Citibank, N.A.

Commitment:                                  $300,000,000

Lender Group Limit:                          $300,000,000

Reference Bank:                              Citibank, N.A.

Deutsche Bank AG, New York Branch Lender Group

Administrative Agent:                        Deutsche Bank AG, New York Branch

Conduit Lender:                              Sedona Capital Funding Corp., LLC

Conduit Lending Limit:                       $300,000,000

Committed Lender:                            Deutsche Bank AG, New York Branch

Commitment:                                  $300,000,000

Lender Group Limit:                          $300,000,000

Reference Bank:                              Deutsche Bank AG, New York Branch


The Royal Bank of Scotland plc Lender Group

Administrative Agent:                        The Royal Bank of Scotland plc

Conduit Lender:                              Amsterdam Funding Corporation

Conduit Lending Limit:                       $300,000,000

Committed Lender:                            The Royal Bank of Scotland plc

Commitment:                                  $300,000,000

Lender Group Limit:                          $300,000,000

Reference Bank:                              The Royal Bank of Scotland plc

                                                                     SCHEDULE II

                                NOTICE ADDRESSES









JPMorgan Chase Bank, N.A.                    Chariot Funding LLC
1 Chase Plaza, 13th Floor                    c/o JPMorgan Chase Bank, N.A.
10 S. Dearborn, Suite IL1-0079               1 Chase Plaza, 13th Floor
Chicago, IL 60670                            10 S. Dearborn, Suite IL1-0079
Attention: Asset-Backed Securities           Chicago, IL 60670
Telephone: (312) 732-7206                    Attention: Asset-Backed Securities
Facsimile No.: (312) 732-1844                Telephone: (312) 732-7206
E-mail: abs.treasury.dept@jpmorgan.com       Facsimile No.: (312) 732-1844
                                             E-mail: abs.treasury.dept@jpmorgan.com


Citicorp North America, Inc.                 Ciesco, LLC
750 Washington Blvd., 8th Floor              750 Washington Blvd., 8th Floor
Stamford, CT 06901                           Stamford, CT 06901
Attention:  Global Securitization            Attention:  Global Securitization
Facsimile No.:  (203) 975-6462               Facsimile No.: (203) 975-6462


                                             Citibank, N.A.
                                             Global Securitized Products
                                             388 Greenwich Street, 19th Floor
                                             New York, New York 10013
                                             Attention: Steffen Lunde and Thomas Rogers
                                             Facsimile No.: (212) 816-6270


Deutsche Bank AG, New York Branch            Sedona Capital Funding Corp., LLC
60 Wall Street                               c/o Amacar Group, LLC
New York, New York 10005                     6525 Morrison Boulevard, Suite 318
Attention: Mary Conners                      Charlotte, NC 28211
Telephone: (212) 250-4731                    Attention: Evelyn Echevarria
Facsimile No.: (212)797-5150                 Telephone: (704) 365-1362
Email:  abs.conduits@db.com                  Facsimile No.: (704) 365-0569
                                             Email:  abs.conduits@db.com

                                             With copies of Notices to:

                                             Deutsche Bank AG, New York Branch
                                             60 Wall Street
                                             New York, New York 10005
                                             Attention: Mary Conners
                                             Telephone: (212) 250-4731
                                             Facsimile No.: (212)797-5150
                                             Email:  abs.conduits@db.com


The Royal Bank of Scotland plc               Amsterdam Funding Corporation
c/o ABN AMRO Bank N.V.                       c/o Global Securitization Services, LLC
540 West Madison Street, 27th Floor          68 South Service Road, Suite 120
Chicago, Illinois  60661                     Melville, New York  11747
Attention:  Agent                            Attention:  Frank B. Bilotta
Telephone:  (312) 338-3491                   Telephone:  (212) 302-5151
Facsimile No.:  (312) 338-0140               Facsimile No.:  (212) 302-8767
Email:  conduitops@rbs.com &
             conduit.operations@rbs.com

                                             With copies of Notices to:

                                             The Royal Bank of Scotland plc
                                             RBS Securities Inc., as agent
                                             c/o ABN AMRO Bank N.V.
                                             540 West Madison Street, 27th Floor
                                             Chicago, Illinois  60661
                                             Attention:  Agent
                                             Telephone:  (312) 338-3491
                                             Telecopy:  (312) 338-0140
                                             Email: conduitops@rbs.com &
                                                         conduit.operations@rbs.com


Harley-Davidson Warehouse Funding Corp.      Harley-Davidson Credit Corp.
3700 W. Juneau Avenue                        3700 W. Juneau Avenue
Milwaukee, WI 53208                          Milwaukee, WI 53208
Attention:  Perry Glassgow                   Attention:  Perry Glassgow
Telephone: (414) 343-4584                    Telephone: (414) 343-4584
Facsimile No.: (414) 343-4990                Facsimile No.: (414) 343-4990
Email:  perry.glassgow@harley-davidson.com   Email:  perry.glassgow@harley-davidson.com

                                             With copies of Notices to:

                                             Harley-Davidson Credit Corp.
                                             222 West Adams Street, 20th Floor
                                             Chicago, IL 60606
                                             Attention: Julia Landes
                                             Telephone:  (312) 634-2814
                                             Facsimile No.:  (312) 368-9548
                                             Email:  julia.landes@hdfsi.com

                                                                       EXHIBIT E


                          LIST OF CLOSING DOCUMENTS(1)


                           Loan and Serving Agreement
                                      among
              Harley-Davidson Warehouse Funding Corp., as Borrower
                   Harley-Davidson Credit Corp., as Servicer,
          the Financial Institutions party thereto as Conduit Lenders, the Financial Institutions party thereto as Committed Lenders, the Financial Institutions party thereto as Administrative Agents,
           JPMorgan Chase Bank, N.A and Citicorp North America, Inc.,
                             as Syndication Agents
                                       and
                   JPMorgan Chase Bank, N.A., as Program Agent

                                 April 30, 2009





Abbreviations                                Parties

Administrative Agents:                       JPM, CNAI, DB, RBS
Borrower:                                    Harley-Davidson Warehouse Funding Corp.
CNAI:                                        Citicorp North America, Inc.
Custodian:                                   Iron Mountain Information Management, Inc.
Control Bank:                                The Bank of New York Mellon
Eaglemark:                                   Eaglemark Savings Bank
Foley:                                       Foley & Lardner LLP, counsel to HDCC, the Borrower and Eaglemark
HDCC:                                        Harley Davidson Credit Corp.
Holland & Hart:                              Holland & Hart LLP, Nevada counsel to HDCC, the Borrower and Eaglemark
Syndication Agents:                          JPM and CNAI
Program Agent:                               JPM
Seller:                                      HDCC
Servicer:                                    HDCC
Sidley:                                      Sidley Austin LLP, counsel to the Program Agent, Syndication Agents and Lenders
Chapman:                                     Chapman and Cutler LLP, counsel to the Control Bank
DB:                                          Deutsche Bank AG, New York Branch
RBS:                                         The Royal Bank of Scotland plc

------------
(1) Capitalized terms used herein, but not otherwise defined herein shall have the meanings assigned in the Loan Agreement (as defined below). All documents are to be dated as of April 30, 2009 unless otherwise indicated.


------------------------------------------------------------------------------------------------------------------------------------
                                         FACILITY DOCUMENT                                 SIGNATORIES              RESPONSIBLE
                                                                                                                       PARTY
------------------------------------------------------------------------------------------------------------------------------------
A.        LOAN DOCUMENTS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
1.        Amended and Restated Receivables Sale Agreement ("Sale Agreement")         Seller                       Sidley
                                                                                     Borrower
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              Exhibit A - Form of Notice of Sale                                                                  Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit B - Form of Assignment                                                                      Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit C - Concentration Limits                                                                    Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit D - Lockbox Agreement                                                                       HDCC
------------------------------------------------------------------------------------------------------------------------------------
2.        Loan and Servicing Agreement ("Loan Agreement") Borrower Sidley
                                                                                     Servicer
                                                                                     Lenders
                                                                                     Administrative Agents
                                                                                     Program Agent
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              Exhibit A       -  Form of Borrowing Notice                                                         Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit B-1     -  Form of Rated Note                                                               Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit B-2     -  Form of Unrated Note                                                             Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit C       -  Form of Monthly Report                                                           HDCC / JPM /
                                                                                                                  Citibank
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit D       -  List of Offices of Borrower where Records are Kept                               HDCC / Borrower
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit E       -  List of Closing Documents                                                        Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit F       -  Form of Assignment and Acceptance                                                Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit G       -  Form of Joinder Agreement                                                        Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit H       -  Form of Custodial Agreement                                                      Foley/Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Exhibit I       -  HDI Credit Agreements                                                            HDCC/Borrower
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              Schedule I      -  Lender Groups                                                                    Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Schedule II     -  Notice Addresses                                                                 Sidley
------------------------------------------------------------------------------------------------------------------------------------
              Schedule III    -  Dynamic Enhancement Percentages                                                  Syndication Agents
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
3.        Account Control Agreement                                                  Borrower                     Chapman
                                                                                     Servicer
                                                                                     Program Agent
                                                                                     Control Bank
------------------------------------------------------------------------------------------------------------------------------------
4.        Securities Account, Depository Account and Account Control Agreement       Borrower                     Sidley
                                                                                     Servicer
                                                                                     Program Agent
                                                                                     JPM, as Reserve
                                                                                        Account Bank
------------------------------------------------------------------------------------------------------------------------------------
5.        Custodial Access Letter Agreement                                          Program Agent                Foley/Sidley
                                                                                     Servicer
                                                                                     Borrower
                                                                                     Custodian
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B.        NOTES
------------------------------------------------------------------------------------------------------------------------------------
6.        Rated Notes                                                                Borrower                     Sidley
------------------------------------------------------------------------------------------------------------------------------------
7.        Unrated Notes                                                              Borrower                     Sidley
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
C.       INITIAL FUNDING DOCUMENTS
------------------------------------------------------------------------------------------------------------------------------------
8. Contract Schedule                                                                                              HDCC
------------------------------------------------------------------------------------------------------------------------------------
9. Notice of Sale, together with Contract Schedule Supplement                        HDCC                         HDCC
------------------------------------------------------------------------------------------------------------------------------------
10. Assignment                                                                       HDCC                         HDCC
------------------------------------------------------------------------------------------------------------------------------------
11. Borrowing Notice                                                                 Borrower                     Borrower
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
D.       CORPORATE DOCUMENTS
------------------------------------------------------------------------------------------------------------------------------------
12.      Certificate of an Officer of HDCC certifying:                               HDCC                         HDCC
          (i)      a copy of the Articles of Incorporation of HDCC certified as of recent date by the Secretary of State of Nevada (attached thereto),
          (ii)     a good standing certificate from the Secretary of State of Nevada
          (attached thereto),
          (iii)    a copy of the By-Laws of HDCC (attached thereto),
          (iv)     a copy of the resolutions of the Board of Directors of HDCC
          (attached thereto) authorizing the execution, delivery and performance of each Facility Document to which it is a party,
          (v)      that no Servicer Termination Event exists,
          (vi)     that all representations and warranties are true,
          (vii)    incumbency, authorization and signatures of officers, and
          (viii)   certain other matters.
------------------------------------------------------------------------------------------------------------------------------------
13.       Certificate of an Officer of the Borrower certifying:                      Borrower                     Borrower
          (i)      a copy of the Amended and Restated Articles of Incorporation of
          Borrower certified as of recent date by the Secretary of State of Nevada
          (attached thereto),
          (ii)     a good standing certificate from the Secretary of State of Nevada
          (attached thereto),
          (iii)    a copy of the By-Laws of Borrower (attached thereto),
          (iv)     a copy of the resolutions of the Board of Directors of Borrower
          (attached thereto) authorizing the execution, delivery and performance of each Facility Document to which it is a party,
          (v)      that no Event of Termination or Incipient Event of Termination
          exists,
          (vi)     that all representations and warranties are true,
          (vii)    incumbency, authorization and signatures of officers, and
          (viii)   certain other matters.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
E.       UCC DOCUMENTS AND SEARCHES
------------------------------------------------------------------------------------------------------------------------------------
14.      UCC, Tax and Judgment searches listed on Exhibit A hereto                   n/a                          Foley
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
15.       UCC-1 financing statement to be filed with the Secretary of State of       n/a                          Sidley
          Nevada naming HDCC as seller/debtor, Borrower as assignor secured party and Program Agent as assignee of assignor secured party
--------- --------------------------------------------------------------------------------------------------------------------------
16.       UCC-1 financing statement to be filed with the Secretary of State of       n/a                          Sidley
          Nevada naming  Borrower as debtor and Program Agent as
          secured party
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
F.        OPINION LETTERS
------------------------------------------------------------------------------------------------------------------------------------
17.       Opinion of Foley relating to, non-contravention matters with respect to    Foley                        Foley
          NY and federal law, NY enforceability, the Investment
          Company Act of 1940, and the creation of security interests
------------------------------------------------------------------------------------------------------------------------------------
18.       Opinion of Foley relating to true sale matters and non-consolidation       Foley                        Foley
          matters
------------------------------------------------------------------------------------------------------------------------------------
19.       Opinion of in-house counsel to Eaglemark, HDCC and the Borrower regarding  In-house counsel             In-house counsel
          certain corporate matters, licensing matters and certificate of title      of HDCC                      of HDCC
          procedures
------------------------------------------------------------------------------------------------------------------------------------
20.       Opinion of Holland & Hart relating to general corporate matters of HDCC    Holland & Hart               Holland & Hart
          and the Borrower, non-contravention matters and security interest matters
------------------------------------------------------------------------------------------------------------------------------------
21.       Opinion of Holland & Hart relating to general corporate and                Holland & Hart               Holland & Hart
          noncontravention matters of Eaglemark
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
G.        SWAP DOCUMENTS(2)
------------------------------------------------------------------------------------------------------------------------------------
22.       ISDA Master Agreement                                                      Borrower                     Foley/Counsel to
                                                                                     Hedge Counterparties         each Hedge
                                                                                                                  Counterparty
------------------------------------------------------------------------------------------------------------------------------------

-----------------
(2)  One Hedge Agreement for each Lender


------------------------------------------------------------------------------------------------------------------------------------
23.       Confirmations                                                              Borrower                     Foley/Counsel
                                                                                     Hedge Counterparties         to each Hedge
                                                                                                                  Counterparty
------------------------------------------------------------------------------------------------------------------------------------
24.       Consent Letter from Syndication Agents authorizing the Hedge Agreements    Syndication Agents           Sidley
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
H.        MISCELLANEOUS
------------------------------------------------------------------------------------------------------------------------------------
25.       Engagement Letter                                                          Borrower                     Sidley
                                                                                     Syndication Agents
------------------------------------------------------------------------------------------------------------------------------------
26.       Upfront Fee Letter among the Borrower and the Administrative Agents        Borrower                     Sidley
                                                                                     Administrative Agents
------------------------------------------------------------------------------------------------------------------------------------
27.       Arrangement Fee Letter among the Borrower, J.P. Morgan Securities Inc.     Borrower                     Sidley
          ("JPMSI") and CNAI (together with JPMSI, the "Co-Arrangers")               Co-Arrangers
------------------------------------------------------------------------------------------------------------------------------------
28.       Rating Agency Letters                                                      Moody's                      Program Agent
                                                                                     S&P
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
I.        POST-CLOSING ITEMS
------------------------------------------------------------------------------------------------------------------------------------
29.       Post-filing UCC Search Reports                                             n/a                          Sidley
------------------------------------------------------------------------------------------------------------------------------------
30.       Opinion of K&L Gates LLP relating to licensing issues in the state of      K&L Gates                    K&L Gates
          Maryland (to be delivered no later than May 6, 2009)
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A










-----------------------------------------------------------------------------------------------------------
Debtor                                         Type of Search               Jurisdiction
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Harley-Davidson Credit Corporation             UCC/TL/J                     Nevada
-----------------------------------------------------------------------------------------------------------
                                               STL/FTL/J                    Cook County, IL
-----------------------------------------------------------------------------------------------------------
                                               SPSJ                         Cook County, IL
-----------------------------------------------------------------------------------------------------------
                                               FPSJ                         Cook County, IL
-----------------------------------------------------------------------------------------------------------
                                               Name Variation               Cook County, IL
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Harley-Davidson Warehouse Funding Corp.        UCC/TL/J                     Nevada
-----------------------------------------------------------------------------------------------------------
                                               STL/FTL/J                    Cook County, IL
-----------------------------------------------------------------------------------------------------------
                                               SPSJ                         Cook County, IL
-----------------------------------------------------------------------------------------------------------
                                               FPSJ                         Cook County, IL
-----------------------------------------------------------------------------------------------------------
                                               Name Variation               Cook County, IL
-----------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT F




                        FORM OF ASSIGNMENT AND ACCEPTANCE


                                                             Dated as of [Date]

                  Reference is made to the Loan and Servicing Agreement, dated as of April 30, 2009, among Harley-Davidson Warehouse Funding Corp., as Borrower, Harley-Davidson Credit Corporation, as Servicer, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Administrative Agents, JPMorgan Chase Bank, N.A. ("JPMorgan"), as Program Agent, and JPMorgan and Citicorp North America, Inc., as Syndication Agents (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"). Terms defined in the Agreement are used herein with the same meaning.

                  [Assigning Lender] (the "Assignor"), [Assignee] (the "Assignee") and [Assignor's Administrative Agent], in its capacity as Administrative Agent for the Lender Group which includes the Assignor [and the Assignee] (in such capacity, the "Administrative Agent"), hereby agree as follows:

                  1. Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof (including, without limitation, its [Commitment] [Conduit Lending Limit] and all Loans, if any, or interests therein held by it) equal to the percentage (the "Percentage") interest specified on the signature page hereto. After giving effect to such sale and assignment, the Assignee will be a [Committed] [Conduit] Lender in the Lender Group that includes [__________] as the administrative agent and the Assignee's [Commitment] [Conduit Lending Limit] will be as set forth in Section 2 of the signature page hereto. [As consideration for the sale and assignment contemplated in this Section 1, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in immediately available funds an amount equal to $[__________], representing the purchase price payable by the Assignee for the interests in the transferred interest sold and assigned to the Assignee under this Section 1.](1)

                  2. Representations and Disclaimers of Assignor. The Assignor:

                           (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim (other than Permitted Liens);

                           (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Facility Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Facility Document or any other instrument or document furnished pursuant thereto; and

---------------
     (1) Include bracketed text if Assignor holds a portion of the Loans on the Effective Date.

                           (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Originator, the Borrower or the Servicer, or the performance or observance by any such party of any of its respective obligations under the Facility Documents or any other instrument or document furnished pursuant thereto.

                  3. Representations and Agreements of Assignee. The Assignee:

                           (a) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03(a) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

                           (b) agrees that it will, independently and without reliance upon the Program Agent, any Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

                           (c) appoints and authorizes the Program Agent and [__________], as its Administrative Agent, to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Facility Documents as are delegated to the Program Agent and such Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto;

                           (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and this Assignment and Acceptance are required to be performed by it as a [Committed] [Conduit] Lender;

                           (e) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; and

                           (f) represents that this Assignment and Acceptance has been duly authorized, executed and delivered by the Assignee pursuant to its [corporate] powers and constitutes the legal, valid and binding obligation of the Assignee.

                  4. Effectiveness of Assignment. Following the execution of this Assignment and Acceptance by the Assignor, the Administrative Agent, [and] the Assignee, [and the Borrower,](2) it will be delivered to the Program Agent for acceptance and recording by the Program Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Program Agent, unless otherwise specified in Section 3 of the signature page hereto (the "Effective Date").

---------------
     (2)  Borrower's consent only required in those instances set forth in
          Section 10.03 of the Agreement.

                  5. Rights of the Assignee. Upon such acceptance and recording by the Program Agent, as of the Effective Date, [(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Committed] [Conduit] Lender thereunder and hereunder and (ii)] the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  6. Payments. Upon such acceptance and recording by the Program Agent, from and after the Effective Date, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of fees with respect thereto) shall be made to the Assignee or the Assignee's Administrative Agent, for the benefit of the Assignee, in accordance with the Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

                  7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Signature Page to

                            Assignment and Acceptance

                               Dated as of [Date]

Section 1.

               Percentage:                                  ________%

Section 2.

               Assignee's [Commitment] [Conduit Lending Limit] as of the
               Effective Date:                              $_____________

               Principal Balance of Loans
               held by Assignee as of the Effective Date:   $_____________

               Conduit Lender's CP Rate                     ________________

Section 3.

               Effective Date:**                            _________, 200__

                                      [NAME OF ASSIGNOR]

                                      By:__________________________________
                                           Name:
                                           Title:

                                      [NAME OF ASSIGNEE]

                                      By:___________________________________
                                           Name:
                                           Title:

                                      Address for Notices:
                                      [Insert]

---------------

     ** This date should be no earlier than the date of acceptance by the Program Agent.

                                      Accepted this _____ day of
                                      ______________, 200__

                                      JPMorgan Chase Bank, N.A.,
                                      As Program Agent

                                      By:  __________________________________
                                           Name:
                                           Title:

AGREED TO THIS ____ DAY OF _______, 200___:


[NAME OF ASSIGNOR'S ADMINISTRATIVE AGENT], as Administrative Agent


By:___________________________________
        Name:
        Title:

[HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., as Borrower


By:___________________________________
        Name:
        Title:](3)






---------------
     (3)  Borrower's consent only required in those instances set forth in
          Section 10.03 of the Agreement.

                                                                       EXHIBIT G


                            FORM OF JOINDER AGREEMENT

                  Reference is made to that certain Loan and Servicing Agreement dated as of April 30, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Harley-Davidson Warehouse Funding Corp., as the borrower (the "Borrower"), Harley-Davidson Credit Corp., as the servicer (the "Servicer"), the Conduit Lenders party thereto from time to time, the Committed Lender party thereto from time to time, the Administrative Agents party thereto from time to time, JPMorgan Chase Bank, N.A. ("JPMorgan"), as Program Agent and JPMorgan and Citicorp North America, Inc., as Syndication Agents. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement.

                  __________________ (the "New Administrative Agent"),
__________________ (the "New Conduit Lender"), __________________ (the "New
Committed Lender[s]"; and together with the New Administrative Agent and the New Conduit Lender, the "New Lender Group") and the Syndication Agents agree as follows:

                  1. The Borrower has requested that the New Lender Group become a "Lender Group" under the Loan Agreement.

                  2. The effective date (the "Effective Date") of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Syndication Agents and the Borrower and (ii) the date of this Joinder Agreement.

                  3. By executing and delivering this Joinder Agreement, each of the New Administrative Agent, the New Conduit Lender and the New Committed Lender[s] (i) confirms that it has received a copy of the Loan Agreement and such Facility Documents and other documents and information requested by it, and that it has, independently and without reliance upon the Borrower, the Servicer, any Lender, any Administrative or the Program Agent, and based on such documentation and information as it has deemed appropriate, made its own decision to enter into this Joinder Agreement; (ii) agrees that it shall, independently and without reliance upon the Borrower, the Servicer, any Lender, any Administrative Agent or the Program Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facility Documents;
(iii) appoints and authorizes the Program Agent to take such action as the program agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Program Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the other Facility Documents are required to be performed by it as an Administrative Agent, Conduit Lender and Committed Lender, respectively; (v) sets ___________ as the CP Rate for its Lender Group; and (vi), in the case of the New Conduit Lender and the New Committed Lender[s], appoints and authorizes the New Administrative Agent as its Administrative Agent to take such action as an administrative agent on its behalf and to exercise such powers under the Facility Documents, as are delegated to the Administrative Agents by the terms thereof together with such powers that are reasonably incidental thereto.

                  4. On the Effective Date of this Joinder Agreement, each of the New Administrative Agent, the New Conduit Lender and the New Committed Lender[s] shall join in and be a party to the Loan Agreement and, to the extent provided in this Joinder Agreement, shall be entitled to the rights and subject to the obligations of an Administrative Agent, a Conduit Lender and a Committed Lender, respectively, under the Loan Agreement. Schedule I to the Loan Agreement shall be amended and restated in its entirety as set forth on Schedule A hereto, and Schedule B to this Joinder Agreement sets forth the notice address for each of the parties in the New Lender Group.

                  5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  6. This Joinder Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

                  7. Any term or provision of this Joinder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Joinder Agreement or affecting the validity or enforceability of any of the terms or provisions of this Joinder Agreement in any other jurisdiction. If any provision of this Joinder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  8. Each member of the New Lender Group hereby agrees that it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Syndication Agents or the Borrower may reasonably request, to more fully evidence this Joinder Agreement or the transactions contemplated hereby. The Syndication Agents and the Borrower shall each be a third-party beneficiary of this Joinder Agreement.





                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.












NEW CONDUIT LENDER:                   [NEW CONDUIT LENDER]


                                      By:_________________________________
                                         Name:
                                         Title:




NEW COMMITTED LENDER[S]:              [NEW COMMITTED LENDER]


                                      By:_________________________________
                                         Name:
                                         Title:





NEW ADMINISTRATIVE AGENT:             [NEW ADMINISTRATIVE AGENT]


                                      By:_________________________________
                                         Name:
                                          Title:

Consented to this ___ day of ___________, 20__ by:


JPMORGAN CHASE BANK, N.A., as a Syndication
Agent and as Program Agent


By:_______________________
     Name:
     Title:



CITICORP NORTH AMERICA, INC., as a Syndication
Agent


By:_______________________
     Name:
     Title:



HARLEY-DAVIDSON WAREHOUSE
FUNDING CORP., as the Borrower


By:_______________________
     Name:
     Title:

                                   Schedule A

                                       to

                                Joinder Agreement




                              Dated ______ __, 20__


[_____] Lender Group

Administrative Agent:                [___________]
Conduit Lender:                      [___________]
Conduit Lending Limit:               $[__________]
Committed Lender:                    [___________]
Commitment:                          $[__________]
Lender Group Limit                   $[__________]
Reference Bank:                      [___________]


[_____] Lender Group

Administrative Agent:                [___________]
Conduit Lender:                      [___________]
Conduit Lending Limit:               $[__________]
Committed Lender:                    [___________]
Commitment:                          $[__________]
Lender Group Limit                   $[__________]
Reference Bank:                      [___________]



[_____] Lender Group

Administrative Agent:                [___________]
Conduit Lender:                      [___________]
Conduit Lending Limit:               $[__________]
Committed Lender:                    [___________]
Commitment:                          $[__________]
Lender Group Limit                   $[__________]
Reference Bank:                      [___________]

                                   Schedule B

                                       to

                                Joinder Agreement

                              Dated ______ __, 20__

                              ADDRESSES FOR NOTICES



NEW ADMINISTRATIVE AGENT
[----------]



NEW CONDUIT LENDER
[----------]



NEW COMMITTED LENDER
[----------]

                                    Exhibit H

                                   [Attached]

                        CUSTODIAL ACCESS LETTER AGREEMENT
                              Dated April 30, 2009


To:               Iron Mountain Information Management, Inc. ("Iron Mountain")
                  Address:
                  Attn:
                  Tel:
                  Fax:

From:             Harley-Davidson Credit Corp. ("Customer")
                  Attn:  Perry Glassgow, 3850 Arrowhead Drive,
                         Carson City, NV 89706
                  Tel:  (888) 691-4337
                  Fax:  (775) 886-3490

                  Harley-Davidson Warehouse Funding Corp. ("Borrower")
                  Attn:  Perry Glassgow, 222 West Adams Street,
                         Suite 2000, Chicago, IL 60606
                  Tel:  (312) 368-9501
                  Fax:  (312) 368-4372

For:              JPMorgan Chase Bank, N.A. ("Agent")
                  Attn:  Asset-Backed Securities, 1 Chase Plaza,
                         13th Floor, Suite IL1-0079,
                         Chicago, IL 60670
                  Tel: (312) 732-7206
                  Fax: (312) 732-1844

The Agent, a national banking association, for itself and for the Lenders referred to below, has entered into a Loan and Servicing Agreement, dated as of April 30, 2009 (which agreement, as it may be modified, supplemented, extended, replaced or renewed, is referred to herein as the "Loan Agreement") with Borrower, a Nevada corporation, the Customer, a Nevada corporation, the conduit lenders party thereto (the "Conduit Lenders"), the committed lenders party thereto (the "Committed Lenders" and, together with the Conduit Lenders, the "Lenders"), the administrative agents party thereto, and the syndication agents party thereto. The Loan Agreement provides, subject to its terms and conditions, for extensions of credit to be made by the Lenders to the Borrower as therein provided. Under the related Amended and Restated Receivables Sale Agreement, dated as of April 30, 2009, Customer has sold certain receivables (the "Receivables") and related documents (the "Loan Files") to the Borrower. Under the Loan Agreement, Borrower has granted to the Agent, for the benefit of the Lenders and certain other parties identified in the Loan Agreement, a first priority security interest in and to all of its assets and properties (including, but not limited to, the Collateral as defined therein), including the Receivables and the Loan Files. Under the Loan Agreement, the Customer will act as servicer of the Receivables.

Iron Mountain now has, or from time to time will have, in its possession or under its control, physical materials relating to the Receivables and the Loan Files including, without limitation the original promissory notes evidencing the Receivables and other documentation related thereto (all of the foregoing being hereinafter called the "Collateral").

1. Iron Mountain acknowledges, for the benefit of Agent for itself and for the Lenders, that Customer has been granted access rights (as hereinafter set forth) in and to certain items and materials on deposit with Iron Mountain, such deposit being pursuant to the terms of a certain Customer Agreement between Iron Mountain and the other signatories thereto, dated February 26, 2004, as it may be modified, supplemented, extended or renewed ("Records Management Agreement"). This Custodial Access Letter Agreement constitutes notice to Iron Mountain that the Customer has sold the Receivables and Loan Files to the Borrower, that Customer will continue to service the Receivables for the Borrower and the Lenders and that, as security for the indebtedness of Borrower to the Lenders under the Loan Agreement (the "Indebtedness"), Borrower has granted to the Agent, for itself and for the Lenders, a security interest in and to all or substantially all of its assets. In addition, Customer has granted access rights to the Collateral to the Agent pursuant to the Loan Agreement.

2. Customer will provide irrevocable electronic access to the Loan Files (to the extent Customer has such access) to Agent by providing Agent with access codes permitting Agent to access the Loan Files using Iron Mountain's web-based electronic records system until such time as this Agreement is terminated in accordance with its terms.

3. Unless and until Iron Mountain receives a written notice from Agent, to the effect that all of the Indebtedness and all of the obligations (other than contingent obligations not then due) to Agent and the Lenders under the Loan Agreement have been paid and performed in full (the Indebtedness and said obligations being herein collectively referred to as the "Obligations"), the following shall apply:

A. Customer, Borrower and Agent hereby appoint Iron Mountain as the custodian of the Collateral that may from time to time come into its possession or under its control, and Iron Mountain agrees to hold all such items of the Collateral, subject to the terms and conditions of the Records Management Agreement, except to the extent that such terms and conditions of the Records Management Agreement shall be in conflict with the terms and conditions set forth in this Custodial Access Letter Agreement, in which event, the terms and conditions set forth herein shall prevail.

B. Iron Mountain will keep all such items of Collateral at its storage facilities located at the addresses set forth below, and will not deliver any of such Collateral except as may be permitted hereunder; provided that the specific type of Collateral set forth below opposite the address of a particular storage facility shall only be permitted to be located at such storage facility, unless Agent, Borrower and Customer otherwise agree in writing, and Iron Mountain shall not forward or move any Collateral of any type to any storage facility other than the one designated for such type of
     Collateral:










 Type of Collateral              Storage Facility Address

        All                      640 Maestro Drive, Suite 112
                                 Reno, NV 89511







C. Unless and until Iron Mountain shall have received written notice from the Agent to the contrary (which notice the Agent agrees, solely for the benefit of the Borrower, shall not be delivered while an Event of Termination (as defined in the Loan Agreement) does not exist), Iron Mountain will permit Customer, Customer's affiliates and designees of Customer and/or its affiliates to have access to the Loan Files, which Customer agrees shall only be utilized in a manner that does not conflict with the Loan Agreement.

D. On receipt of the notice contemplated in Section 3C above (without further investigation and without any duty to inquire with Customer, Agent, or any other party), Iron Mountain agrees to hold all items of Collateral within its possession or under its control as custodian, subject only to the written order of Agent.

4. Customer agrees with Agent to cause all of the Collateral delivered to it pursuant to Section 3C to be returned to Iron Mountain as soon as commercially practicable.

5. Iron Mountain agrees to hold the Collateral in accordance with the terms set forth in this Agreement, until such time as Agent notifies Iron Mountain as provided in Section 3 above that Agent no longer has any rights under this Agreement. After receipt of the notice contemplated in Section 3C above, Iron Mountain will cause to be delivered or made available to Agent or its nominee, as the case may be, the Collateral and all physical properties thereof in Iron Mountain's possession or under its control for the purpose of enabling Agent to deal with the same pursuant to the Loan Agreement.

6. Customer and Borrower hereby irrevocably waive any claim for damages or otherwise which Customer or Borrower may have against Iron Mountain for any acts which Iron Mountain may take pursuant to the terms of this Agreement, including, without limitation, those taken at the direction of the Agent pursuant hereto.

A. The rights of Iron Mountain against Customer shall be limited to Iron Mountain's charges for storage, work, labor and related storage management services ordered by and rendered for Customer, and the materials ordered by and furnished to Customer solely in connection with the terms of the Records Management Agreement. All such services and materials ordered by Customer shall be at the expense of Customer and Iron Mountain agrees to look solely to Customer for payment of such charges as may be incurred. The Agent shall not be responsible for any such charges, except for materials and services ordered by Agent.

B. Customer and Agent hereby acknowledge and agree that Iron Mountain's liability in the event of loss or destruction of, or damage to, the Collateral is limited as set forth in the Records Management Agreement.

C. The rights of Iron Mountain shall be subordinate to the rights and security interest granted to Agent in respect of the Collateral; and the rights of Iron Mountain against Customer shall be limited to Iron Mountain's normal and customary charges for services ordered by and rendered for Customer, and the materials ordered by and furnished to Customer solely in connection with the Collateral.

D. Agent agrees to give prompt written notice to Iron Mountain if, and when, the Obligations have been satisfied and Agent's security interest in the Collateral has terminated. Upon receipt of such written notice, Iron Mountain's obligations hereunder shall terminate and Iron Mountain shall thereafter hold the Collateral constructively for Customer and shall thereafter deal with the Collateral solely upon and subject to the instructions of Customer.

II. All notices, requests and other communications provided for in this Agreement shall be given or made in writing, delivered to the intended recipient at the address specified below its name on the address blocks on the first page hereto, or as to any party, at such other address as shall be designated by such party in a notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telecopier with evidence of receipt by the addressee (and confirmed in writing via United States first class mail) or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as set forth above.

III. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Each of Iron Mountain and Customer can assign its obligations under this Agreement only with the prior written consent of Agent. Iron Mountain may terminate its obligations under this Agreement and the related Records Management Agreement upon providing not less than sixty (60) days' notice to both Customer and Agent.

IV. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements executed and wholly to be performed therein. No amendment to his Agreement shall be effective unless in writing and signed by each party hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

V. Each of Customer and Iron Mountain hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of all legal proceedings arising out of or relating to his Agreement or the transactions contemplated by this Agreement. Each of Customer and Iron Mountain irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

VI. This Agreement supersedes and replaces that certain Custodial Access Letter Agreement dated January 26, 2009 by and among the parties hereto.

Very truly yours,

HARLEY-DAVIDSON CREDIT CORP., as the Customer

By: /s/ Perry A. Glassgow
    -------------------------------------------------

Its: Vice President, Treasurer and Assistant Secretary


HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., as the Borrower

By: /s/ Perry A. Glassgow
    -------------------------------------------------

Its: Treasurer and Assistant Secretary

ACCEPTED AND AGREED:

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

By: /s/
    ----------------------------------------------------------

Its: Executive Vice President



JPMORGAN CHASE BANK, N.A., as the Agent

By: /s/ Brian K. Honda
    -------------------------------------------------
      Brian K. Honda

Its: Vice President

                                    Exhibit I

3-Year Credit Agreement, dated as of July 16, 2008, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto, JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender, Citibank, N.A., as syndication agent, and ABN Amro Bank N.V., BNP Paribas and Deutche Bank AG, New York branch, as documentation agents. (previously filed by the Company on July 22, 2008 as Exhibit 4.1 to Current Report Form 8-K, Dated July 16, 2008 and is hereby omitted)

Amendment No. 1, dated as of April 30, 2009, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent, to 3-Year Credit Agreement dated as of July 16, 2008 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender. (filed by the Company on May 6, 2009 as Exhibit 4.1 to Current Report Form 8-K, Dated April 30, 2009)

364-Day Credit Agreement, dated as of April 30, 2009, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent. (filed by the Company on May 6, 2009 as Exhibit 4.2 to Current Report Form 8-K, Dated April 30, 2009)